As filed with the Securities and Exchange Commission on December 17, 2021

Registration No. 333-253160

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AppTech Payments Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7389	66-0847995
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5876 Owens Avenue

Suite 100

Carlsbad, California 92008

(760) 707-5959

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Luke D’Angelo

Chief Executive Officer

5876 Owens Avenue

Suite 100

Carlsbad, California 92008

(760) 707-5959

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew M. Tucker, Esq. Nelson Mullins Riley & Scarborough LLP 101 Constitution Ave NW, Suite 900 Washington, DC 20001 Telephone: (202) 689-2800	Ross Carmel, Esq. Philip Magri, Esq. Carmel, Milazzo & Feil LLP 55 W 39th Street, 18th Floor New York, NY 10018 Telephone: (212) 658-0458

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Units consisting of shares of Common Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock included as part of the Units (2)(3)		$17,250,000	$1,599.08
Common Stock included as part of the Units (4)	$		$—
Warrants to purchase shares of Common Stock included as part of the Units (3)(4)		$—	$—
Shares of Common Stock issuable upon exercise of the Warrants (5)		$21,570,871	$1,999.62
Total (6)		$38,820,871	$3,598.70

(1)	In the event of a stock split, stock dividend, or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act.
(2)	Each Unit consists of one share of Common Stock and one Warrant, each Warrant is exercisable for one share of Common Stock at a price per share equal to 125% of the public offering price per Unit.
(3)	Includes shares and Warrants that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any (the “Over-Allotment Option”).
(4)	In accordance with Rule 457(i) under the Securities Act, because the shares of the registrant’s common stock underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.
(5)	Includes shares of common stock which may be issued upon exercise of additional Warrants which may be issued upon exercise of the Over-Allotment Option.
(6)	The registrant previously paid $3,678.85 in connection with a prior filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated December 17, 2021

2,912,621 Units

Each Unit Consisting of

One share of Common Stock and

One Warrant to Purchase One Share of Common Stock

 APPTECH PAYMENTS CORP.

This is a firm commitment underwritten public offering of units (the “Units”) of AppTech Payments Corp., a Delaware corporation (the “Company,” “we,” “us,” “our”). We expect the initial public offering price to be between $4.15 and $6.15 per Unit. Each Unit consists of one share of common stock, $0.001 par value per share, and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of common stock from the date of issuance until the fifth anniversary of the date of issuance at an exercise price of $6.44 per share (each a “Warrant Share” and collectively, the “Warrant Shares”), constituting 125% of the price of each Unit sold in this offering based on an assumed initial offering price of $5.15 per Unit, the midpoint of the range. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

We are a fully reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock is currently traded on the OTC Markets under the Symbol “APCX.” As of December 15, 2021, the reported closing price for our Common Stock as quoted on the OTC Markets was $1.24 per share ($11.78 per share, assuming a reverse stock split of 1-for-9.5). There is currently no public market for the offered Warrants. We have been approved to list our common stock and the Warrants on the Nasdaq Capital Market, or Nasdaq, under the symbols “APCX” and “APCXW,” respectively.

The offering price of the Units will be determined between us and EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters in connection with this offering, taking into consideration our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and will not be based upon the price of our common stock on the OTC. Therefore, the assumed public offering price of the Units used throughout this prospectus may not be indicative of the actual public offering price for our Units.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed 1-for-9.5 reverse stock split of our outstanding common stock and treasury stock to occur concurrently with the effective date of the registration statement of which this prospectus is a party and prior to the closing of this offering.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the material risks of investing on our securities under the heading “Risk Factors” beginning on page 13 of this prospectus as well as other information contained in this prospectus before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$
Underwriting discount (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for additional information regarding total underwriter compensation. The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) Warrants underlying the Units in this offering and (ii) the Over-Allotment Option.

We have granted the underwriters a 45-day option to purchase up to 873,786 additional shares and/or Warrants, solely to cover over-allotments, if any (the “Over-Allotment Option”). If the underwriters exercise the Over-Allotment Option in full, the total underwriting discounts payable by us will be $1,380,000 and the total proceeds to us, before expenses, will be $ 15,870,000.

The underwriters expect to deliver the securities against payment to the investors in this offering on or about _____, 2021.

Sole Book-Running Manager

EF HUTTON

division of Benchmark Investments, LLC

The date of this prospectus is _________, 202__.

Neither we nor the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, not is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or in any free writing prospectus is only accurate as of its date, regardless of its time of delivery or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus and any such free writing prospectus outside of the United States.

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

MARKET DATA

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” and elsewhere in this prospectus. Some data are also based on our good faith estimates.

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this prospectus in its entirety, including the “Risk Factors,” “Special Note Regarding Forward Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements in each case included in this prospectus.

As used in this prospectus, unless the context otherwise requires, references to “AppTech,” the “Company,” “we,” “us” and “our” refer to AppTech Payments Corp.

Our Company

Overview

Through our scalable cloud-based platform architecture and infrastructure coupled with our commerce experiences development and delivery model, we intend to simplify and streamline digital financial services for corporations, small and midsized enterprises (“SMEs”) and consumers. We will accomplish this through innovative omnichannel payment and digital banking technologies that complement our core merchant services capabilities. We believe there is opportunity to generate significant revenue for the Company the near future by providing innovative commerce solutions and experiences that resonate with clients, their customers, and the market as a whole. Further, our soon to be launched modular platform will equip forward-thinking financial institutions, technology companies, and SMEs with operational efficiencies, such as automated financial controls and reconciliation in addition to manual administration.

Today, our Company’s merchant services solutions provide financial processing for businesses to accept cashless and/or contactless payments, such as credit cards, ACH, wireless payments, and more. Our patented, exclusively licensed, and proprietary merchant services software will offer, new integrated solutions for frictionless digital and mobile payment acceptance including acceptance of alternative payment methods (“APMs”). We are extending and enhancing these capabilities with software that solves for multi-use case, multi-channel, API-driven, account-based issuer processing for card, digital tokens, and payment transfer transactions. Our scalable business model allows for expansive white-labeling, SaaS, and embedded solutions that will drive the digital transformation of financial services and generate diverse revenue streams for our company.

The financial services industry is going through a period of intensive change driven by the advancement of technology, the adaptation to societal changes resulting from COVID-19, and the rapid rise of contactless transactions. End-users expect ease of use and an enhanced user experience in all their daily financial interactions. In this rapidly evolving digital marketplace, our prospective clients, such as merchants and independent software vendors (“ISVs”), have broad and frequently changing requirements to meet consumer expectations and operational efficiencies to maintain their competitive edge.

Providing basic payment acceptance and “lowest price” models is no longer the winning formula to support the market. These entities recognize that staying competitive in the digital age requires a partner with a platform and services capable of delivering flexibility and growth while streamlining operations to continually deliver increased revenue and profitability opportunities. Our pricing is extremely competitive, but we believe the value we create for financial institutions, technology companies, and SMEs through our technology, deployment model, services and consultative approach will create true differentiation from our competitors.

Our global financial services platform architecture and infrastructure is designed to be flexible and configurable to meet current and future market needs. This will empower our clients to take advantage of future platform development and new innovative digital financial solutions by leveraging off-the-shelf experiences and consuming our APIs. Additionally, by taking a holistic view of all aspects of our clients’ business, including risk, volume, user experience, integration capabilities and technical needs, we will create optimal and extensible financial technology solutions at a rapid pace.

Through exclusive licensing and partnership agreements to complement our patented technology capabilities, we believe we will become leaders in the embedded payment and digital banking sectors by supporting digital, tokenized, multi-channel, embedded API-driven transactions. We intend to accelerate this position through the integration of our merchant services and a secure text payment solution with extensive digital account-based and multi-channel issuer payment processing capabilities. We believe that this will enable us to provide our clients an end-to-end payment acceptance and digital banking solution powering straight-through processing and embedded payment opportunities in the B2B space. We expect to support clients through the development of custom and off-the-shelf experiences by delivering these solutions through public APIs and Webhooks.

A key to the company’s success and market penetration is the continued development of enterprise-grade, patent protected software for SMS text payments via a mobile device. Our patented technology manages text messaging for processing payments, notification, response, authentication, marketing, advertising, information queries and reports. Once an account is established through a multi-currency digital wallet, neither internet connectivity nor a specific application is required to process payments between merchants and end-users. These features will be particularly beneficial for unbanked and under banked individuals in developing or emerging markets where access to the internet on a mobile device and modern banking institutions may not be readily available. In addition, our software platform will extend merchants’ marketplace capabilities by creating new avenues and channels to request and receive frictionless, digital payments and engaging end-users by utilizing a familiar, convenient, and widely adopted technology.

We believe our technologies will greatly increase the adoption of mobile payments and alternate banking solutions in sectors that must quickly adapt and migrate towards new technologies that facilitate convenient and safe contactless payments. To survive and succeed in this environment, businesses need to adopt new technologies to engage, communicate and process payments with their customers from a supplier that widely supports innovation and adaptation as the industry evolves. By embracing technological advancement in the payment and banking industries, we are well-positioned to meet the growing needs of existing and prospective clients and intend for our current and future products to be at the forefront of solving these accelerated market needs.

We are also expanding upon our financial technology foundation into the telehealth and remote patient monitoring sectors in response to cultural shifts and new healthcare demands of society. We have identified a need for the integration of payment acceptance technologies into the burgeoning telehealth sector. We believe this sector’s focus to date has been on providing health-related telecommunications but the way in which fees and payments for these services are requested and accepted is being overlooked. We intend to fill this identified shortfall by developing technologies and payment-related services to aid companies providing telehealth solutions. Through a strategic partnership, we plan to help bring to market personal emergency response and remote patient monitoring services and equipment to help ensure the safety of elderly and injured or sick patients while providing peace of mind to family members, care givers and retirement communities. These solutions increase patients’ access to comprehensive care options and allow medical teams to intervene in a timely manner to avoid more serious health concerns. By providing financial and administrative services we will have the opportunity to receive substantial revenue share from recurring revenue billed through Medicare with the potential for substantial growth and substantial profit margins.

Industry Background

 The financial technology and payment processing industries are an integral part of today’s worldwide financial structure. The electronic payments industry is massive, with growth fueled by powerful long-term trends that continue to increase the acceptance and use of electronic payments compared to paper-based payments. According to The Nilson Report, purchase volume on credit, debit and prepaid cards in the United States was approximately $6.1 trillion in 2018 and is estimated to reach nearly $10.4 trillion by 2027, a compound annual growth rate, or CAGR, of 6.1%.1

 According to American Banker, banking and financial services incumbents are failing to compete on customer experience, which is a weakness fintechs are very successfully exploiting.2 In fact, based on a 2019 PwC Global Fintech Report, industry executives believe that 25% or more of their business could be at risk of being lost to standalone fintechs within five years.3 Furthermore, according to Allied Market Research, The global digital banking platform market size was valued at $3.95 billion in 2019 and is projected to reach $10.87 billion by 2027, growing at a CAGR of 13.6% from 2020 to 2027.4 All of this research and expert opinion provides a clear picture of the opportunities ahead for fintechs that can provide innovative commerce solutions and experiences that resonate with clients, their customers and the market as a whole.

According to a Walker report, customer experience will overtake price and product features as the key brand differentiator this year. Moreover, according to research from PwC, an immersive and engaging customer experience drives more customer spending.5 In fact, 86% of buyers are willing to pay more when immersed in a great customer experience - Experience outweighs cost.

The payment processing industry continues to evolve rapidly based on the application of new technology and changing customer needs. Changes in technology have allowed for new payment methods, such as mobile and contactless payments which is driving demand for new innovative solutions to meet consumer expectations. This results in businesses increasingly being required to deliver new, convenient methods of interacting with their customers to ensure loyalty and repeat business. As consumers continue to integrate mobile devices into their lives, there will be increased demand to conduct business on these devices. According to Global Industry Analysts, the global mobile payment market was valued at $1,449.56 billion in 2020 and is expected to reach over $5,399.6 billion in 2026 with growth at a CAGR of 24.5% over the forecast period (2021 - 2026).6

GSMA Intelligence reported in 2019 that globally, there are more than 9.2 billion mobile connections and 5.1 billion mobile subscribers with text messaging capabilities.7 Statista asserted that just over 3.9 billion of these devices have access to mobile internet.8

1 Nilson Report – Payment Cards in the U.S. Projected, October 2020.

2 American Banker and Monigle, Humanizing the Bank Customer Experience, 2021.

3 PricewaterhouseCoopers, LLP– Global Fintech Report, 2019.

4 Allied Market Research – Digital Banking Platform Market Size to Hit $10.87 Billion by 2027, at 13.6% CAGR, October 2020.

5 Walker Resources – Customers 2020: A Progress Report.

6 Global Industry Analysts – Consumer Mobile Payments – Global Market Trajectory and Analytics, October 2021.

7 GSM Association – The State of Mobile Internet Connectivity 2019.

8 Statista Research Department – Mobile Internet Usage Worldwide – Statistics and Facts, July 2021.

The pandemic environment of 2020 added fuel to the fire and accelerated these trends in a way no one could have predicted. An Accenture study found that a total of 2.7 trillion transactions worth $48 trillion shifted from cash to other forms of payments, representing a $300 billion opportunity for payment providers. The pandemic also narrowed the generational gap between digital payment preferences, with nearly two thirds (64%) of consumers saying they used contactless cards during the pandemic.

Telehealth uses information and communication technology to overcome distance barriers and improve access to healthcare. According to Fortune Business Insights, the global telehealth market size was valued at $61.40 billion in 2019 and is projected to reach $559.52 billion by 2027, exhibiting a CAGR of 25.2% during the forecast period. Reports and Data reported the remote patient monitoring market is forecast to reach $2.14 billion by 2027 with a CAGR of 14.1%.

Our Competitive Strengths

We believe our adaptable technology stack and product offerings differentiate us from our competitors. Our products and solutions help to eliminate much of our sector’s reliance on legacy payment rails and financial systems. The design and delivery are not being restricted by antiquated foundational technology. Management believes the applicability and frictionless nature of our products will offer an immediate impact on the digital financial services industry. Further, the solutions we intend to deliver to our clients will be driven off user-centered design principles to providing seamless, best-in-class experiences to the end-user.

Digital transformation is complex for most companies sighting such concerns around shifting company culture, legacy systems, rigidity of platforms and processes, inefficiencies in skillsets and knowledge. Additionally, even when these companies see the value in digital transformation, often these companies face an inability to properly shift resources to new technology while maintaining customers on existing platforms. Non-discretionary spend required to “keep the lights on” outweighs leadership’s ability to invest in future technology which results in a vulnerabilities and competitive threats.

Our financial services platform is intended to empower our clients with an extensible, adaptable framework capable of dynamically solving challenges found across the financial services industry. Further, this ability will allow us to drive deeply and expediently into specific market segments to solve problems that we find to be a continued burden on our client’s and their customer base. Based on market, client and end-user research and discovery, it is expected that these unique solutions produced for client’s will be highly leverageable across these segments to deliver experiences at scale while producing rapid revenue and profitability.

As we increase our client base and deployment of solutions to meet our client’s specifications, we will continue to grow these “off-the-shelf” experiences that will ultimately lower our development costs while increasing speed to market. In addition, we are positioned to utilize this model to grow industry partnerships and app marketplace plugins thus further leveraging our capabilities and market reach.

Founded on a modern core platform backed by an intelligent financial technology framework, our ability to rapidly deploy solutions and experiences that are otherwise cumbersome, expensive and often fall short of expectations will prove successful. Once launched, our position is to penetrate deep into certain segments to build a model that will directly drive growth. Gaining robust insights in these segments while delivering best-in-class experiences will also produce future opportunities to expand our off-the-shelf solutions to other verticals or sub-verticals that are challenged with solving similar problems.

While our core foundational platform will continue to adapt and grow based on new innovations, we will soon launch into the market with an extremely robust and innovative set of secure digital banking and payments features and functionality. This will allow us to quickly deliver the future of digital finance to meet the demands of the markets we intend to serve without the deployment burdens encumbering the market today.

Additionally, the patent protection to some of our products is uncommon within the fintech industry. This protection prevents competitors from replicating our products to carve away at our anticipated market share. Therefore, backing our text payment and lead generation products with patents strengthens the viability of such products by limiting direct competition and strengthening strategic partnerships. It is expected that we will also expand our patent portfolio through new innovations and acquisitions.

Our patent protected text payment system’s anticipated capabilities also set us apart. By creating a product that permits mobile payments without the need for a data plan, internet or an application -after an initial account is established-, we will have the unique ability to extend our customer base to target unbanked and underbanked individuals primarily in developing or emerging markets. Integrating consumers that are not traditionally included in the payment space will allow us to have a larger potential market than many of our competitors.

Our Growth Strategy

We intend to grow by leveraging our existing IP, continually developing products and solutions, establishing strategic partnerships and seeking selective acquisitions that uniquely complement our core business to meet growing market demand. From traditional merchant accounts to customizable inbound and outbound payment solutions, we intend to modernize and enhance the payment processing and digital banking capabilities for businesses throughout the world. Our business objective is to generate revenue based on licensing and subscription fees, transactional processing fees, product line growth, and continual advancement of our IP portfolio.

Our target market is forward-thinking financial institutions, technology companies, and SMEs seeking to broaden their distribution through the addition of digital omnichannel payments and digital banking technologies. We will serve these markets by reducing integration complexity and streamlining their integrated financial services capabilities.

SMEs generally lack the resources of large enterprises to invest heavily in technology. As a result, they are more dependent on service providers, like AppTech, to handle critical functions including payment acceptance and other support services and are likely to be early adopters of new services that will further increase their efficiency and drive growth. Additionally, we are targeting financial institutions looking to maintain their ability to compete by digitizing their financial services offerings to meet market demand. By enhancing their customer’s user experience through the development of innovative and user centric multi-channel, multi-currency, digital financial products, they will be able to maintain customer loyalty.

We intend to support a multi-method distribution model to achieve our vision. By providing delivery flexibility, we can rapidly engage and develop the right go-to-market strategies. As previously mentioned, not only are off-the-shelf solutions available, but we also offer embedded experiences that can be deployed using a growing portfolio of Open and Private APIs for developers to build unique experiences based on business cases and requirements.

Further, by offering clients a full array of marketing technology services, omnichannel payments and digital banking technologies, we will enable them to better interact with their customers and provide additional, dynamic means of processing both inbound and outbound financial transactions.

Businesses’ financial technology needs are increasingly complex. As electronic and mobile commerce continues to grow, businesses have no alternative but to use technology to better meet customer’s expectations. We believe that delivering innovative, adaptive, scalable, and operationally efficient products that meet their financial services needs will result in rapid market penetration for our anticipated products launches.

While leveraging new technology is vital to our growth plan, it is equally important that the technology is relevant and seamlessly fits into and benefits our end-user’s daily lives. Consumers are sometimes reluctant to alter their typical routines, especially when it relates to financial services. The anticipated launch of our text payment system and broader digital banking and payments solutions will meet both needs. We will offer financial technologies that do not rely on legacy rails thus increasing the opportunity to improve the end-user’s digital experiences. Once properly developed and rolled out, we anticipate rapid adoption.

We seek to grow our business by pursuing the following strategies:

●	Increasing our customer base by offering unique and compelling, patent protected technology solutions;

●	Driving growth in our merchant services business through new and flexible technologies, including our secure text payment system, that will enable our customers to adapt to a rapidly changing marketplace;

●	Rolling-out our API-driven, account-based, issuer processing solution for card, digital token, and payment transfer transactions that will enable us to target multi-currency and multi-channel digital banking and embedded B2B payment opportunities;

●	Providing advanced technology to our clients to engage end-users via lead generation and text marketing services to enable businesses to better communicate with their customers and integrate our full suite of products;

●	Maintaining technological leadership by continuing to innovate and improve our scalable, extensible, cloud-based technology;

●	Pursuing strategic acquisitions, investments, or partnerships to complement and bolster our suite of fintech products;

●	Creating cross-selling synergies through white-labeling or SaaS distribution enabling us to provide a holistic suite of products and services to financial institutions, technology companies, and SMEs;

●	Utilizing a scalable business model to eliminate certain barriers to rapid growth; and

●	Expanding into the telehealth sector by offering advanced remote patient monitoring technologies.

 Our market growth strategies will focus on the following elements: (1) new product development and delivery (2) market penetration (3) market expansion (4) IP, strategic acquisitions, and partnerships.

It is imperative that upon entrance into the market with the new platform, we focus on delivering an enhanced experience to our existing digital client base. As we roll this out, we will also continue discussions with our current and continually evolving pipeline of prospects to understand these opportunities and the value that we can bring to solve their needs. This strategy also provides growth opportunities with these clients, increases customer satisfaction and potential referrals, and produces valuable feedback into our product prioritization and roadmap.

Maintaining focus to deliver our technology to selective target market segments also allows us to deliver a deeper, more targeted set of solutions and experiences. In turn this will grow our knowledge within these select segments that will translate into further innovation and market penetration.

This continual development process will contribute to our overall strategy of delivering new, innovative technologies and solutions. It is expected that bringing these to market will expand opportunities in complimentary and new market segments. Given the Platform’s flexibility and a la carte capabilities, adapting these solutions and delivering new experiences is a core tenant to growth.

In addition, core to our values and strategy is the opportunity for growth through intellectual property. This is inclusive of the existing patent portfolio while also coupled with future innovation. It is also important to continually evaluate new technologies, market entrants and complimentary solutions to ensure continued growth. We expect that this will include strategic acquisitions of complimentary offerings and portfolio customers, while also focusing on strategic partnerships where we find synergy in our vision.

With years of fintech experience and a deep understanding of the industry, management believes we can leverage this expertise, industry contacts and past clients to accelerate market penetration. Engaging individuals with the ability to integrate our products may prove invaluable. Further, through our channel partnerships, we have an expansive network of potential clients that continue to show interest in our strategy and opportunity to embed our financial technologies into their solutions.

Management believes there are substantial opportunities in emerging and developing markets for our anticipated products. Our mobile payment and digital banking solutions offer innovative avenues to unbanked and underbanked communities to transact and provide remittances. Further, since internet connectivity is not required for our text payment solution, individuals with limited internet access will still be able transact. These two factors could open our products to markets with immense growth potential.

With our in-house expertise and our internationally experienced and proven team of subject matter experts via our partnership with Infinios Financial Services BSC’s (formally NEC Payments), we are focused on resources on delivering growth using the strategies described above. Both teams operate together in full confidence that the business is being powered by innovative technology IP running on robust, secure and scalable cloud infrastructure. We expect to continue the innovative development of the core platform while also developing alongside targeted market segments and clients to deliver productized, secure and scalable solutions and experiences.

Management also believes our partnership with Silver Alert Services, LLC will be the initial foothold for our expansion in the telehealth sector. Our strategic partnership providing financial services in support of their remote patient monitoring devices provides the opportunity to create substantial revenue. However, with the emergence of new telehealth platforms and the rapid shift towards e-visits, many of which require a private payer model, we believe our payment acceptance technology, specifically our embedded capabilities will have widespread application in the sector.

Risks Associated with our Business

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the section titled “Risk Factors” following this prospectus summary. These risks include, but are not limited to, the following:

●	our going concern and history of losses;

●	uncertainty associated with anticipated launch of our financial services platform and other potential advanced payment solutions we intend to launch in the future;

●	substantial investment and costs associated with new potential revenue streams and their corresponding contractual obligations;

●	dependence on third-party channel and referral partners, who comprise a significant portion of our sales force, for gaining new clients;

●	a slowdown or reduction in our sales in due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances;

●	uncertainty regarding our ability to achieve profitability and positive cash flow through the commercialization of the products we offer or intend to offer in the future;

●	dependence on third-party payment processors to facilitate our merchant services capabilities;

●	delay in or failure to obtain regulatory approval of our financial services platform or any future products in additional countries;

●	our ability to operate our business while timely making payments pursuant to our loan agreements;

●	our need to raise additional financing to fund daily operations and successfully grow our Company;

●	our ability to retain and recruit appropriate employees, in particular a productive sales force;

●	current and future laws and regulations;

●	general economic uncertainty associated with the COVID-19 pandemic;

●	the adverse effects of COVID-19, and its unpredictable duration, in regions where we have customers, employees and distributors;

●	the adverse effects of COVID-19 on processing volumes resulting from (a) limitations on in-person access to our merchants’ businesses or (b) the unwillingness of customers to visit our merchants’ businesses;

●	the possibility that the economic impact of COVID-19 will lead to changes in how consumers make purchases that we are unable to monetize; and

●	the other factors described in “Risk Factors.”

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTC Markets under the symbol “APCX.” In connection with this offering, we have been approved to list our common stock and the Warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbols “APCX” and “APCXW,” respectively. We expect to list our Common Stock and Warrants upon consummation of the offering, at which point our Common Stock will cease to be traded on the OTC. Nasdaq’s listing requirements for the Nasdaq Capital Market include, among other things, a stock price threshold. As a result, prior to effectiveness of our registration statement of which this prospectus is a part, we will need to take the necessary steps to meet Nasdaq’s listing requirements, including, but not limited to effectuating a reverse split of our Common Stock (as further discussed below).

Reverse Stock Split

We intend to effect a reverse stock split of our common stock at a ratio of 1-for-9.5 at the time of the effectiveness of the registration statement of which this prospectus forms a part and prior to the closing of this offering. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion or exercise prices of our issued and outstanding convertible securities, stock options and warrants will be adjusted accordingly. All information presented in this prospectus other than in our consolidated financial statements and the notes thereto assumes a 1-for-9.5 reverse stock split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price or exercise price data set forth in this prospectus have been adjusted to give effect to such assumed reverse stock split.

Corporate Information

We were originally formed as a Florida corporation on July 2, 1998 as Health Express USA, Inc. On August 29, 2005, we changed our name to CSI Business, Inc and reincorporated as a Nevada corporation. On September 15, 2006, we changed our name to Natural Nutrition Inc. On October 27, 2009, we changed our name to AppTech Corp. We filed Articles of Domestication to change the domicile of the Company from Nevada to Wyoming on July 18, 2011. We reincorporated in Delaware on December 13, 2021 and changed our name to AppTech Payments Corp. Our principal executive offices are located at 5876 Owens Avenue, Suite 100, Carlsbad, California 92008. Our phone number is (760) 707-5959. Our website address is www.apptechcorp.com. We do not incorporate the information on or accessible through our website into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Offered Securities:	2,912,621 Units, each Unit consisting of one share of our Common Stock and one Warrant to purchase one share of our Common Stock from the date of issuance until the fifth anniversary of such date for an assumed $6.44 per share (125% of the assumed $5.15 public offering price of one Unit, the midpoint of the price range set forth on the cover page of this prospectus). The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants underlying the Units are immediately separable upon issuance and will be issued separately in this offering.

Offering Price per Unit (assumed):	Assumed $5.15 per Unit, the midpoint of the price range set forth on the cover page of this prospectus.

Over-Allotment Option:	We have granted the underwriters a 45-day option to purchase up to an aggregate of 436,893 additional shares and/or436,893 additional Warrants at the public offering price, less underwriting discounts and commissions, on the same terms as set forth in this prospectus, solely to cover over-allotments, if any.

Description of Warrants:	Each Warrant will have an exercise price per share of 125% of the public offering price per Unit, will be exercisable immediately and will expire on the fifth anniversary of the original issuance date. Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. Each holder of purchase Warrants will be prohibited from exercising its Warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the Warrants will be governed by a Warrant Agent Agreement, dated as of the effective date of this offering, between us and Transfer Online, Inc., as the warrant agent (the “Warrant Agent”). This offering also relates to the offering of the shares of common stock issuable upon the exercise of the Warrants (the “Warrant Shares”). For more information regarding the Warrants, you should carefully read the section titled “Description of Securities—Warrants” in this prospectus.

Common Stock Outstanding Before Offering (1):	113,389,601 shares

Common stock Outstanding After Offering (2):	15,285,261 shares, or 15,787,689 shares of if the underwriters exercise their over-allotment option in full, in each case assuming none of the Warrants issued in this offering are exercised.

Use of Proceeds:	We estimate that we will receive net proceeds from this offering of approximately $13.471 million, or approximately $15.541 million if the underwriters exercise their option to purchase additional shares in full, assuming an initial public offering price of $5.15 per Unit, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering, together with our existing cash, to fund the research and development of our technologies, expand our marketing efforts and for general working capital purposes. See “Use of Proceeds” below.

Underwriters Compensation:	In connection with this offering, the underwriters will receive an underwriting discount equal to 8% of the gross proceeds from the sale of Units in the offering. We will also reimburse the underwriter for certain out-of-pocket actual expenses related to the offering and the representative of the underwriter shall be entitled to a non-accountable expense allowance equal to one percent (1%) of the public offering price. See “Underwriting” starting on page 82of this prospectus.

Nasdaq Capital Market Listing and Symbols:	Our common stock is presently quoted on the over the counter markets under the symbol “APCX.” We have been approved to list our common stock and Warrants on Nasdaq under the symbols “APCX” and “APCXW,” respectively. No assurance can be given that a trading market will develop for the common stock and Warrants.

Lock-Up Agreements:	We and our directors, officers and certain stockholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 360 days after the date of this prospectus. See “Underwriting-Lock-Up Agreements” on page 82 of this prospectus.

Reverse Stock Split:	On February 2, 2021, our Board approved a reverse stock split of the Common Stock within the range of 1-for-2 to 1-for-12 of our issued and outstanding shares of our Common Stock, subject to stockholder approval. The holders of a majority of outstanding voting capital stock approved the reverse stock split by written consent in lieu of a meeting on April 16, 2021, and authorized the Board, in its discretion, to determine the final ratio. We intend to effectuate the reverse split of our common stock in a ratio to be determined by the Board prior to consummation of this offering. Unless otherwise stated and other than in our financial statements and the notes thereto, all share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 1-for-9.5 ratio to occur immediately following the effective date but prior to the closing of the offering.

Dividend Policy:	We have not historically paid dividends on our common stock.

Risk Factors:	An investment in our securities involves a high degree of risk. You should read this prospectus carefully, including the section entitled “Risk Factors” starting on page 13of this prospectus and the consolidated financial statements and the related notes to those statements included in this prospectus, before deciding to invest in our securities.

(1)	The number of shares of common stock to be outstanding immediately before this offering excludes:

●	the exercise of 955,184 shares of common stock issuable up on the exercise of outstanding stock options at a weighted average exercise price of $5.99 per share;

●	the exercise of 31,579 shares of common stock issuable up on the exercise of outstanding warrants at a weighted average exercise price of $9.50 per share. This does not include any adjustment to the exercise price in connection with potential EMA Financial, LLC reset provisions. Further, upon closing of this Offering, the exercise price will reset to the $5.15 Offering price;

●	the exercise of 195,728 shares of common stock issuable up on the exercise of outstanding convertible securities at a weighted average exercise price of $5.45 per share. This does not include any adjustment to the conversion price in connection with potential EMA Financial, LLC reset provisions. Further, upon closing of this Offering, the conversion price will reset to the $5.15 Offering price;

●	the issuance of 115,342 shares of common stock in accordance with our 2020 Equity Incentive Plan currently in reserve;

●	the conversion of 14shares of series A preferred stock convertible into 1,149 shares of common stock.

(2)	The number of shares of common stock to be outstanding immediately following this offering excludes:

●	shares of common stock listed under footnote (1);

●	2,912,621 shares of common stock issuable upon the exercise of Warrants included in the units;

●	436,893 shares of common stock issuable upon the exercise of the underwriter’s over-allotment option to purchase 15% of additional shares of common stock and/or Warrants, in any combination thereof, from us in this offering to cover over-allotments, if any (the “Over-Allotment Option”).

Except as otherwise indicated, all information in this prospectus assumes that:

●	None of the Warrants underlying the Units in this offering have been exercised;

●	No shares of common stock or Warrants have been issued pursuant to the Underwriters’ Over-Allotment Option;

●	No awards have been issued pursuant to the Company’s 2020 Equity Incentive Plan.

SUMMARY FINANCIAL DATA

The statement of operations data for the nine months ended September 30, 2021 and September 30, 2020, and the years ended December 31, 2020 and 2019 have been derived from our unaudited financial statements and our audited financial statements, respectively, included elsewhere in this prospectus. The balance sheet data as of September 30, 2021 and December 31, 2020 have been derived from our unaudited financial statements and our audited financial statements, respectively, included elsewhere in this prospectus. In the opinion of management, the audited financial statements include all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of such financial data. You should read the financial data together with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and notes thereto, and other financial information are included elsewhere in this prospectus. Our historical results are not necessarily indicative of our results in any future period and results from our interim period may not necessarily be indicative of the results of the entire year. Pro forma share and per share amounts presented herein reflect the implementation of the 1-for- reverse stock split as if it had occurred at the beginning of the earliest period presented.

Statements of Operations –

	For the Nine Months		For the Years
	Ended September 30,		Ended December 31,
	2021	2020	2020	2019

Revenues	$258,688	$241,367	$329,500	$256,138

Cost of revenues	112,032	103,721	140,372	101,638

Gross profit	146,656	137,646	189,128	154,500
Operating expenses:
General and administrative, including stock based compensation of $1,620,703, $2,357,125, $2,713,857 and $91,414, respectively	6,733,594	2,781,912	3,749,456	1,020,869
Excess fair value of equity issuance over assets received	66,124,606	—		—
Research and development	—	49,250	49,250	82,057

Total operating expenses	72,858,200	2,831,162	3,798,706	1,102,926

Loss from operations	(72,711,544)	(2,693,516)	(3,609,578)	(948,426)

Other income (expenses)
Interest expense	(3,038,568)	(213,890)	(342,321)	(288,784)
Sale of Domain	—	—	72,500	—
Day on derivative loss	—	—	(389,712)	—
Change in fair value of derivative liability	80,370	—	71,764	—
Forgiveness of debt	—	9,000	9,000	—
Other income (expenses)	175,361	—	1,030	(106,000)

Total other income (expenses)	(2,782,837)	(204,890)	(577,739)	(394,784)

Loss before provision for income taxes	(75,494,381)	(2,898,406)	(4,187,317)	(1,343,210)

Provision for income taxes	—	—	—	—

Net loss	$(75,494,381)	$(2,898,406)	$(4,187,317)	$(1,343,210)

Basic and diluted net loss per common share	$(0.74)	(0.03)	$(0.05)	$(0.02)
Weighted-average number of shares used basic and diluted per share amounts	106,250,552	85,941,115	86,520,231	84,473,862

Balance Sheets – As of September 30, 2021 and December 31, 2020

	September 30,	December 31,
	2021	2020

ASSETS
Current assets
Cash	$22,495	$57,497
Accounts receivable	34,829	40,635
Prepaid expenses	93,516	6,696
Total current assets	150,840	104,828

Capitalized prepaid software development and license	7,058,922	—
Prepaid offering cost	25,000	—
Note receivable	25,500	17,500
Right of use asset	203,938	249,825
Security deposit	7,536	7,536
TOTAL ASSETS	$7,471,736	$379,689

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,732,924	$1,635,384
Accrued liabilities	1,726,628	2,632,334
Right of use liability	58,979	52,161
Stock repurchase liability	430,000	430,000
Loans payable related parties	—	34,400
Convertible notes payable, net of $63,578 and $280,174 debt discount	665,922	639,826
Convertible notes payable related parties	—	372,000
Notes payable	384,742	1,104,981
Notes payable related parties	684,863	708,493
Derivative liabilities	492,830	597,948
Total current liabilities	6,176,888	8,207,527

Long-term liabilities
Accounts payable	15,000	75,000
Right of use liability	179,195	224,492
Notes Payable, net of current portion	160,040	67,400
Total long-term liabilities	354,235	366,892

TOTAL LIABILITIES	6,531,123	8,574,419

Commitments and contingencies (Note 8)

Stockholders’ Equity (Deficit)
Series A preferred stock; $0.001 par value; 100,000 shares authorized; 14 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized; 113,125,715 and 88,511,657 and outstanding at September 30, 2021 and December 31, 2020, respectively	113,126	88,512
Additional paid-in capital	121,269,598	36,664,488
Accumulated deficit	(120,442,111)	(44,947,730)
Total stockholders’ equity (deficit)	940,613	(8,194,730)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$7,471,736	$379,689

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk including the risk of a loss of your entire investment. You should carefully consider the following risk factors. These risk factors contain, in addition to historical information, forward looking statements that involve risks and uncertainties. Our actual results could differ significantly from the results discussed in the forward-looking statements. The occurrence of any of the adverse developments described in the following risk factors and in the documents incorporated herein by reference could materially and adversely harm our business, financial condition, results of operations or prospects. In such event, the value of our securities could decline, and you could lose all or a substantial portion of the money that you pay for our securities. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, financial condition, results of operations or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could result in a complete loss of your investment. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus (as supplemented or amended).

Risks Related to Our Company and Industry

We face risks related to Coronavirus (COVID-19) which could significantly disrupt our research and development, operations, sales, and financial results.

Our business could be further impacted by the effects of the COVID-19 outbreak. In addition to global macroeconomic effects, the COVID-19 outbreak and any other related adverse public health developments has caused disruption to our operations and sales activities. Our third-party vendors, third-party distributors, and our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party vendors and third-party distributors, the supply of our products will be delayed, which could adversely affect our business, operations and customer relationships. In addition, COVID-19 or other disease outbreak will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and services and impact our operating results. There can be no assurance that any decrease in sales resulting from COVID-19 will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the COVID-19 outbreak on our business and operations remains uncertain, the continued spread of COVID-19 or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As reflected in the accompanying financial statements in this prospectus, during the nine months ended September 30, 2021 and 2020, the Company incurred a net loss of $75,494,381 and $2,898,406 and used cash of $820,852 and $303,235 in operating activities. In addition, the Company had a working capital deficit of $6,026,048 and an accumulated deficit of $120,442,111 as of September 30, 2021. During the years ended December 31, 2020 and 2019, the Company incurred a net loss of $4,187,317 and $1,343,210 and used cash of $591,386 and $760,544 in operating activities. Our independent registered public accounting firm’s report on our audited financial statements as of and for the year ended December 31, 2020 included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The inclusion of a going concern explanatory paragraph by our independent registered public accounting firm, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital, enter into critical contractual relations with third parties and otherwise execute our development strategy.

The payment processing industry is highly competitive. Such competition could adversely affect the fees we receive, and as a result, our margins, business, financial condition and results of operations.

The market for payment processing services is highly competitive and has relatively low barriers to entry. Other providers of payment processing services have established a sizable market share in the merchant acquiring sector and service more clients than we do. Our growth will depend, in part, on a combination of the continued growth of the electronic payment market and our ability to increase our market share through technological advancement.

Our payment and software solutions compete against many forms of financial services and payment systems, including electronic, mobile and integrated payment platforms as well as cash and checks. Our competitors include traditional merchant acquirers such as financial institutions, affiliates of financial institutions and well-established payment processing companies that target our existing clients and potential clients directly, including Bank of America Merchant Services, Chase Paymentech, Elavon, Inc. (a subsidiary of U.S. Bancorp), Fiserv, Inc., Global Payments, Inc. and Fidelity National Information. In addition, we compete with vendors that are specifically targeting ISVs and VARs as distribution partners for their merchant acquiring services, such as Stripe, Inc., Square, Inc., Toast, Inc., PayPal Holdings, Inc., Braintree (owned by PayPal), Adyen, Ltd., and OpenEdge (a division of Global Payments).

Many of our competitors have substantially greater financial, technological, management and marketing resources than we have. Accordingly, if these competitors specifically target our business model, they may be able to offer more attractive fees or payment terms and advances to our clients and more attractive compensation to our distribution partners. They also may be able to offer and provide products and services that we do not offer. There are also a large number of small providers of processing services that provide various ranges of services to our clients and our potential clients. This competition may effectively limit the prices we can charge and requires us to control costs aggressively in order to maintain acceptable profit margins. Further, in regard to certain products, if the use of payment cards other than Visa or Mastercard grows, or if there is increased use of certain debit cards, our average profit per transaction could be reduced. Competition could also result in a loss of existing distribution partners and clients and greater difficulty attracting new distribution partners and clients. One or more of these factors could have a material adverse effect on our business, financial condition and results of operations.

In addition, we are also subject to risks as a result of changes in business habits of our vendors and customers as they adjust to the competitive marketplace. For example, consumer behavior may change regarding the use of payment card transactions, including the relative increased use of cash, crypto-currencies, other emerging or alternative payment methods and payment card systems that we or our processing partners do not adequately support or that do not provide adequate commissions to parties like us. Any failure to timely integrate emerging payment methods into our software, to anticipate consumer behavior changes or to contract with processing partners that support such emerging payment technologies could cause us to lose traction among our customers or referral sources, including industry associations, resulting in a corresponding loss of revenue, if those methods become popular among end-users of their services.

If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing shareholders may suffer substantial dilution.

As we take steps in the commercialization and marketing of our technologies, or respond to potential opportunities and/or adverse events, our working capital needs may change. We anticipate that if our cash and cash equivalents are insufficient to satisfy our liquidity requirements, we will require additional funding to sustain our ongoing operations and to continue our research and development activities. Specifically, we have contractual obligations under a license and service agreement with a partner that requires payment of fees which exceeds our current liquidity. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, if needed. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to conduct business operations. If we are unable to obtain additional financing to finance a revised growth plan, we will likely be required to curtail such plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business.

We depend on the leadership and experience of our relatively small number of key executive management personnel, particularly our Chairman of the Board, Chief Executive Officer and Chief Investment Officer, Luke D’Angelo, our President and Chief Operating Officer, Virgilio Llapitan, our Chief Financial Officer, Gary Wachs, and our Chief Technology Officer, Benjamin Jenkins. The loss of the services of any of these key executives or any of our executive management members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. Furthermore, if we lose or terminate the services of one or more of our key employees or if one or more of our current or former executives or key employees joins a competitor or otherwise competes with us, it could impair our business and our ability to successfully implement our business plan. Additionally, if we are unable to hire qualified replacements for our executive and other key positions in a timely fashion, our ability to execute our business plan would be harmed. Even if we can quickly hire qualified replacements, we would expect to experience operational disruptions and inefficiencies during any transition. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.

Our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates.

Financial statements prepared in accordance with GAAP require the use of estimates, judgments, and assumptions that affect the reported amounts. Actual results may differ materially from these estimates under different assumptions or conditions. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited experience in making these estimates, judgments, and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations, and the price of our securities.

An inability to develop and introduce products in a timely and cost-effective manner may damage our business.

Our sales and profitability depend on our ability to bring products to market and meet customer demands before they begin to lose interest in a given product. There is no guarantee that we will be able to develop and source our products in a timely manner and on a cost-effective basis to meet constantly changing consumer demands. Unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, and manufacturing delays or changes in anticipated consumer demand for our products and new brands may cause the introduction date for products to be later than anticipated. They may also reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be discontinued.

 Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control, which could cause fluctuations in the price of our securities.

We are subject to the following factors that may negatively affect our operating results:

●	the announcement or introduction of new products by our competitors;

●	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

●	our ability to attract and retain key personnel in a timely and cost-effective manner;

●	technical difficulties;

●	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure;

●	our ability to identify and enter into relationships with appropriate and qualified third-party providers for necessary development and other relevant services;

●	regulation by federal, state, or local governments;

●	general economic conditions, as well as economic conditions specific to payment processing, banking and consumer discretionary spending; and

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows.

As a result of our limited historical revenue and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service, or marketing that could have a material and adverse effect on our business, results of operations, and financial condition. Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast.

To acquire and retain clients, we depend in part on channel partners that generally do not serve us exclusively, may not aggressively market our products and services, are subject to attrition and are not under our control.

We intend to rely on the efforts of our channel partners to market our products and services, such as our merchant services, secure text payments, digital banking and lead generation, to existing clients and potential clients. Generally, our agreements with channel partners are not exclusive and these partners retain the right to refer potential clients to other merchant acquirers. Gaining and maintaining loyalty or exclusivity may require financial concessions to maintain current channel partners or to attract potential channel partners from our competitors who may be offering significantly more enticing pricing terms, such as increased signing bonuses or residuals payable to our referral partners, which could have a negative impact on our results of operations. If these channel partners switch to another merchant acquirer, focus more heavily on promoting the products and services of one or more other merchant acquirers, cease operations or become insolvent, we may no longer receive new referrals from them or may receive fewer new referrals from them, and we also risk losing existing clients with whom the channel partner has a relationship.

Additionally, some of our channel partners are subject to the requirements imposed by our bank sponsors, which may result in fines to them for non-compliance and may, in some cases, result in these entities ceasing to market our products and services. If we are unable to maintain our existing base of channel partners or develop relationships with new channel partners, our business, financial condition and results of operations would be materially adversely affected. Our channel partners are independent businesses and we have no control over their day-to-day business activities, including their client marketing and solicitation practices.

Further, we may be named in legal proceedings in connection with the actions of our channel partners where it is alleged that our channel partners have intentionally or negligently misrepresented pricing or other contractual terms to clients or potential clients related to our processing solutions or related products. While in some cases we may have indemnification rights against our channel partners for these activities, there is no guarantee that we will be able to successfully enforce those indemnification rights or that our channel partners are adequately capitalized in a manner necessary to satisfy their indemnification obligations to us. If one or more judgments or settlements in any litigation or other investigation, plus related defense and investigation costs, significantly exceed our insurance coverage and we are unable to enforce our indemnification rights against a channel partner or partners, our business, financial condition and results of operations could materially suffer.

Unauthorized disclosure, destruction or modification of data or disruption of our services could expose us to liability, protracted and costly litigation and damage our reputation.

We and other third parties collect, process, and transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers and expiration dates, drivers’ license numbers and bank account numbers, and we have ultimate liability to the payment networks and member financial institutions that register us with the payment networks for our failure, or the failure of certain channel partners and third parties with whom we contract, to protect this data in accordance with payment network requirements. Some of our merchants and channel partners may store such data. The loss, destruction or unauthorized modification of client or cardholder data could result in significant fines, sanctions and proceedings or actions against us by the payment networks, governmental bodies, consumers or others, which could have a material adverse effect on our business, financial condition and results of operations. Any such proceeding or action could damage our reputation, force us to incur significant expenses in defense of these proceedings, distract our management, increase our costs of doing business and may result in the imposition of monetary liability.

 In recent years, we have been the target of attempted security breaches by hackers, and we could be subject to security breaches by hackers in the future. Although we proactively employ multiple measures to defend our systems against intrusions and attacks and to protect the data we collect, our measures may not prevent unauthorized access or use of sensitive data. A breach of our system or a third-party system upon which we rely may subject us to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation or other similar fraud claims. Although we have not to date incurred material losses or liabilities as a result of breaches, a future breach of our system may subject us to material losses or liability, including payment of fines and claims for unauthorized purchases with misappropriated credit or debit card or bank account information or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm our reputation and deter clients from using electronic payments generally and our services specifically, increase our operating expenses in order to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits and/or result in the imposition of material penalties and fines under applicable laws or by our clients.

If we or our bank sponsors fail to adhere to the standards of Visa and MasterCard, we could be fined, suspended, or our registrations with these organizations could be terminated and we could be required to stop providing payment processing services for Visa and MasterCard.

We are not a bank and are unable to belong to and attain direct membership to Visa and MasterCard. Visa and MasterCard operating regulations require us to be sponsored by a bank in order to process bankcard transactions. We are currently registered with Visa and MasterCard through the sponsorship from banks that are members of the card brands. If we or our bank sponsors fail to comply with the applicable requirements of the Visa or MasterCard payment card brands, Visa or MasterCard could suspend or terminate our registration. The termination of our registration or any changes in the Visa or MasterCard rules that would impair our registration could prevent us from providing transactional processing services. If our sponsorships are terminated and we are not able to secure or successfully migrate merchant portfolios to new bank sponsors, we will not be able to conduct our business.

We rely on bank sponsors, which have substantial discretion with respect to certain elements of our business practices.

Some agreements with our bank sponsors give them substantial discretion in approving certain aspects of our business practices, including our solicitation, application and qualification procedures for clients and the terms of our agreements with clients. Our bank sponsors’ discretionary actions under these agreements could have a material adverse effect on our business, financial condition, and results of operations.

We may face significant chargeback liability if our merchant clients refuse or cannot reimburse chargebacks resolved in favor of their customers and may not accurately anticipate these liabilities.

We have potential liability for chargebacks associated with our clients’ processing transactions. In most circumstances, if a billing dispute between a client and a cardholder is not ultimately resolved in favor of our client, the disputed transaction is “charged back” to the client’s bank and credited to the account of the cardholder. Anytime our client is unable to satisfy a chargeback, we are responsible for that chargeback.

We are potentially liable for losses caused by fraudulent credit card transactions. Card fraud occurs when a client’s customer uses a stolen card (or a stolen card number in a card-not-present transaction) to purchase merchandise or services. In a traditional card-present transaction, if the client swipes the card, receives authorization for the transaction from the card issuing bank and verifies the signature on the back of the card against the paper receipt signed by the customer, the card issuing bank remains liable for any loss. In a fraudulent card-not-present transaction, even if the client receives authorization for the transaction, the client is liable for any loss arising from the transaction. Many of the SMBs clients that we serve are small and transact a substantial percentage of their sales over the Internet. Because their sales are card-not-present transactions, these clients are more vulnerable to customer fraud than larger clients

Business fraud occurs when a business or organization, rather than a cardholder, knowingly uses a stolen or counterfeit card or card number to record a false sales transaction, or intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. Business fraud also occurs when employees of businesses change the business demand deposit accounts to their personal bank account numbers, so that payments are improperly credited to the employee’s personal account. Incidents of fraud could increase in the future. Failure to effectively manage risk and prevent fraud could increase our chargeback liability and other liability.

We periodically experience increases in interchange and other related costs, and if we cannot pass these increases along to our merchants, our profit margins will decline.

We pay interchange fees or assessments to issuing banks through the card associations for each transaction that is processed using their credit and debit cards. From time to time, the card associations increase the interchange fees that they charge processors and the sponsoring banks. At their sole discretion, our sponsoring banks have the right to pass any increases in interchange fees on to us. In addition, our sponsoring banks may seek to increase their sponsorship fees charged to us, all of which are based upon the dollar amount of the payment transactions we process. If we are not able to pass these fee increases along to clients through corresponding increases in our processing fees, our profit margins will be reduced.

Our system and our third-party providers’ systems may fail which could adversely affect our business.

Our systems and operations or those of our third-party technology vendors could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry, computer viruses, denial-of-service attacks, acts of terrorism, human error, vandalism or sabotage, financial insolvency and similar events. Defects in our systems or those of third parties, errors or delays in the processing of payment transactions, telecommunications failures or other difficulties could result in: loss of revenues; loss of clients; loss of client and cardholder data; fines imposed by payment networks; harm to our business or reputation resulting from negative publicity; exposure to fraud losses or other liabilities; additional operating and development costs; or diversion of management, technical and other resources, among other consequences.

We are subject to economic and political risk, the business cycles of our customers and software integration partners and the overall level of consumer and commercial spending, which could negatively impact our business, financial condition and results of operations.

The electronic payment industry depends heavily on the overall level of consumer and commercial spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income and changes in consumer purchasing habits, including natural disasters and health emergencies, including earthquakes, fires, power outages, typhoons, floods, pandemics or epidemics such as the coronavirus and manmade events such as civil unrest, labor disruption, international trade disputes, international conflicts, terrorism, wars and critical infrastructure attacks. A sustained deterioration in general economic conditions, particularly in the United States, or increases in interest rates, could adversely affect our financial performance by reducing the number or aggregate volume of transactions made using electronic payments. For example, the recent COVID-19 coronavirus outbreak has impacted the global economy and negatively affected various aspects of our business, including reductions in the amount of consumer spending and lending which resulted in a decrease in our revenue and profits. If our customers make fewer sales of products and services using electronic payments, or consumers spend less money through electronic payments, we will have fewer transactions to process at lower dollar amounts, resulting in lower revenue.

A weakening in the economy could have a negative impact on our customers, as well as their customers who purchase products and services using the payment processing systems to which we provide access, which could, in turn, negatively affect our business, financial condition and results of operations. For example, in the primary vertical markets that we serve, merchants are affected by macroeconomic conditions such as employment, personal income and consumer sentiment. If economic conditions deteriorate and our customers experience decreased demand for their products or services, we would experience a decrease both in volume and number of transactions processed. In addition, a weakening in the economy could force merchants to close at higher than historical rates in part because many of them are not as well capitalized as larger organizations, which could expose us to potential credit losses and future transaction declines. Further, credit card issuers may reduce credit limits and become more selective in their card issuance practices. We also have a certain amount of fixed and semi-fixed costs, including rent, debt service and salaries, which could limit our ability to quickly adjust costs and respond to changes in our business and the economy.

Changes in tax laws or their judicial or administrative interpretations, or becoming subject to additional U.S., state or local taxes that cannot be passed through to our customers, could negatively affect our business, financial condition and results of operations.

Our operations are subject to extensive tax liabilities, including federal and state and transactional taxes such as excise, sales/use, payroll, franchise, withholding, and ad valorem taxes. Changes in tax laws or their judicial or administrative interpretations could decrease the amount of revenues we receive, the value of any tax loss carryforwards and tax credits recorded on our balance sheet and the amount of our cash flow and may have a material adverse impact on our business, financial condition and results of operations. Some of our tax liabilities are subject to periodic audits by the applicable taxing authority which could increase our tax liabilities. Furthermore, companies in the payment processing industry, including us, may become subject to incremental taxation in various taxing jurisdictions. Taxing jurisdictions have not yet adopted uniform positions on this topic. If we are required to pay additional taxes and are unable to pass the tax expense through to our customers, our costs would increase and our net income would be reduced, which could have a material adverse effect on our business, financial condition and results of operations.

Low demand for our new products and the inability to develop and introduce new products at favorable margins could adversely impact our performance and prospects for future growth.

Our competitive advantage is due in part to our intentions to develop and introduce new products in a timely manner at favorable margins. The uncertainties associated with developing and introducing new products, such as market demand and costs of development and production, may impede the successful development and introduction of new products on a consistent basis. Introduction of new technology may result in higher costs to us than that of the technology replaced. That increase in costs, which may continue indefinitely or until increased demand and greater availability in the sources of the new technology drive down its cost, could adversely affect our results of operations. Market acceptance of the new products scheduled for introduction in future years may not meet sales expectations due to various factors, such as the failure to accurately predict market demand, end-user preferences, evolving industry standards, or the emergence of new or disruptive technologies. Moreover, the ultimate success and profitability of the new products may depend on our ability to resolve technical and technological challenges in a timely and cost-effective manner, and to achieve software development efficiencies. Our investments in productive capacity and commitments to fund advertising and product promotions in connection with these new products could erode profits if those expectations are not met.

We are increasingly dependent on information technology, and potential cyberattacks, security problems, or other disruption and expanding social media vehicles present new risks.

We rely on information technology networks and systems, including the internet, to process, transmit, and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, billing, and operating data. We may purchase some of our information technology from vendors, on whom our systems will depend, and we rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential operator and other customer information. We depend upon the secure transmission of this information over public networks. Our networks and storage applications could be subject to unauthorized access by hackers or others through cyberattacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means, or may be breached due to operator error, malfeasance or other system disruptions. In some cases, it will be difficult to anticipate or immediately detect such incidents and the damage they cause. Any significant breakdown, invasion, destruction, interruption, or leakage of information from our systems could harm our reputation and business.

We could face substantial competition, which could reduce our market share and negatively impact our net revenue.

There are a number of companies that distribute products similar to ours. Many of our anticipated competitors are significantly larger than we are and have considerably greater financial, technical, marketing, and other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition, and results of operations.

If we fail to protect our intellectual property rights, competitors may be able to use our technology, which could weaken our competitive position, reduce our net revenue, and increase our costs.

Our long-term success will depend to some degree on our ability to protect the proprietary technology that we have developed or may develop or acquire in the future. While our patents may offer some protection, our intellectual property rights may not be sufficiently comprehensive to prevent our competitors from developing similar competitive products. Although we may aggressively pursue anyone whom we reasonably believe is infringing upon our intellectual property rights, initiating and maintaining suits against third parties that may infringe upon our intellectual property rights will require substantial financial resources. We may not have the financial resources to bring such suits, and if we do bring such suits, we may not prevail. Regardless of our success in any such actions, we could incur significant expenses in connection with such suits.

Third-party claims of infringement against us could adversely affect our ability to market our products and require us to redesign our products or seek licenses from third parties.

We may be susceptible to intellectual property lawsuits that could cause us to incur substantial costs, pay substantial damages, or prohibit us from distributing our products. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. If any of our products infringe a valid patent, we could be prevented from distributing that product unless and until we can obtain a license or redesign it to avoid infringement. A license may not be available or may require us to pay substantial royalties. We also may not be successful in any attempt to redesign the product to avoid any infringement. Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate, and we may not have the financial and human resources to defend ourselves against any infringement suits that may be brought against us.

 Risks Related to Regulation

New and potential government regulations could adversely affect our ability to provide, or impair the value of, the services we currently provide to our merchants.

We are subject to numerous federal and state regulations that affect the electronic payments industry. Regulation of our industry has increased significantly in recent years and is constantly evolving. Changes to statutes, regulations or industry standards, including interpretation and implementation of statutes, regulations or standards, could increase our cost of doing business or affect the competitive balance. We are also subject to U.S. financial services regulations, numerous consumer protection laws, escheat regulations and privacy and information security regulations, among other laws, rules and regulations. Failure to comply with regulations may have an adverse effect on our business, including the limitation, suspension or termination of services provided to, or by, third parties, and the imposition of penalties or fines. To the extent these regulations negatively impact the business, operations or financial condition of our clients, our business and results of operations could be materially and adversely affected because, among other matters, our clients could have less capacity to purchase products and services from us, could decide to avoid or abandon certain lines of business, or could seek to pass on increased costs to us by negotiating price reductions. We could be required to invest a significant amount of time and resources to comply with additional regulations or oversight or to modify the manner in which we contract with or provide products and services to our clients; and those regulations could directly or indirectly limit how much we can charge for our services. We may not be able to update our existing products and services, or develop new ones, to satisfy our clients’ needs. Any of these events, if realized, could have a material adverse effect on our business, results of operations and financial condition.

These and other laws and regulations, even if not directed at us, may require us to make significant efforts to change our products and services and may require that we incur additional compliance costs and change how we price our products and services to our clients and distribution partners. Implementing new compliance efforts is difficult because of the complexity of new regulatory requirements, and we are devoting and will continue to devote significant resources to ensure compliance. Furthermore, regulatory actions may cause changes in business practices by us and other industry participants which could affect how we market, price and distribute our products and services, and which could materially adversely affect our business, financial condition and results of operations. In addition, even an inadvertent failure to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage our business or our reputation.

Compliance with the Dodd-Frank Act and other federal and state regulations may increase our compliance costs, limit our revenues and otherwise negatively affect our business.

Since the enactment of the Dodd-Frank Act, there have been substantial reforms to the supervision and operation of the financial services industry, including numerous new regulations that have imposed compliance costs and, in some cases, limited revenue sources for us and our financial institution partners and clients. Among other things, the Dodd-Frank Act established the Consumer Financial Protection Bureau (“CFPB”), which is empowered to conduct rule-making and supervision related to, and enforcement of, federal consumer financial protection laws. The CFPB has issued guidance that applies to “supervised service providers,” which the CFPB has defined to include service providers, like us, to CFPB supervised banks and nonbanks. In addition, federal and state agencies have recently proposed or enacted cybersecurity regulations, such as the Cybersecurity Requirements for Financial Services Companies issued by the New York State Department of Financial Services and the Advance Notice of Proposed Rulemaking on Enhanced Cyber Risk Management Standards issued by The Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation in October 2016. Such cybersecurity regulations are applicable to large bank holding companies and their subsidiaries, as well as to service providers to those organizations. Any new rules and regulations implemented by the CFPB, state or other authorities or in connection with the Dodd-Frank Act could, among other things, slow our ability to adapt to a rapidly changing industry, require us to make significant additional investments to comply with them, redirect time and resources to compliance obligations, modify our products or services or the manner in which they are provided, or limit or change the amount or types of revenue we are able to generate.

Interchange fees, which the payment processor typically pays to the card issuer in connection with credit and debit card transactions, are subject to increasingly intense legal, regulatory and legislative scrutiny. In particular, the Dodd-Frank Act regulates and limits debit card fees charged by certain card issuers and allows businesses and organizations to set minimum dollar amounts for the acceptance of credit cards. Specifically, under the so-called “Durbin Amendment” to the Dodd-Frank Act, the interchange fees that certain issuers charge businesses and organizations for debit transactions are regulated by the Federal Reserve and must be “reasonable and proportional” to the cost incurred by the issuer in authorizing, clearing and settling the transactions. Rules released by the Federal Reserve in July 2011 to implement the Durbin Amendment mandate a cap on debit transaction interchange fees for card issuers with assets of $10 billion or greater. Since October 2011, a payment network may not prohibit a card issuer from contracting with any other payment network for the processing of electronic debit transactions involving the card issuer’s debit cards, and card issuers and payment networks may not inhibit the ability of businesses and organizations to direct the routing of debit card transactions over any payment networks that can process the transactions.

Rules implementing the Dodd-Frank Act also contain certain prohibitions on payment network exclusivity and merchant routing restrictions. These restrictions could negatively affect the number of debit transactions processed, and prices charged per transaction, which would negatively affect our business.

We must comply with laws and regulations prohibiting unfair or deceptive acts or practices, and any failure to do so could materially and adversely affect our business.

We and many of our customers are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices and various state laws that are similar in scope and subject matter. In addition, provisions of the Dodd-Frank Act that prohibit unfair, deceptive or abusive acts or practices, the Telemarketing Sales Act and other laws, rules and/or regulations, may directly impact the activities of certain customers of ours, and in some cases may subject us, as the electronic payment processor or provider of payment settlement services, to investigations, fees, fines and disgorgement of funds if we are found to have improperly aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of a customer through our services. Various federal and state regulatory enforcement agencies, including the Federal Trade Commission and state attorneys general have authority to take action against non-banks that engage in UDAAP, or violate other laws, rules and regulations. To the extent we are processing payments or providing products and services for a customer suspected of violating such laws, rules and regulations, we may face enforcement actions and incur losses and liabilities that may adversely affect our business.

Governmental regulations designed to protect or limit access to or use of consumer information could adversely affect our ability to effectively provide our products and services.

In addition to those regulations discussed previously that are imposed by the card networks and NACHA, governmental bodies in the United States have adopted, or are considering the adoption of, laws and regulations restricting the use, collection, storage, transfer and disposal of, and requiring safeguarding of, non-public personal information. Our operations are subject to certain provisions of these laws. Relevant federal privacy laws include the Family Educational Rights and Privacy Act of 1974, the Protection of Pupil Rights Amendment and the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. The U.S. Children’s Online Privacy Protection Act also regulates the collection of information by operators of websites and other electronic solutions that are directed to children under 13 years of age. These laws and regulations restrict our collection, processing, storage, use and disclosure of personal information, may require us to notify individuals of our privacy practices and provide individuals with certain rights to prevent the use and disclosure of protected information, and mandate certain procedures with respect to safeguarding and proper description of stored information. Certain state laws impose similar privacy obligations as well as obligations to provide notification of security breaches of personal information to affected individuals, state officers, consumer reporting agencies and businesses and governmental agencies. The applicable regulatory framework for privacy issues is evolving and is likely to continue doing so for the foreseeable future, which creates uncertainty. For example, the California Consumer Privacy Act (CCPA) of 2018, which became effective January 1, 2020, imposes more stringent requirements with respect to California data privacy. The CCPA includes provisions that give California residents expanded rights to access and delete certain personal information, opt out of certain personal information sharing, and receive detailed information about how certain personal information is used.

Further, we are obligated, or will be obligated, by our customers, sponsor banks and software integration partners to maintain the confidentiality and security of non-public consumer information that our customers and their end customers share with us. Our contracts may require periodic audits by independent parties regarding our compliance with applicable standards, and may permit our counterparties to audit our compliance with best practices established by regulatory guidelines with respect to confidentiality and security of non-public personal information. Our ability to maintain compliance with these standards and satisfy these audits will affect our ability to attract, grow and maintain business in the future, and any failure to do so could subject us to contractual liability, each of which could have a material effect on our business and results of operations.

If we fail to comply with these laws, regulations or contractual terms, or if we experience security breaches, we could face regulatory enforcement proceedings, suits for breach of contract and monetary liabilities. Additionally, any such failure could harm the relationships and reputation we depend on to retain existing customers and software integration partners and obtain new customers and software integration partners. If federal and state governmental bodies adopt more restrictive privacy laws in the future, our compliance costs could increase, and it could make our due diligence reviews and monitoring regarding the risk of our customers more difficult, complex and expensive. As our business grows, we may also be required to invest in a more substantive and complex compliance management system than the one we currently employ.

United States federal legislation and international laws impose certain obligations on the senders of commercial emails, which could minimize the effectiveness of our platform, and establish financial penalties for non-compliance, which could increase the costs of our business.

The Federal Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, establishes certain requirements for commercial email messages and transactional email messages and specifies penalties for the transmission of email messages that are intended to deceive the recipient as to source or content. Among other things, the CAN-SPAM Act, obligates the sender of commercial emails to provide recipients with the ability to “opt-out” of receiving future commercial emails from the sender. In addition, some states have passed laws regulating commercial email practices that are significantly more restrictive and difficult to comply with than the CAN-SPAM Act. If we were found to be in violation of the CAN-SPAM Act, applicable state laws governing email not preempted by the CAN-SPAM Act or foreign laws regulating the distribution of email, whether as a result of violations by our customers or our own acts or omissions, we could be required to pay large penalties, which would adversely affect our financial condition, significantly harm our business, injure our reputation and erode customer trust. The terms of any injunctions, judgments, consent decrees or settlement agreements entered into in connection with enforcement actions or investigations against our company in connection with any of the foregoing laws may also require us to change one or more aspects of the way we operate our business, which could impair our ability to attract and retain customers or could increase our operating costs.

If we fail to comply with the Telephone Consumer Protection Act, or the TCPA, we may face significant damages, which could harm our business, financial condition, results of operations and cash flows.

We utilize and/or intend to utilize telephone calls and text messaging as a means of responding to customer interest, lead generation and our text payment platform. We generate leads from our website by prompting potential customers to provide their phone numbers so that we may contact them in response to their interest in specific vehicles. We also intend to engage and pay third parties to provide us with leads.

The TCPA, as interpreted and implemented by the FCC, imposes significant restrictions on utilization of telephone calls and text messages to residential and mobile telephone numbers as a means of communication, when the prior consent of the person being contacted has not been obtained. Violations of the TCPA may be enforced by the FCC or by individuals through litigation, including class actions and statutory penalties for TCPA violations ranging from $500 to $1,500 per violation, which is often interpreted to mean per phone call.

While we intend to implement processes and procedures to comply with the TCPA, any failure by us or the third parties on which we rely for data to adhere to, or successfully implement, appropriate processes and procedures in response to existing or future regulations could result in legal and monetary liability, fines and penalties, or damage to our reputation in the marketplace, any of which could have a material adverse effect on our business, financial condition and results of operations. Additionally, any changes to the TCPA or its interpretation that further restrict the way we contact and communicate with our potential customers or generate leads, or any governmental or private enforcement actions related thereto, could adversely affect our ability to attract customers and harm our business, financial condition, results of operations and cash flows.

Risks Related to this Offering and Our Securities

Shares eligible for future sale may have adverse effects on our share price.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing shareholders’ interests in us.

If we fail to comply with the rules and regulations under the Sarbanes-Oxley Act, our operating results, our ability to operate our business and investors’ views of us may be harmed.

Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, our efforts to comply with the rules and regulations under the Sarbanes-Oxley or new or changed laws, regulations, and standards may differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice. Regulatory authorities may investigate transactions disclosed in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and if legal proceedings are initiated against us, it may harm our business.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We currently intend to retain all of our future earnings to finance the growth and development of our business, and therefore, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We believe it is likely that our board of directors will continue to conclude, that it is in the best interests of the Company and its shareholders to retain all earnings (if any) for the development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per unit is substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $ per share, based on the public offering price of $ per share. Investors in this offering will pay a price per unit that substantially exceeds the book value of our assets after subtracting our liabilities. To the extent that the warrants sold in this offering are exercised, you will experience further dilution. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Immediately prior to the consummation of this offering, we expect to have approximately outstanding stock options to purchase our common stock with exercise prices that are below the assumed public offering price of our common stock. To the extent that these options are exercised, there will be further dilution.

Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

Our common stock is currently traded in the over-the-counter market maintained by OTC Markets, Inc. under the symbol “APCX.” However, these markets are an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than Nasdaq or other national securities exchanges, there has been only limited trading activity in our common stock, and we have a relatively small public float compared to the number of our shares outstanding. Further, while we have been approved to list our common stock on Nasdaq, we cannot predict the extent to which investors’ interest in our common stock will provide an active and liquid trading market. If an active trading market for our common stock does not develop or is not sustained following this offering, you may not be able to sell your shares quickly or at the market price. Our ability to raise capital to continue to fund operations by selling shares of our common stock and our ability to acquire other companies or technologies by using shares of our common stock as consideration may also be impaired. This public offering price of our common stock will be determined by negotiations between us and the underwriters and may not be indicative of the market prices of our common stock that will prevail in the trading market.

There can be no assurances that our shares once listed on Nasdaq will not be subject to potential delisting if we do not continue to maintain the listing requirements of Nasdaq.

We have been approved to list the shares of our common stock on the Nasdaq Capital Market, or Nasdaq, under the symbol “APCX.” Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from Nasdaq), would make it more difficult for shareholders to sell our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Even if our securities are listed on Nasdaq, we cannot assure you that our securities will continue to be listed on Nasdaq.

In addition, following this offering, in order to maintain our listing on Nasdaq, we will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy Nasdaq criteria for maintaining our listing, our securities could be subject to delisting.

If Nasdaq does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $6.44 per share (125% of the assumed public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and, although we have been approved to list the warrants on Nasdaq, there can be no assurance that an active trading market will develop.

Holders of the Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the Warrants acquire shares of our common stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants to purchase shares of our common stock being offered in this offering.

There is no established trading market for the Warrants. Although we have been approved to list the Warrants on Nasdaq, under the symbol “APCXW,” there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Our Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with our Company.

Our Warrant Agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than courts of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Warrant holder in any such enforcement action by service upon such Warrant holder’s counsel in the foreign action as agent for such Warrant holder.

This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board of Directors.

The proposed reverse stock split could cause our common stock price to decline relative to its value before the split and decrease the liquidity of shares of our common stock.

We will effect a 1-for-9.5 reverse stock split of our issued and outstanding common stock at the time of effectiveness of this offering. There is no assurance that that the reverse stock split will not cause an actual decline in the value of our outstanding common stock. The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Our executive officers and directors, and their affiliated entities, own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Upon consummation of this offering (based on shares outstanding as of December10, 2021), our executive officers and directors, together with entities affiliated with such individuals, will beneficially own approximately 35.8% of our common stock (approximately 35.1% if the underwriters’ over-allotment option is exercised in full). Accordingly, these stockholders may, as a practical matter, continue to be able to exert substantial control of the Company after this offering. This concentration of ownership could delay or prevent a change in control of the Company.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering to create and expand business operations and launch new product lines, provide competitive compensation to attract and retain talented employees, expand sales and marketing of present and future products, continued research and development and general working capital.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems and the costs of our research and development activities, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

Delaware law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Delaware law also authorizes Delaware corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by Delaware law.

Prior to, and in no event not later than, the closing of the offering, we will obtain director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us. There is no guarantee that such insurance coverage will protect us from any damages or loss claims filed against it.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control, which could limit the market price of our common stock and may prevent or frustrate attempts by our stockholders to replace or remove our current management.

Our amended and restated certificate of incorporation and our amended and restated bylaw, contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. Some of these provisions include:

a board of directors divided into two classes serving staggered two-year terms, such that not all members of the board will be elected at one time;

a prohibition on stockholder action through written consent, which requires that all stockholder actions be taken at a meeting of our stockholders;

a requirement that special meetings of stockholders be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office;

advance notice requirements for stockholder proposals and nominations for election to our board of directors;

a requirement that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of all outstanding shares of our voting stock then entitled to vote in the election of directors;

a requirement of approval of not less than two-thirds of all outstanding shares of our voting stock to amend any bylaws by stockholder action or to amend specific provisions of our certificate of incorporation; and

the authority of the board of directors to issue preferred stock on terms determined by the board of directors without stockholder approval and which preferred stock may include rights superior to the rights of the holders of common stock.

In addition, because prior to the completion of this offering, we reincorporated as a Delaware corporation, we will be governed by the provisions of Section 203 of the Delaware General Corporate Law, or DGCL, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These antitakeover provisions and other provisions in our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause us to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.

Our amended and restated bylaws that became effective prior to the effectiveness of our registration statement designate specific courts as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Pursuant to our amended and restated bylaws that became effective prior to the effectiveness of our registration statement, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any state law claims for (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of or based on a breach of a fiduciary duty owed by any director, officer or other employee of ours to us or our stockholders; (3) any action asserting a claim pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine, or the Delaware Forum Provision. The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Our amended and restated bylaws contain a Federal Forum provision that provides that unless we consent in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. In addition, our amended and restated bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

We recognize that the Delaware Forum Provision and the Federal Forum Provision in our amended and restated bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware or the Commonwealth of Virginia, as applicable. Additionally, the forum selection clauses in our amended and restated bylaws may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the United States District Court for the Commonwealth of Virginia may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this prospectus identify important factors which you should consider in evaluating our forward-looking statements. These risks include, but are not limited to, the following:

●	our going concern and history of losses;

●	uncertainty associated with anticipated launch of financial services platform or future products;

●	substantial investment and costs associated with new potential revenue streams and their corresponding contractual obligations;

●	dependence on third-party channel and referral partners, who comprise a significant portion of our sales force, for gaining new clients;

●	a slowdown or reduction in our sales in due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances;

●	uncertainty regarding our ability to achieve profitability and positive cash flow through the commercialization of the products we offer or intend to offer in the future;

●	dependence on third-party payment processors to facilitate our merchant services capabilities;

●	delay in or failure to obtain regulatory approval of financial services platform or any future products in additional countries;

●	our ability to operate our business while timely making payments pursuant to our loan agreements;

●	our need to raise additional financing to fund daily operations and successfully grow our Company;

●	our ability to retain and recruit appropriate employees, in particular a productive sales force;

●	current and future laws and regulations;

●	general economic uncertainty associated with the COVID-19 pandemic;

●	the adverse effects of COVID-19, and its unpredictable duration, in regions where we have customers, employees and distributors;

●	the adverse effects of COVID-19 on processing volumes resulting from (a) limitations on in-person access to our merchants’ businesses or (b) the unwillingness of customers to visit our merchants’ businesses;

●	the possibility that the economic impact of COVID-19 will lead to changes in how consumers make purchases that we are unable to monetize; and

●	the other factors described in “Risk Factors.”

You should read this prospectus (as it may be supplemented or amended) and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above, as well as the Risk Factors beginning on page 13 of this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

EXPLANATORY NOTE REGARDING REVERSE STOCK SPLIT

We will effect a reverse stock split of our common stock at a ratio of 1-for-9.5 at the time of the effectiveness of this registration statement of which this prospectus forms a part and prior to the closing of this offering. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion or exercise prices of our issued and outstanding convertible securities, stock options and warrants will be adjusted accordingly. All information presented in this prospectus other than in our financial statements and the notes thereto assumes a 1-for-9.5 reverse stock split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price or exercise price data set forth in this prospectus have been adjusted to give effect to such assumed reverse stock split.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $13.471 million from the sale of the units offered in this offering, or approximately $15.541 million if the underwriters exercise their over-allotment option in full, assuming an initial public offering price of $5.15 per Unit, the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently anticipate an approximate allocation of the net proceeds from this offering, together with our existing cash as follows:

Digital Banking & Payment Acceptance Business Expansion Including Partnership, Licensing and Development Costs	$2,100,000
Technology Acquisitions and Partnerships to Support Digital Banking and Payment Acceptance Business and Other Business Integrations	$2,800,000
Research and Development	$2,000,000
Personnel Expansion to Support Growth Objectives such as Chief Technology Officer, Chief Operating Officer, Programmers, Accounting and Sales Staff	$2,700,000
Working Capital and Operating Expenses	$3,800,000

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our products, our operating costs and the other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

Although we may use a portion of the net proceeds of this offering for the acquisition or licensing, as the case may be, of additional technologies, other assets or businesses, or for other strategic investments or opportunities, we have no current understandings, agreements or commitments to do so beyond the itemized expansion costs listed above.

 Each $1.00 increase (decrease) in the assumed initial public offering price of $5.15per Unit would increase (decrease) the net proceeds to us from this offering by approximately $2.680million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 500,000 in the number of Units we are offering would increase (decrease) the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, by $2.369million, assuming the assumed initial public offering price stays the same.

MARKET FOR OUR COMMON STOCK

Prior to this offering, shares of our common stock were quoted on the OTC Markets under the symbol “APCX.” Although our shares have been quoted on the OTC Markets since 2010, because trading on the OTC Markets has been infrequent and limited in volume, the prices at which such transactions occurred may not necessarily reflect the price that would be paid for our common stock in a more liquid market. As of December 10, 2021, there were approximately 389 record holders of our common stock and an estimated 1,680 beneficial holders of our common stock.

Trading activity for our common stock can be found at www.otcmarkets.com.

We have been approved to list our common stock and the Warrants sold in this offering on the Nasdaq under the symbols “APCX” and “APCXW,” respectively. However, we cannot assure you that a liquid trading market for our common stock and Warrants will develop or be maintained. You may not be able to sell your shares or Warrants quickly or at the market price if trading in our common stock or Warrants is not active. See “Underwriters” for more information regarding our arrangements with the underwriters and the factors considered in setting the public offering price.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our share capital. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business, and therefore do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant. Investors should not purchase our common stock with the expectation of receiving cash dividends.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021:

●	on an actual basis; and

●	on an as-adjusted basis to reflect the issuance and sale by us of units at the assumed public offering price of $5.15 per unit (the midpoint of the price range set forth on the cover page of this prospectus, as adjusted for a reverse stock split of 1-for-9.5) after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2021
	Actual (Unaudited)	As Adjusted (unaudited)

Cash and cash equivalents	$22,495	$13,493,896
Long-term debt, net	$354,235	$354,235
Stockholders’ equity:
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 113,125,715shares issued and outstanding (actual); 15,285,261 shares issued and outstanding (as adjusted)	113,126	15,258
Additional paid-in capital	121,269,598	134,838,867
Accumulated deficit	(120,442,111)	(120,442,111)
Total shareholders’ equity	940,613	14,412,014
Total capitalization	$7,471,736	$20,943,137

After giving effect to the planned reverse stock split of our common stock at a ratio of 1-for-9.5, the number of shares of common stock to be outstanding after this offering is based on (i) shares outstanding as of September 30, 2021 totaling 11,907,970 (ii) 27,777 shares issued from October 1, 2021 to December 10, 2021 (iii) 436,893 shares issued upon completion of this Offering to nDigital Ventures as part of its 15% ownership in the Company, and (iv) 2,912,621 shares included as part of this offering. The total shares of common stock outstanding at December 10, 2021 excludes the following:

●	the exercise of 955,184 shares of common stock issuable up on the exercise of outstanding stock options at a weighted average exercise price of $5.99 per share;

●	the exercise of 31,579 shares of common stock issuable up on the exercise of outstanding warrants at a weighted average exercise price of $9.50 per share. This does not include any adjustment to the exercise price in connection with potential EMA Financial, LLC reset provisions. Further, upon closing of this Offering, the exercise price will reset to the $5.15 Offering price;

●	the exercise of 195,728 shares of common stock issuable up on the exercise of outstanding convertible securities at a weighted average exercise price of $5.45 per share. This does not include any adjustment to the conversion price in connection with potential EMA Financial, LLC reset provisions. Further, upon closing of this Offering, the conversion price will reset to the $5.15 Offering price;

●	the issuance of 115,342 shares of common stock in accordance with our 2020 Equity Incentive Plan currently in reserve;

●	the conversion of 14 shares of series A preferred stock convertible into 1,149 shares of common stock.

●	436,893 shares of common stock issuable upon the exercise of the Over-Allotment Option;

●	436,893 shares of common stock issuable upon the exercise of Warrants included in the Units; and

Unless otherwise indicated, all information in this prospectus reflects or assumes:

●	no exercise of outstanding stock options;

●	no exercise of outstanding warrants;

●	no conversion of outstanding convertible securities;

●	no conversion of series A preferred stock;

●	no exercise by the underwriters of the Over-Allotment Option; and

●	no exercise of the Warrants underlying the Units.

The as adjusted information set forth above is illustrative only and will change based on the actual initial public offering price and other terms of this offering determined at pricing. Each $1.00 increase or decrease in the assumed initial public offering price of $5.15 per Unit, the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $2,680 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. A 500,000 Unit increase or decrease in the number of Unit offered by us would increase or decrease pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $2,369 million, assuming that the assumed initial offering price to the public remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ option to purchase additional Units is exercised in full, (i) an additional 436,893 Units would be issued and we would receive approximately $2.070 million in additional net proceeds, based on an assumed initial offering price per Unit of $5.15, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) cash and cash equivalents, total stockholders’ equity and total capitalization would each also increase by approximately $2.070 million.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of September 30, 2021, our historical net tangible book value (deficit) was $(6,118,309), or $(0.51) per share of our common stock. Net tangible book value (deficit) per share represents our total tangible assets (total assets less intangible assets) less total liabilities and convertible preferred stock, divided by the total number of our outstanding shares of common stock as of September 30, 2021.

After giving effect to the reverse split, sale, and issuance of units in this offering, at the assumed public offering price of $5.15 per share of common stock included in each unit, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $7.353 million, or $0.48 per share of our common stock. This represents an immediate increase in net tangible book value of approximately $0.99 per share to our existing stockholders and an immediate dilution of $4.67 per share to new investors.

Dilution per share to investors participating in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors participating in this offering. The following table illustrates this dilution (without giving effect to any exercise by the underwriters of their option to purchase additional shares):

Assumed public offering price per share	$5.15
Historical net tangible book value per share as of September 30, 2021	$(0.51)
Increase in net tangible book value per share attributable to investors participating in this offering	$0.99

As adjusted net tangible book value per share immediately after this offering	$0.48

Dilution in as adjusted net tangible book value per share to new investors participating in this offering	$(4.67)

 The dilution information discussed above is illustrative and will change based on the actual public offering price and other terms of this offering determined at pricing. If the underwriters exercise their option to purchase additional shares in full, our as adjusted net tangible book value per share after this offering would be approximately $0.60 per share, and the dilution in as adjusted net tangible book value per share to new investors participating in this offering would be $4.55 per share.

An increase (decrease) in the assumed public offering price of $1.00 per share, would increase (decrease) the as adjusted net tangible book value by $0.66 per share and the dilution to investors participating in this offering by $5.49 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

Similarly, each increase (decrease) of five hundred thousand shares in the number of shares offered by us in this offering would increase (decrease) the as adjusted net tangible book value by $0.62 per share and the dilution to investors participating in this offering by $4.53 per share, assuming the assumed public offering price of $5.15 per share, remains the same, assuming the number of shares sold in the concurrent private placements are decreased (increased) accordingly and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

The following table summarizes, on an as adjusted basis as of September 30, 2021, the differences between the number of shares of common stock purchased from us, the total cash consideration and the average price per share paid to us by existing stockholders and by new investors purchasing shares in this offering at the assumed public offering price of $5.15 per share, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing shares of common stock in this offering will pay an average price per share substantially higher than our existing investors paid.

	SHARES		TOTAL		AVERAGE
	PURCHASED		CONSIDERATION		PRICE PER
	NUMBER	PERCENT	AMOUNT	PERCENT	SHARE

Existing stockholders	12,372,640[1]	80.9%	$121,370,816	90.0%	$9.81

New investors participating in this offering	2,912,621	19.1%	13,468,051	10.0%	4.62

Total	15,285,261	100.0%	$134,838,867	100%	$8.82

If the underwriters exercise their option to purchase additional shares in full, the number of shares of common stock held by existing stockholders will be reduced to 78.7% of the total number of shares of common stock to be outstanding after this offering, and the number of shares of common stock held by investors participating in this offering will be further increased to 21.3% of the total number of shares of common stock to be outstanding after this offering.

After giving effect to the planned reverse stock split of our common stock at a ratio of 1-for-9.5, the number of shares of common stock to be outstanding after this offering is based on shares of common stock outstanding at December 10, 2021, and excludes the following:

●	the exercise of outstanding stock options under our stock option plan;

●	shares available for grant under our stock option plan;

●	shares of common stock issuable upon the exercise of Warrants to be issued to investors in this offering; and

●	shares of common stock issuable upon the exercise of the Underwriter Warrants to be issued to the underwriters.

Unless otherwise indicated, all information in this prospectus reflects or assumes:

●	no exercise by the underwriters of their option to purchase up to additional shares of common stock included in the units.

To the extent that outstanding options are exercised or shares are issued under our equity incentive plans, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

1The existing stockholders count includes 436,893 shares of common stock issued to nDigital Ventures upon the completion of this offering to maintain its fully diluted ownership above 15%.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing at the end of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. All share and per share amounts presented herein have been restated to reflect the implementation of the 1-for-9.5 reverse stock split as if it had occurred at the beginning of the earliest period presented, except for amounts presented in the financial statements and related notes included elsewhere in this prospectus.

Overview

Through our scalable cloud-based platform architecture and infrastructure coupled with our commerce experiences development and delivery model, we intend to simplify and streamline digital financial services for corporations, small and midsized enterprises (“SMEs”) and consumers. We will accomplish this through innovative omnichannel payment and digital banking technologies that complement our core merchant services capabilities. We believe there is opportunity to generate significant revenue for the Company the near future by providing innovative commerce solutions and experiences that resonate with clients, their customers, and the market as a whole. Further, our soon to be launched modular platform will equip forward-thinking financial institutions, technology companies, and SMEs with operational efficiencies, such as automated financial controls and reconciliation in addition to manual administration.

Today, our Company’s merchant services solutions provide financial processing for businesses to accept cashless and/or contactless payments, such as credit cards, ACH, wireless payments, and more. Our patented, exclusively licensed, and proprietary merchant services software will offer, new integrated solutions for frictionless digital and mobile payment acceptance including acceptance of alternative payment methods (“APMs”). We are extending and enhancing these capabilities with software that solves for multi-use case, multi-channel, API-driven, account-based issuer processing for card, digital tokens, and payment transfer transactions. Our scalable business model allows for expansive white-labeling, SaaS, and embedded solutions that will drive the digital transformation of financial services and generate diverse revenue streams for our company.

The financial services industry is going through a period of intensive change driven by the advancement of technology, the adaptation to societal changes resulting from COVID-19, and the rapid rise of contactless transactions. End-users expect ease of use and an enhanced user experience in all their daily financial interactions. In this rapidly evolving digital marketplace, our prospective clients, such as merchants and independent software vendors (“ISVs”), have broad and frequently changing requirements to meet consumer expectations and operational efficiencies to maintain their competitive edge.

Providing basic payment acceptance and “lowest price” models is no longer the winning formula to support the market. These entities recognize that staying competitive in the digital age requires a partner with a platform and services capable of delivering flexibility and growth while streamlining operations to continually deliver increased revenue and profitability opportunities. Our pricing is extremely competitive, but we believe the value we create for financial institutions, technology companies, and SMEs through our technology, deployment model, services and consultative approach will create true differentiation from our competitors.

Our global financial services platform architecture and infrastructure is designed to be flexible and configurable to meet current and future market needs. This will empower our clients to take advantage of future platform development and new innovative digital financial solutions by leveraging off-the-shelf experiences and consuming our APIs. Additionally, by taking a holistic view of all aspects of our clients’ business, including risk, volume, user experience, integration capabilities and technical needs, we will create optimal and extensible financial technology solutions at a rapid pace.

Through exclusive licensing and partnership agreements to complement our patented technology capabilities, we believe we will become leaders in the embedded payment and digital banking sectors by supporting digital, tokenized, multi-channel, embedded API-driven transactions. We will accelerate this position through the integration of our merchant services and a secure text payment solution with extensive digital account-based and multi-channel issuer payment processing capabilities. This will enable us to provide our clients an end-to-end payment acceptance and digital banking solution powering straight-through processing and embedded payment opportunities in the B2B space. We expect to support clients through the development of custom and off-the-shelf experiences by delivering these solutions through public APIs and Webhooks.

A key to the company’s success and market penetration is the continued development of enterprise-grade, patent protected software for SMS text payments via a mobile device. Our patented technology manages text messaging for processing payments, notification, response, authentication, marketing, advertising, information queries and reports. Once an account is established through a multi-currency digital wallet, neither internet connectivity nor a specific application is required to process payments between merchants and end-users. These features will be particularly beneficial for unbanked and under banked individuals in developing or emerging markets where access to the internet on a mobile device and modern banking institutions may not be readily available. In addition, our software platform will extend merchants’ marketplace capabilities by creating new avenues and channels to request and receive frictionless, digital payments and engaging end-users by utilizing a familiar, convenient, and widely adopted technology.

We believe our technologies will greatly increase the adoption of mobile payments and alternate banking solutions in sectors that must quickly adapt and migrate towards new technologies that facilitate convenient and safe contactless payments. To survive and succeed in this environment, businesses need to adopt new technologies to engage, communicate and process payments with their customers from a supplier that widely supports innovation and adaptation as the industry evolves. By embracing technological advancement in the payment and banking industries, we are well-positioned to meet the growing needs of existing and prospective clients and intend for our current and future products to be at the forefront of solving these accelerated market needs.

We are also expanding upon our financial technology foundation into the telehealth and remote patient monitoring sectors in response to cultural shifts and new healthcare demands of society. We have identified a need for the integration of payment acceptance technologies into the burgeoning telehealth sector. We believe this sector’s focus to date has been on providing health-related telecommunications but the way in which fees and payments for these services are requested and accepted is being overlooked. We intend to fill this identified shortfall by developing technologies and payment-related services to aid companies providing telehealth solutions. Through a strategic partnership, we plan to help bring to market personal emergency response and remote patient monitoring services and equipment to help ensure the safety of elderly and injured or sick patients while providing peace of mind to family members, care givers and retirement communities. These solutions increase patients’ access to comprehensive care options and allow medical teams to intervene in a timely manner to avoid more serious health concerns. By providing financial and administrative services we will have the opportunity to receive substantial revenue share from recurring revenue billed through Medicare with the potential for substantial growth and substantial profit margins.

Effects of the COVID-19 Pandemic

The unprecedented and adverse effects of COVID-19, and its unpredictable duration, in the regions where we have merchants, employees and consumers has an adverse effect on our processing volume and may in the future have a material adverse effect on our liquidity and financial condition.

Financial Operations Overview

The following discussion sets forth certain components of our statements of operations as well as factors that impact those items.

Results of Operations

This section includes a summary of our historical results of operations, followed by detailed comparisons of our results for nine months ended September 30, 2021 and 2020, respectfully and the years ended December 31, 2020 and 2019, respectively. We have derived this data from our unaudited financial statements and audited annual consolidated financial statements included elsewhere in this prospectus.

Our Revenue and Expenses

Revenues

We derive our revenues by providing financial processing services to businesses.

Expenses

Cost of Revenue. Cost of revenue includes costs directly attributable to processing and other services the company provides. These also include related costs such as residual payments to our business development partners, which are based on a percentage of the net revenue generated from client referrals.

General and administrative. General and administrative expenses include professional services, rent and utilities, and other operating costs.

Research and development. Research and development costs include costs of acquiring patents and other unproven technologies, contractor fees and other costs associated with the development of our financial services platform, contract and outside services.

Interest expense, net. Our interest expense consists of interest on our outstanding indebtedness and amortization of debt issuance costs.

Results of Operations

This section includes a summary of our historical results of operations, followed by detailed comparisons of our results for the three-month periods ended September 30, 2021 and 2020, respectively. We have derived this data from our financial statements included elsewhere in this quarterly report.

The Three Months Ended September 30, 2021

Compared to the Three Months Ended September 30, 2020

The following table presents our historical results of operations for the periods indicated:

	Three Months Ended September 30
(in thousands)	2021	2020

Revenue	$92.4	$105.4
Cost of revenue	41.8	48.8
Gross profit	50.6	56.6

Operating expenses
General and administrative	1,360.2	1,089.8
Excess fair value of equity issuance over assets received	1,090.7	—
Research and development	—	3.0
Total operating expenses	2,450.9	1,092.8
Loss from operations	(2,400.3)	(1,036.2)

Other income (expenses)
Interest expense, net	(478.0)	(71.7)
Change in fair value derivative liability	135.5	—
Forgiveness of debt	—	—
Other income	0.2	—
Total other income (expenses)	(342.3)	(71.7)
Loss before provision for income taxes	(2,742.6)	(1,107.9)

Provision for income taxes	—	—
Net Loss	$(2,742.6)	$(1,107.9)

 The Nine Months Ended September 30, 2021

Compared to the Nine Months Ended September 30, 2020

The following table presents our historical results of operations for the periods indicated:

	Nine Months Ended September 30
(in thousands)	2021	2020

Revenue	$258.7	$241.5
Cost of revenue	112.0	103.8
Gross profit	146.7	137.7

Operating expenses
General and administrative	6,733.6	2,781.9
Excess fair value of equity issuance over assets received	66,124.6	—
Research and development	—	49.2
Total operating expenses	72,858.2	2,831.1
Loss from operations	(72,711.5)	(2,693.4)

Other income (expenses)
Interest expense, net	(3,038.6)	(213.9)
Change in fair value derivative liability	80.4	—
Forgiveness of debt	—	9.0
Other income	175.3	—
Total other income (expenses)	(2,782.9)	(204.9)
Loss before provision for income taxes	(75,494.4)	(2,898.3)

Provision for income taxes	—	—
Net Loss	$(75,494.4)	$(2,898.3)

Revenue

Revenue decreased to $92,410 from $105,357 and increased to $258,688 from $241,367 for the three months and nine months ended September 30, 2021 and 2020. The decrease in the quarter was principally driven by a decrease in the processing volume along with an adjustment in processing fees with one major account. The increase year-to-date more than offset this decrease and was principally driven by an increase in new accounts and an increase in processing volume along with an adjustment in processing fees assessed to the Company.

Cost of Revenue

Cost of revenue decreased to $41,774 from $48,759 and increased to $112,032 from $103,721 for the three months and nine months ended September 30, 2021 and 2020. The decrease was driven primarily by the adjustment in processing fees discussed above. The increase in cost of revenue is related to an increase in revenue.

General and Administrative Expenses

General and administrative expenses increased to $1,360,187 from $1,089,808 and $6,733,594 from $2,781,912 for the three months and nine months ended September 30, 2021 and 2020, the increase was primarily driven by stock-based compensation due to several significant consulting agreements for marketing and professional related services, along with stock-based compensation due to executive management and employee contracts.

Excess Fair Value of Equity Issuance Over Assets Received

Excess fair value of equity issuance over assets received expenses increased to $1,090,716 from $0 and $66,124,606 from $0 for the three months and nine months ended September 30, 2021 and 2020. The increase was due to two major equity issuances for services.

Research and Development Expenses

Research and development expenses decreased to $0 from $2,999 and $0 from $49,250, for the three months and nine months ended September 30, 2021 and 2020. This decrease was primarily due to the timing of the development of our financial services platform.

Interest Expense, net

Interest expense, net increased to $478,009 from $71,723 and $3,038,568 from $213,890 for the three months and nine months ended September 30, 2021 and 2020. The increase was primarily due to an expense of excess fair value of equity issuance for accrued interest and notes payable on convertible notes payable and notes payable conversion in the second and third quarter.

Change in Fair Value of Derivative Liability

Change in fair value of derivative liability increased to $135,469 from $0 and to $80,370 from $0, for the three months and nine months ended September 30, 2021 and 2020. The increase was primarily due to a new convertible note agreement.

The following is a detailed comparison of our results for the years ended December 31, 2020 and 2019.

 Revenue

Revenue increased to $329,500 from $256,138, or 29%, for the year ended December 31, 2020 from the year ended December 31, 2019. This increase was principally driven by significant reduction in processing fees from the processors.

Cost of Revenue

Cost of revenue increased to $140,372 from $101,638, or 38%, for the year ended December 31, 2020 from the year ended December 31, 2019. This increase was driven primarily by a significant increase in revenue.

General and Administrative Expenses

General and administrative expenses increased to $3,749,456 from $1,020,869, or 267%, for the year ended December 31, 2020 from the year ended December 31, 2019. This increase was primarily driven by the increase of some one-time stock compensation expense from significant consulting agreements.

Research and Development Expenses

Research and development expenses decreased to $49,250 from $82,057, or 40%, for the year ended December 31, 2020 from the year ended December 31, 2019. This decrease was primarily due to the decrease in development costs resulting from service agreements related to the development of our software platforms.

Interest Expense, net

Interest expense, net increased to $342,321 from $288,784, or 19%, for the year ended December 31, 2020 from the year ended December 31, 2019. This increase was primarily driven by the addition of one-time interest charges for the amortization of the debt discount, day one derivative loss on a security purchase agreement.

Day One Derivative Loss

Day one derivative loss increased to $389,712 from $0 or 100% for the year ended December 31, 2020 from the year ended December 31, 2019. This increase was primarily driven by the addition of a new convertible note agreement.

Change in Fair Value of Derivative Liability

Change in fair value of derivative liability increased to $71,764 from $0 or 100% for the year ended December 31, 2020 from the year ended December 31, 2019. This increase was primarily driven by the addition of a new convertible note agreement.

Liquidity and Capital Resources

As reflected in the accompanying financial statements, during the nine months ended September 30, 2021 and 2020, the Company incurred a net loss of $75,494,381 and $2,898,406 and used cash of $820,852 and $303,235 in operating activities. During the years ended December 31, 2020 and 2019, the Company incurred a net loss of $4,187,317 and $1,343,210 and used cash of $591,386 and $760,544 in operating activities. In addition, the Company had a working capital deficit of $6,026,048 and an accumulated deficit of $120,442,111 as of September 30, 2021. In their report on our financial statements for the fiscal year ended December 31, 2020, our auditors expressed their doubt as to our ability to continue as a going concern within one year of issuance of the financial statements.

Historically, the Company funded its operations through private investment, such as convertible notes and the assignment of repurchase option agreements to third parties. The vast majority of its accumulated deficit balance are non-cash items such as equity issued for compensation, the excess value of issuances related to licensing and contractor agreements, and the excess value of debt conversion agreements.

Since the Company is in its pre-platform phase and absent additional private investments; the current cash position from continuing operations is not significant to support the company’s daily operations for the next twelve months. To the extent that additional funds are necessary to finance operations and meet our long-term liquidity needs as we continue to execute our strategy, we note that this offering will fund our expenses required to generate profits and eliminate the Company’s going concern. As a result, no additional indebtedness is anticipated at this time. Using currently available capital resources, management believes we can conduct planned operations for 45 days, however, management believes we need to raise $5,000,000 to remain in business for the next 12 months. The net proceeds of this offering will fund our anticipated expenses for the next 36 months regardless if the Company generates a profit.

Since we derive our revenues principally from processing of purchases from our merchant services clients, a downturn in economic activity, such as that associated with the current corona virus pandemic could reduce the volume of purchases we process, and thus our revenues. In addition, such a downturn could cause our merchant customers to cease operations permanently decreasing our payment processing unless new customers were found. We may also face additional difficulty in raising capital during an economic downturn.

Cash Flows

The following table presents a summary of cash flows from operating, investing, and financing activities for the following comparative periods.

	Nine Months Ended September 30,
	2021	2020

Net cash used in in operating activities	$(820,852)	$(303,235)
Net cash provided by (used in) investing activities	$(1,575,500)	$23,411
Net cash provided by financing activities	$2,361,350	$301,981

Cash Flow from Operating Activities

Net cash used in operating activities increased by $517,617 for the nine months ended September 30, 2021 from the nine months ended September 30, 2020. This increase was principally driven by an increase in residual payouts, professional fees and services, and new executive management and employee contracts.

Cash Flow from Investing Activities

Net cash used in investing activities increased by $1,598,911 for the nine months ended September 30, 2021 from the nine months ended September 30, 2020. This increase was principally driven by a significant investment in a capitalized asset.

Cash Flow from Financing Activities

Net cash provided by financing activities increased by $2,059,369 for the nine months ended September 30, 2021 from the nine months ended September 30, 2020. This increase was principally driven by the increase in proceeds from the sale of repurchase options.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we evaluate our estimates including those related to revenue recognition, goodwill and intangible assets, derivative financial instruments, and equity-based compensation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that we consider the most critical to understanding our financial condition and results of operations. The accounting policies we believe to be most critical to understanding our financial condition and results of operations are discussed below. As of September 30, 2021, there have been no significant changes to our critical accounting estimates, except as described in Note 2 to our financial statements.

Recent Accounting Pronouncements

As of September 30, 2021, there have been no significant changes to our recently issued accounting pronouncements, except as described in Note 2 to our financial statements.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, that would have been established to facilitate off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in those types of relationships. We enter into guarantees in the ordinary course of business related to the guarantee of our own performance.

BUSINESS

Overview

Through our scalable cloud-based platform architecture and infrastructure coupled with our commerce experiences development and delivery model, we intend to simplify and streamline digital financial services for corporations, small and midsized enterprises (“SMEs”) and consumers. We will accomplish this through innovative omnichannel payment and digital banking technologies that complement our core merchant services capabilities. We believe there is opportunity to generate significant revenue for the Company the near future by providing innovative commerce solutions and experiences that resonate with clients, their customers, and the market as a whole. Further, our soon to be launched modular platform will equip forward-thinking financial institutions, technology companies, and SMEs with operational efficiencies, such as automated financial controls and reconciliation in addition to manual administration.

Today, our Company’s merchant services solutions provide financial processing for businesses to accept cashless and/or contactless payments, such as credit cards, ACH, wireless payments, and more. Our patented, exclusively licensed, and proprietary merchant services software will offer, new integrated solutions for frictionless digital and mobile payment acceptance including acceptance of alternative payment methods (“APMs”). We are extending and enhancing these capabilities with software that solves for multi-use case, multi-channel, API-driven, account-based issuer processing for card, digital tokens, and payment transfer transactions. Our scalable business model allows for expansive white-labeling, SaaS, and embedded solutions that will drive the digital transformation of financial services and generate diverse revenue streams for our company.

The financial services industry is going through a period of intensive change driven by the advancement of technology, the adaptation to societal changes resulting from COVID-19, and the rapid rise of contactless transactions. End-users expect ease of use and an enhanced user experience in all their daily financial interactions. In this rapidly evolving digital marketplace, our prospective clients, such as merchants and independent software vendors (“ISVs”), have broad and frequently changing requirements to meet consumer expectations and operational efficiencies to maintain their competitive edge.

Providing basic payment acceptance and “lowest price” models is no longer the winning formula to support the market. These entities recognize that staying competitive in the digital age requires a partner with a platform and services capable of delivering flexibility and growth while streamlining operations to continually deliver increased revenue and profitability opportunities. Our pricing is extremely competitive, but we believe the value we create for financial institutions, technology companies, and SMEs through our technology, deployment model, services and consultative approach will create true differentiation from our competitors.

Our global financial services platform architecture and infrastructure is designed to be flexible and configurable to meet current and future market needs. This will empower our clients to take advantage of future platform development and new innovative digital financial solutions by leveraging off-the-shelf experiences and consuming our APIs. Additionally, by taking a holistic view of all aspects of our clients’ business, including risk, volume, user experience, integration capabilities and technical needs, we will create optimal and extensible financial technology solutions at a rapid pace.

Through exclusive licensing and partnership agreements to complement our patented technology capabilities, we believe we will become leaders in the embedded payment and digital banking sectors by supporting digital, tokenized, multi-channel, embedded API-driven transactions. We will accelerate this position through the integration of our merchant services and a secure text payment solution with extensive digital account-based and multi-channel issuer payment processing capabilities. This will enable us to provide our clients an end-to-end payment acceptance and digital banking solution powering straight-through processing and embedded payment opportunities in the B2B space. We expect to support clients through the development of custom and off-the-shelf experiences by delivering these solutions through public APIs and Webhooks.

A key to the company’s success and market penetration is the continued development of enterprise-grade, patent protected software for SMS text payments via a mobile device. Our patented technology manages text messaging for processing payments, notification, response, authentication, marketing, advertising, information queries and reports. Once an account is established through a multi-currency digital wallet, neither internet connectivity nor a specific application is required to process payments between merchants and end-users. These features will be particularly beneficial for unbanked and under banked individuals in developing or emerging markets where access to the internet on a mobile device and modern banking institutions may not be readily available. In addition, our software platform will extend merchants’ marketplace capabilities by creating new avenues and channels to request and receive frictionless, digital payments and engaging end-users by utilizing a familiar, convenient, and widely adopted technology.

We believe our technologies will greatly increase the adoption of mobile payments and alternate banking solutions in sectors that must quickly adapt and migrate towards new technologies that facilitate convenient and safe contactless payments. To survive and succeed in this environment, businesses need to adopt new technologies to engage, communicate and process payments with their customers from a supplier that widely supports innovation and adaptation as the industry evolves. By embracing technological advancement in the payment and banking industries, we are well-positioned to meet the growing needs of existing and prospective clients and intend for our current and future products to be at the forefront of solving these accelerated market needs.

We are also expanding upon our financial technology foundation into the telehealth and remote patient monitoring sectors in response to cultural shifts and new healthcare demands of society. We have identified a need for the integration of payment acceptance technologies into the burgeoning telehealth sector. We believe this sector’s focus to date has been on providing health-related telecommunications but the way in which fees and payments for these services are requested and accepted is being overlooked. We intend to fill this identified shortfall by developing technologies and payment-related services to aid companies providing telehealth solutions. Through a strategic partnership, we plan to help bring to market personal emergency response and remote patient monitoring services and equipment to help ensure the safety of elderly and injured or sick patients while providing peace of mind to family members, care givers and retirement communities. These solutions increase patients’ access to comprehensive care options and allow medical teams to intervene in a timely manner to avoid more serious health concerns. By providing financial and administrative services we will have the opportunity to receive substantial revenue share from recurring revenue billed through Medicare with the potential for substantial growth and substantial profit margins.

Industry Background

 The financial technology and payment processing industries are an integral part of today’s worldwide financial structure. The electronic payments industry is massive, with growth fueled by powerful long-term trends that continue to increase the acceptance and use of electronic payments compared to paper-based payments. According to The Nilson Report, purchase volume on credit, debit and prepaid cards in the United States was approximately $6.1 trillion in 2018 and is estimated to reach nearly $10.4 trillion by 2027, a compound annual growth rate, or CAGR, of 6.1%.9

 According to American Banker, banking and financial services incumbents are failing to compete on customer experience, which is a weakness fintechs are very successfully exploiting.10 In fact, based on a 2019 PwC Global Fintech Report, industry executives believe that 25% or more of their business could be at risk of being lost to standalone fintechs within five years.11 Furthermore, according to Allied Market Research, The global digital banking platform market size was valued at $3.95 billion in 2019 and is projected to reach $10.87 billion by 2027, growing at a CAGR of 13.6% from 2020 to 2027.12 All of this research and expert opinion provides a clear picture of the opportunities ahead for fintechs that can provide innovative commerce solutions and experiences that resonate with clients, their customers and the market as a whole.

According to a Walker report, customer experience will overtake price and product features as the key brand differentiator this year. Moreover, according to research from PwC, an immersive and engaging customer experience drives more customer spending.13 In fact, 86% of buyers are willing to pay more when immersed in a great customer experience – Experience outweighs cost.

The payment processing industry continues to evolve rapidly based on the application of new technology and changing customer needs. Changes in technology have allowed for new payment methods, such as mobile and contactless payments which is driving demand for new innovative solutions to meet consumer expectations. This results in businesses increasingly being required to deliver new, convenient methods of interacting with their customers to ensure loyalty and repeat business. As consumers continue to integrate mobile devices into their lives, there will be increased demand to conduct business on these devices. According to Global Industry Analysts, the global mobile payment market was valued at $1,449.56 billion in 2020 and is expected to reach over $5,399.6 billion in 2026 with growth at a CAGR of 24.5% over the forecast period (2021 – 2026).14

GSMA Intelligence reported in 2019 that globally, there are more than 9.2 billion mobile connections and 5.1 billion mobile subscribers with text messaging capabilities.15 Statista asserted that just over 3.9 billion of these devices have access to mobile internet.16

9 Nilson Report – Payment Cards in the U.S. Projected, October 2020.

10 American Banker and Monigle, Humanizing the Bank Customer Experience, 2021.

11 PricewaterhouseCoopers – Global Fintech Report, 2019.

12 Allied Market Research – Digital Banking Platform Market Size to Hit $10.87 Billion by 2027, at 13.6% CAGR, October 2020.

13 Walker Resources – Customers 2020: A Progress Report.

14 Global Industry Analysts – Consumer Mobile Payments – Global Market Trajectory and Analytics, October 2021.

15 GSM Association – The State of Mobile Internet Connectivity 2019.

16 Statista Research Department – Mobile Internet Usage Worldwide – Statistics and Facts, July 2021.

Our Competitive Strengths

We believe our adaptable technology stack and product offerings differentiate us from our competitors. Our products and solutions help to eliminate much of our sector’s reliance on legacy payment rails and financial systems. The design and delivery are not being restricted by antiquated foundational technology. Management believes the applicability and frictionless nature of our products will offer an immediate impact on the digital financial services industry. Further, the solutions we intend to deliver to our clients will be driven off user-centered design principles to providing seamless, best-in-class experiences to the end-user.

Digital transformation is complex for most companies sighting such concerns around shifting company culture, legacy systems, rigidity of platforms and processes, inefficiencies in skillsets and knowledge. Additionally, even when these companies see the value in digital transformation, often these companies face an inability to properly shift resources to new technology while maintaining customers on existing platforms. Non-discretionary spend required to “keep the lights on” outweighs leadership’s ability to invest in future technology which results in a vulnerabilities and competitive threats.

Our financial services platform will empower our clients with an extensible, adaptable framework capable of dynamically solving challenges found across the financial services industry. Further, this ability will allow us to drive deeply and expediently into specific market segments to solve problems that we find to be a continued burden on our client’s and their customer base. Based on market, client and end-user research and discovery, it is expected that these unique solutions produced for client’s will be highly leverageable across these segments to deliver experiences at scale while producing rapid revenue and profitability.

As we increase our client base and deployment of solutions to meet our client’s specifications, we’ll continue to grow these “off-the-shelf” experiences that will ultimately lower our development costs while increasing speed to market. In addition, we are positioned to utilize this model to grow industry partnerships and app marketplace plugins thus further leveraging our capabilities and market reach.

Founded on a modern core platform backed by an intelligent financial technology framework, our ability to rapidly deploy solutions and experiences that are otherwise cumbersome, expensive and often fall short of expectations will prove successful. Once launched, our position is to penetrate deep into certain segments to build a model that will directly drive growth. Gaining robust insights in these segments while delivering best-in-class experiences will also produce future opportunities to expand our off-the-shelf solutions to other verticals or sub-verticals that are challenged with solving similar problems.

While our core foundational platform will continue to adapt and grow based on new innovations, we will soon launch into the market with an extremely robust and innovative set of secure digital banking and payments features and functionality. This will allow us to quickly deliver the future of digital finance to meet the demands of the markets we intend to serve without the deployment burdens encumbering the market today.

Additionally, the patent protection to some of our products is uncommon within the fintech industry. This protection prevents competitors from replicating our products to carve away at our anticipated market share. Therefore, backing our text payment and lead generation products with patents strengthens the viability of such products by limiting direct competition and strengthening strategic partnerships. It is expected that we will also expand our patent portfolio through new innovations and acquisitions.

Our patent protected text payment system’s anticipated capabilities also set us apart. By creating a product that permits mobile payments without the need for a data plan, internet or an application -after an initial account is established-, we will have the unique ability to extend our customer base to target unbanked and underbanked individuals primarily in developing or emerging markets. Integrating consumers that are not traditionally included in the payment space will allow us to have a larger potential market than many of our competitors.

Our Growth Strategy

We intend to grow by leveraging our existing IP, continually developing products and solutions, establishing strategic partnerships and seeking selective acquisitions that uniquely complement our core business to meet growing market demand. From traditional merchant accounts to customizable inbound and outbound payment solutions, we intend to modernize and enhance the payment processing and digital banking capabilities for businesses throughout the world. Our business objective is to generate revenue based on licensing and subscription fees, transactional processing fees, product line growth, and continual advancement of our IP portfolio.

Our target market is forward-thinking financial institutions, technology companies, and SMEs seeking to broaden their distribution through the addition of digital omnichannel payments and digital banking technologies. We will serve these markets by reducing integration complexity and streamlining their integrated financial services capabilities.

SMEs generally lack the resources of large enterprises to invest heavily in technology. As a result, they are more dependent on service providers, like AppTech, to handle critical functions including payment acceptance and other support services and are likely to be early adopters of new services that will further increase their efficiency and drive growth. Additionally, we are targeting financial institutions looking to maintain their ability to compete by digitizing their financial services offerings to meet market demand. By enhancing their customer’s user experience through the development of innovative and user centric multi-channel, multi-currency, digital financial products, they will be able to maintain customer loyalty.

We intend to support a multi-method distribution model to achieve our vision. By providing delivery flexibility, we can rapidly engage and develop the right go-to-market strategies. As previously mentioned, not only are off-the-shelf solutions available, but we also offer embedded experiences that can be deployed using a growing portfolio of Open and Private APIs for developers to build unique experiences based on business cases and requirements.

Further, by offering clients a full array of marketing technology services, omnichannel payments and digital banking technologies, we will enable them to better interact with their customers and provide additional, dynamic means of processing both inbound and outbound financial transactions.

Businesses’ financial technology needs are increasingly complex. As electronic and mobile commerce continues to grow, businesses have no alternative but to use technology to better meet customer’s expectations. We believe that delivering innovative, adaptive, scalable, and operationally efficient products that meet their financial services needs will result in rapid market penetration for our anticipated products launches.

While leveraging new technology is vital to our growth plan, it is equally important that the technology is relevant and seamlessly fits into and benefits our end-user’s daily lives. Consumers are sometimes reluctant to alter their typical routines, especially when it relates to financial services. The anticipated launch of our text payment system and broader digital banking and payments solutions will meet both needs. We will offer financial technologies that do not rely on legacy rails thus increasing the opportunity to improve the end-user’s digital experiences. Once properly developed and rolled out, we anticipate rapid adoption.

We seek to grow our business by pursuing the following strategies:

●	Increasing our customer base by offering unique and compelling, patent protected technology solutions;

●	Driving growth in our merchant services business through new and flexible technologies, including our secure text payment system, that will enable our customers to adapt to a rapidly changing marketplace;

●	Rolling-out our API-driven, account-based, issuer processing solution for card, digital token, and payment transfer transactions that will enable us to target multi-currency and multi-channel digital banking and embedded B2B payment opportunities;

●	Providing advanced technology to our clients to engage end-users via lead generation and text marketing services to enable businesses to better communicate with their customers and integrate our full suite of products;

●	Maintaining technological leadership by continuing to innovate and improve our scalable, extensible, cloud-based technology;

●	Pursuing strategic acquisitions, investments, or partnerships to complement and bolster our suite of fintech products;

●	Creating cross-selling synergies through white-labeling or SaaS distribution enabling us to provide a holistic suite of products and services to financial institutions, technology companies, and SMEs;

Our market growth strategies will focus on the following elements: (1) new product development and delivery (2) market penetration (3) market expansion (4) IP, strategic acquisitions, and partnerships.

It is imperative that upon entrance into the market with the new platform, we focus on delivering an enhanced experience to our existing digital client base. As we roll this out, we will also continue discussions with our current and continually evolving pipeline of prospects to understand these opportunities and the value that we can bring to solve their needs. This strategy also provides growth opportunities with these clients, increases customer satisfaction and potential referrals, and produces valuable feedback into our product prioritization and roadmap.

Maintaining focus to deliver our technology to selective target market segments also allows us to deliver a deeper, more targeted set of solutions and experiences. In turn this will grow our knowledge within these select segments that will translate into further innovation and market penetration.

This continual development process will contribute to our overall strategy of delivering new, innovative technologies and solutions. It is expected that bringing these to market will expand opportunities in complimentary and new market segments. Given the Platform’s flexibility and a la carte capabilities, adapting these solutions and delivering new experiences is a core tenant to growth.

In addition, core to our values and strategy is the opportunity for growth through intellectual property. This is inclusive of the existing patent portfolio while also coupled with future innovation. It is also important to continually evaluate new technologies, market entrants and complimentary solutions to ensure continued growth. We expect that this will include strategic acquisitions of complimentary offerings and portfolio customers, while also focusing on strategic partnerships where we find synergy in our vision.

With years of fintech experience and a deep understanding of the industry, management believes we can leverage this expertise, industry contacts and past clients to accelerate market penetration. Engaging individuals with the ability to integrate our products may prove invaluable. Further, through our channel partnerships, we have an expansive network of potential clients that continue to show interest in our strategy and opportunity to embed our financial technologies into their solutions.

Management believes there are substantial opportunities in emerging and developing markets for our anticipated products. Our mobile payment and digital banking solutions offer innovative avenues to unbanked and underbanked communities to transact and provide remittances. Further, since internet connectivity is not required for our text payment solution, individuals with limited internet access will still be able transact. These two factors could open our products to markets with immense growth potential.

With our in-house expertise and our internationally experienced and proven team of subject matter experts via our partnership with Infinios Financial Services BSC’s (formally NEC Payments), we are focused on resources on delivering growth using the strategies described above. Both teams operate together in full confidence that the business is being powered by innovative technology IP running on robust, secure and scalable cloud infrastructure. We expect to continue the innovative development of the core platform while also developing alongside targeted market segments and clients to deliver productized, secure and scalable solutions and experiences.

Management also believes our partnership with Silver Alert Services, LLC will be the initial foothold for our expansion in the telehealth sector. Our strategic partnership providing financial services in support of their remote patient monitoring devices provides the opportunity to create substantial revenue. However, with the emergence of new telehealth platforms and the rapid shift towards e-visits, many of which require a private payer model, we believe our payment acceptance technology, specifically our embedded capabilities will have widespread application in the sector.

Our Products and Services

We are developing and preparing to deploy a digital-first fintech platform that empowers financial institutions and enterprise brands to deliver “best-of-breed” B2B and B2C experiences through our revolutionary platform and deployment model. Our modular platform will seamlessly integrate with legacy and cloud platforms to power a multitude of commerce experiences, including digital payments, financial wellness and more.

Merchant Services

Our core historical business is merchant transaction services. We create revenue by processing payments for credit and debit cards via POS (point of sale) equipment, e-commerce gateways, periodic ACH (automatic clearing house) payments and gift & loyalty programs. We currently support over 100 merchants representing dozens of market verticals in managing their financial transactions.

Each merchant has unique needs for payment processing. As a result, we have a variety of processing partners to meet each merchant’s requirements. In addition to these needs, we take into consideration certain aspects of each business in choosing the optimal processing partner including risk, volume, customer service, integration capabilities, product features and profitability.

Our processing partners include Total Systems Services (“TSYS”)/Global Payments., JetPay an NCR Payment Solutions Company, Harbortouch Payments a Shift4 Company, Cynergy Data/Priority Payments Systems Group, FIS. And Cardconnect/Fiserv Inc., with each providing products and services that meet each of our merchants’ needs. Currently, our partners manage our backend payment processing needs in addition to managing risk and compliance on our behalf. Through the implementation of our proprietary payment processing protocols as we grow our customer base and technology, we expect to manage the risk and compliance ourselves, which will increase our margins on each transaction processed.

Digital Financial Technology Platform consisting of Omnichannel Payments and Digital Banking

To power commerce experiences, our anticipated digital financial technology platform (the “Platform”) incorporates two distinct product pillars: (1) omnichannel payments featuring patented SMS text payment technology and (2) digital banking capabilities including multi-currency solutions, hyper-segmented savings accounts, buy now, pay later (“BNPL”) and next generation card issuance. The omnichannel payments pillar will consist of several stand-alone solutions, including hosted ecommerce checkout, a flexible payment gateway, patented text payment technology, digital wallets, alternative payment methods (APMs), as well as mobile and contactless payments. The Platform’s digital banking pillar will supply financial institutions with technology to give their customers – businesses, professionals, and individuals the ability to better manage their finances anywhere, anytime and at a fraction of the cost of traditional banking and financial services.

Developing and deploying embedded commerce experiences runs atop the Platform stack. This will include 1) open and private payment and digital banking APIs, 2) select third-party APIs centered on personalization and automation, 3) UI/UX blueprints and design assets 4) online collaboration and development tools, and 5) optional professional services engagement and support.

Similar to experience-focused offerings, our Platform powers immersive content, conversion, marketing automation, payment, and value transfer capabilities for nearly every online and offline shopping, banking, and financial services scenario. Additionally, our Platform experiences can be taken off-the-shelf or tapped into via modern APIs to build and embed fully branded and customizable experiences.

In many cases, our products and services are both available off-the-shelf or through embedded commerce experiences. For example, our patented text payment capabilities can be licensed off-the-shelf so our client can take advantage of quick market entry while doing this without any lifting or technical requirements. Alternatively, text payment capabilities and feature sets are available via our open APIs so businesses can embed and customize the experience, i.e. alter the onboarding experience and subscription triggers.

We believe text payment’s simple payment process has widespread application and potential for widespread adoption by mobile users because it utilizes a technology many end users are comfortable with and use daily. The process is quick and user-friendly allowing businesses to simply expand their payment receiving capabilities. The integration of direct, reliable, instant, and familiar text messaging with secure payments is a vital step in how we believe we bridge the gap between fintech and mobile wireless systems.

Our white-label, digital banking technology platform with payment capabilities will equip financial institutions (Fis), technology providers and brands with a digital “bank-in-a-box” – also referred to as our Banking-as-a-Service (BaaS) (“Platform”). Furthermore, our Platform will enable multi-channel, multi-currency, pure digital financial services products unlike many other providers in the world. It incorporates a “plug-and-play” capability to facilitate deep integration with payment gateways, POS merchant services, alternative payment mechanisms, open-banking, ERP (“Enterprise Resource Planning”), CRM and web and mobile user interfaces to form an end-to-end, embedded, payment acceptance and digital banking solution that drives innovative and disruptive digital distribution products. Anticipated products include:

●	Neo-Banking for consumers and SMEs;
●	Embedded B2B and consumer virtual payments (VCNs);
●	Multi-currency money management and P2P money transfer;
●	Payroll, expenses, management and B2C and G2C disbursements;
●	Treasury management;
●	Gift, incentive and reward programs for retail, wholesale and employee benefits;
●	Any other product that requires a prepaid or credit balance to be held and transacted upon.

Other attributes to our Platform will include:

●	Patented Technology including a Text-to-Pay patent that enables B2B, B2C and P2P payments via SMS, mobile push, email and other forms of embedded links. Combined with four mobile-to-computer messaging and lead generation patents, we can enable financial institutions, technology companies and businesses to unlock innovative customer experiences.

●	Personalization and User Experience is also at the core of our Platform. Through marketing automation capabilities, our Platform will provide an industry first online-to-offline customer attribution capability. Licensees of our Platform will be able to link their customer’s online behavior to their buying preferences in real-time in order to personalize the selling and buying experience, streamline checkout and improve conversion rates.

●	Automation is delivered through our APIs to unlock automated financial transactions and customer experiences. For example, our Platform can be simply configured to create many types of automated customer benefits and incentives including instant cashback or added-value promotions. Further, our Platform will be easily leverageable to create similar money saving experiences like round ups, i.e., rounding to the nearest dollar and depositing the difference between the purchase price and round-up into a digital bank account.

●	Integration and Embedded Payments are central functions of our Platform. As such, we offer developers and enterprises an open platform with flexible rest APIs to build new payment and financial transaction features in SaaS and cloud apps, or create compelling new digital financial services user experiences from scratch.

Our Platform continues to be developed including integration, testing and proper technical certifications before market readiness and client delivery. Management believes the Platform will be rolled out in stages beginning in the fourth quarter of 2021. We expect that our Platform will continue to evolve as discussed to continually provide ongoing improvements, new features and functions and improved opportunities to deliver best in class experiences to the markets we serve.

The following is a visual depiction of the text payment system:

Lead Generation

The lead generation industry has relied on thousands of “cold calls” that are rarely answered. According to the Mobile Marketing Association, the only wireless technology that is opened up 98% of the time is SMS text message. As a supplement to our merchant services business, we offer a patent protected SMS text messaging lead generation service for advertising, marketing and alerting our merchants’ customers directly.

Using the merchant’s own opted-in mobile number database, our lead generation service can regularly offer the merchants’ customers with the merchant’s latest in the products and services, promotions, discounts, appointment scheduling. Additionally, it can provide payment reminders, which can then be purchased via our text payments solution should merchants choose to utilize this service. Soliciting consumers requires added incentive and, as a solution, we plan on integrating a reward program. Management believes this will increase our merchant customers’ revenues and increase our customer base.

Our lead generation platform utilizes our patented text messaging capabilities to deliver text marketing services. Further, merchants and business will be able to utilize data captured through the transaction which may be offered back to the merchant to leverage marketing trends.

By offering merchants our lead generation services, it provides an opportunity for cross-selling our text payment system. For example, a pharmacy using our services to inform their consumer that their prescription is filled can then send a follow-up text asking if the consumer is interested in paying for the prescription via our text payment. Management believes this cross-selling synergy has the ability to increase revenues for all the services we offer.

Our digital text messaging for marketing, advertising, information queries and alert notifications has extensive applications across numerous industries. Our past, present, and future clients will have direct access to their end user customers offering them targeted information and new services. Just as important, our technology is scalable, easily allowing us to meet the needs of our growing customer base.

Our Intellectual Property

Our intellectual property is an important component to our business and foundational to our industry with exceptional forward citation. Our strategy is to continue to build on our existing patent base and further develop additional patents and intellectual property as we grow our business domestically and internationally. Our management believes developing patent-based software products, integrating new technologies and creating intellectual property will significantly contribute to our performance. We also believe we will be able to leverage our existing patents to cross-license with other, leading, innovative patented technology partners.

We have incorporated four USPTO patents into the development of our enterprise-grade text messaging platform for SMS marketing, advertising and sales. Our proprietary text messaging capabilities allow users to send and receive a text message from a short code and initiate two-way chat from a mobile to a computer using only text-messaging. Management believes our patents are foundational to the mobile payments and mobile web content delivery industries based upon early priority dates, many of which pre-date modern developments in mobile developments. Further, based on research by our management, comparable companies which may be direct competitors for our impending products have limited or no documented intellectual property protecting their products.

Patent Number 8,369,828 is at the core of our Secure Text Payment System. The patent enables a mobile user to initiate a request for payment to a payee via SMS text message. It has been cited 82 times in USPTO patent applications including by value chain leaders such as Google Inc., Apple Inc., Bank of America Corporation, Visa International Service Association, Fiserv, Inc. and PayPal, Inc. Patent Number 8,315,184 utilizes short and/or long codes to send and receive text messages from an application to a mobile device. It has been cited 6 times in USPTO patent applications including by value chain leaders such as Oracle International Corporation. Patent Number 8,572,166 embeds a URL in a text message sent from an application to a mobile device. It has been cited 122 times in USPTO applications including by value chain leaders such as Microsoft Corporation, New York Stock Exchange LLC, Verizon Media Inc., AT&T Intellectual Property I, L.P., Sprint Communications Company L.P., Google Inc. and Samsung Electronics Co., Ltd. These patents comprise the components of our Secure Text Payment System. Patent Number 8,073,895 provides us another capability of delivering web content to a mobile device. It has been cited 122 times in USPTO patent applications including by value chain leaders such as Microsoft Corporation, Verizon Media Inc., AT&T Intellectual Property I, L.P, Intuit Inc., Htc Corporation, LG Electronics Inc. and Google LLC.

We anticipate seeking additional patents, including derivative patents, as we continue to innovate to better meet our customer’s needs to strategically augment our intellectual property portfolio to build upon the existing value of our intellectual property assets. In addition to incorporating our intellectual property into our product offerings, we may seek to license all or some of our technology to third parties to increase our revenue and speed market acceptance of our products and services. With a combination of very early priority dates in the mobile device market and exceptional forward citation by industry leaders, management believes our patents are indicative of intellectual property leadership and value.

Our Employees

As of the date of this prospectus, we have 11 full-time employees. In addition to our employees, we utilize various consultants and contractors for other services on an as-needed basis.

Our Properties

Our headquarters is located at 5876 Owens Avenue, Suite 100, Carlsbad, Ca 92008, consisting of approximately 3,000 square feet of office space. Our lease on this facility expires in February 2025. We anticipate that following the expiration of the lease or during the term of the current lease, depending on various factors, we will be able to lease or purchase additional or alternative space at commercially reasonable terms.

Legal Proceedings

In November 2017, two shareholders of AppTech, Laura Farris and Eric Ottens, filed a lawsuit against the Company in the State of California, claiming conversion, aiding and abetting conversion, breach of fiduciary duty, breach of contract, breach of implied covenant of good faith and fair dealing and declaratory relief. The lawsuit was removed to the United States District Court for the Southern District of California. On December 19, 2019, the Company entered into a settlement and release agreement with the plaintiffs pursuant to which the Company will pay the plaintiffs an aggregate of $240,000 in installments over three years, commencing on February 15, 2020. On January 24, 2021, the parties entered a stipulation modifying the repayment schedule of the settlement to which altered the timing of payments over the three-year repayment period. The Company is current on the modified repayment schedule.

On July 23, 2020, FlowPay Corporation, a Delaware corporation (“FlowPay”), and R. Wayne Steiger, the President of FlowPay, filed a complaint in the Superior Court of California, County of San Diego, North Division against the Company, Luke D’Angelo (the Chairman of the Board, Chief Executive Officer, Executive Officer and Chief Investment Officer of the Company), Robert Sanchez (the former Chief Executive Officer of GlobalTel Media, Inc., and former Chief Technology Officer of the Company) and Christopher Williams (the former Chairman and Chief Operating Officer of FlowPay and current member of the Company’s board of directors). In the complaint, FlowPay and Mr. Steiger alleged breach of contract, intentional misrepresentation and negligent misrepresentation by the Company and Mr. D’Angelo in connection with a Memorandum of Understanding, dated May 7, 2016, between the Plaintiffs and the Company and Mr. D’Angelo, as the Company’s CEO, and unjust enrichment, and violation of the California Uniform Trade Secrets Act by the Company in connection with certain patents, and trade secrets of FlowPay. In the complaint, the plaintiffs sought general and special damages, punitive and exemplary damages, disgorgement of profits, prejudgment interest, costs and other relief to be determined by the court. The Plaintiffs filed an amended complaint on March 15, 2021 which removed the cause of action related to violation of the California Uniform Trade Secrets Act. The Company filed an answer with affirmative defenses on April 26, 2021. The lawsuit is presently in the discovery phase. We believe the plaintiffs’ claims are meritless and intend to vigorously defend against this lawsuit.

On July 14, 2021, EMA Financial LLC, a Delaware limited liability company (“EMAF”), filed a complaint in the Southern District of New York against the Company. In its complaint, EMAF alleged that the Company breached the terms of a convertible note and a related warrant agreement purchased by EMAF pursuant to a securities purchase agreement between the parties. EMAF sought specific performance, payment of damages to be determined but in excess of $2,750,000, reimbursement of costs and expenses, including reasonable legal fees, and non-interference. On September 3, 2021, EMAF filed a motion for summary judgment. On September 9, 2021, AppTech filed a motion to dismiss on the grounds the agreements were void as a result of the illegal activity by the plaintiff. On October 15, 2021, the parties filed memorandums in opposition to the respective motions. On October 25, 2021, the parties filed memorandums of law in further support of their respective motions. We believe the EMAF’s claims are meritless and intend to vigorously defend against this lawsuit. The parties have engaged in settlement discussions with an expected range of potential liability between $400,000 and $550,000, which includes principal and accrued interest of the convertible notes payable.

MANAGEMENT

The following table sets forth certain information as of the date of this prospectus about our executive officers and members of our Board.

Name	Age	Position

Luke D’Angelo	53	Chairman of the Board; Chief Executive Officer; Chief Investment Officer (Principal Executive Officer)
Gary Wachs	65	Chief Financial Officer; Director (Principal Financial and Accounting Officer)
Virgilio Llapitan	60	President; Chief Operating Officer
Benjamin Jenkins	46	Chief Technology Officer
Chad Nelley	50	Chief Operating Officer
William Huff (1)(2)(3)	68	Director
Mengyin H. Liang ‘Roz Huang’(1)(2)(3)	53	Director
Michael O’Neal(1)(2)	66	Director
Christopher Williams(3)	70	Director
Michael Yadgar*	50	Director

* Michael Yadgar was appointed by the Board on April 28, 2021.

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Executive Officers

Luke D’Angelo has been the Chairman of the Board since 2013 and Chief Executive Officer since December 2019. Mr. D’Angelo served as the Company’s Chief Executive Officer from 2013 to 2017 and has been serving as the Company’s Chief Investment Officer since 2017. Mr. D’Angelo has over 25 years’ experience in real estate, investment banking, venture capital and commercial operations. In 2006, he founded a merchant services company, Transcendent One, Inc. which became an Inc. 500 fastest growing company, ranked at #105. Mr. D’Angelo’s company was the first “Merchant Owned” company in the United States, offering ownership in the company to customers based on their monthly credit card processing volumes. In 2009, Mr. D’Angelo founded TransTech One, LLC a subsidiary to Transcendent One, Inc. that had a focus in the bill payment and technology industries.

Gary Wachs has served as Director since 2013 and our Chief Financial Officer since 2013. Mr. Wachs is a Certified Public Accountant who has spent his career in high-level accounting, finance and tax. Mr. Wachs served as Managing Partner of Blake and Shaffer, a Certified Public Accounting firm, and has been a Managing Member of Blake and Wachs CPA, LTD (formerly Blake and Shaffer) since 1997. He manages corporate accounting and taxes, is experienced in PCAOB accounting and certified audits, and a variety of other accounting, tax, and consulting areas.

Virgilio Llapitan came to AppTech as our Executive Vice President in April 2019 and was promoted to President and Chief Operating Officer in December 2020. After founding his own independent insurance agency, Mr. Llapitan transitioned into the merchant services industry in 2004, where he helped develop and market the original ACH Payment Processing systems for online merchants as the Chairman, COO, and Director of HIMC Corporation. Over the course of his 15 years’ experience in the industry, serving as the Director of Sales/Merchant services for Transcendent One, a Universal Banker II for Ameris Bank from 2016 to 2018 and an Independent Consultant to merchant services companies from 2018 to 2019.

Benjamin Jenkins began with AppTech in December 2021 and is currently the Chief Technology Officer. Mr. Jenkins brings over 20 years of blended experience developing new products, opening new market opportunities, and driving growth through enterprise technology innovation. Mr. Jenkins has spent the past five years working with clients across several markets and geographies by leveraging his deep industry knowledge and relationships within the payment and banking ecosystems. Through Ben’s corporate roles leading new product introduction, he brings the expertise of launching a payment platform that grew to process billions of dollars annually, communications platforms that process billions of messages and a first to market retail supplier digital asset management system

Chad Nelley began with AppTech in December 2021 and is currently the Chief Operating Officer. Prior to joining AppTech, Mr. Nelley spent 15 years at ESET North America where he contributed to revenue growth and scaling the operational components of the business while driving double digit profitability performance. In addition to driving profitability and revenue growth, Mr. Nelley has led the digital transformation and migration to cloud architectures for core business systems operations for ESET North America. Prior to joining ESET, Mr. Nelley held the post of Vice President of Operations and IT at Total Training, Inc., where he led all technology and operational GTM components of the business. While there Mr. Nelley was instrumental in developing, managing, scaling and supporting double digit revenue growth over 7 consecutive years, implementing operational and IT/IS infrastructure systems to include leading the teams that built the ERP, CRM, eStore and cart solution from first iteration. Mr. Nelley holds a master’s of science in Cybersecurity Operations and Leadership from the University of San Diego, is a graduate of UCLA Anderson’s Executive Program in Management.

Directors

William Huff has served as a Director since 2020. Mr. Huff is a certified public accountant and brings to the Board vital expertise in finance and operations management. He has served on the Board of Directors For YHWH, Inc. (1990 – present), UE Authority, Inc. 2005 – 2019), Spada Innovations, Inc. (2010 – present) and Prilock Security, Inc. 2017 – present). Mr. Huff began his career with Arthur Andersen, and Co., and has served large companies as CFO, developing necessary systems in high growth environments. Forming his own practice 35 years ago, Mr. Huff became a marketing specialist, gaining national attention as his accounting franchise grew to top 25 in the nation in only three years. Currently, Mr. Huff is the founder and owner of YHWH, Inc. a tax and consulting firm. We believe that Mr. Huff’s experience as an entrepreneur and an accountant, as well as his extensive board experience with other companies, qualifies him to serve on our board.

Mengyin H. Liang ‘Roz Huang’ has served as a Director since 2020. Ms. Huang is the Founder/CEO of Dandelion Global, LLC,(2003 – present), Co-Founder/CEO of Athena Music and Wellness Therapy, Inc. (2019 – present), Member of the Board of Directors of the Alzheimer’s Association Orange County (2018 present), member of the Advisory Board of Directors of IntivaHealth Corporation (2018- present), member of the Advisory Board of Directors of University of California, Irvine, Paul Merage School of Business, Beal Center of Innovation and entrepreneurship (2020 – present), Chairwoman of International Music and Wellness Council ( 2019 – present). Roz is an innovative multi-cultural CEO, with 25 years of success in global investment/business development. Her expertise includes strategic planning in areas such as sustainability, global digital health/ wellness, energy/natural resources, education, licensing, and investor relations. She is a successful serial advisor/coach to start-ups and a public speaker. She is well-known as an influential woman leader who puts impact and humanity into each of her projects. We believe that Ms. Huang’s experience as a C-level executive and extensive board experience with other companies, qualifies her to serve on our board.

Michael O’Neal has served as a Director since 2020. Mr. O’Neal is an innovative, analytical, strategic CEO with extensive B2B and B2C experience executing revenue growth and business transformations for manufacturers, retailers, and distributors of technology-based products. From 2011 – 2019, as its President Mr. O’Neal transformed Linear, a small engineering-based technology company into Nortek Security & Control, a $500M global leader in security, smart home control, health and wellness, and access control platforms and solutions. Prior to Linear/Nortek Security Control, Mr. O’Neal led several consumer technology development and manufacturing companies as well as number of retailers through transformations. In 2019, Mr. O’Neal created O’Neal and Associates, a consulting practice specializing in security, smart home and home healthcare markets. Beginning in 2020, Mr. O’Neal started working with Essence – USA, as a Business Development Executive, and became a member of the Board of Directors for the San Diego Habitat for Humanity. We believe that Mr. O’Neal’s experience as an executive for technology companies and previous board experience with other companies, qualifies him to serve on our board.

Christopher Williams has served as a Director since 2016. Mr. Williams is a corporate finance attorney with a 42-year background in corporate and entertainment finance, investment property transactions and investment banking, including service on the board of directors and advisory boards for several private equity funds and venture capital firms. He served as Outside Corporate Counsel for several publicly traded companies and financial institutions assisting clients in raising over $500 Million in capital and alternate forms of financing. Mr. William’s prior experience also includes 20 years active duty as a Navy JAG officer, Police Officer, Special Criminal Investigator, San Diego Superior Court Arbitrator, San Diego Superior Court Judge Pro Tem, San Diego Superior Court Special Settlement Conference Panel Judge, State of California Special Master, Professor, Federal Magistrate – Military Review Officer, and San Diego County Bar Arbitrator. In addition, Mr. Williams was selected to serve as Special Advisor to the Governor of California and acted as Bond Counsel for several municipalities in California with over $2 Billion in underwriting. Mr. Williams sat on the Board of National Center for Law and Policy from 2007 – 2018, Mega Super Stores, Inc. from 2009 – 2019, Drone Aviator from 2015 – 2019 and CityByApp Inc. from 2018 – 2019. He currently sits on the Board of Trinity Equity Partners, Inc. since 2008, Princebury Productions & Media, LLC since 2009, the National Law Center for Children and Families since 2011 and the New Majority San Diego Chapter since 2016. We believe that Mr. Williams’s experience as corporate finance attorney, as well as his extensive board experience with other companies, qualifies him to serve on our board.

Michael Yadgar has served as a director since April 2021. Mr. Yadgar is a corporate lawyer and strategic advisor with more than 20 years of experience counselling and directing clients on general corporate, acquisition, divestment, strategy and investment matters. Equally, Mr. Yadgar has distinct expertise in fintech, biotech, digital investments and investment funds. Mr. Yadgar currently serves as a member of the Board of Directors of nDigital Holdings SPC, a holding company for operational fintech assets, and nDigital Ventures, a holding company for fintech investments and joint ventures. Mr. Yadgar also serves as a member of the Board of Directors of Infinios Financial Services B.S.C., a regulated banking-as-a-service and software-as-a-service fintech enablement platform and APISO W.L.L., the leading provider of B2B payment services in the Middle East since February 2019 and April 2019, respectively, and also serves as Chairman of various committees, including audit, risk & compliance, and corporate governance. Previously, Mr. Yadgar was a Partner at Meysan Partners, a boutique corporate law firm based in Kuwait from January 2017 to April 2019, a Legal Director and Head of the Bahrain office of DLA Piper (Middle East) from May 2011 to June 2015, an Associate with Sidley Austin LLP’s Investment Funds group in New York from March 2005 to April 2011, and a Corporate and Securities Associate at Certilman Balin LLP in New York from June 2000 to February 2005. We believe that Mr. Yadgar’s experience as a corporate lawyer and strategic advisor, as well as extensive knowledge of the business of our largest partner, qualifies him to serve on our board.

Family Relationships

There are no family relationships amongst our board members and executive officers.

Significant Employees

None other than our named executive officers.

Composition of Our Board of Directors

Our board consists of 7 members. There are no contractual obligations regarding the election of our directors. Our nominating and corporate governance committee and our board of directors may therefore consider a broad range of factors relating to the qualifications and background of nominees. Our nominating and corporate governance committee’s and our board of directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, professional and personal experiences, and expertise relevant to our growth strategy. Our directors hold office for a period of two year or until their successors have been elected and qualified or until the earlier of their resignation or removal. Our Class I and Class II directors are elected by a plurality of votes in alternating years.

Director Independence

We have been approved to list our common stock and Warrants sold in this offering on the Nasdaq Capital Market. In April 2021, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined currently all of our directors, with the exception of Mr. D’Angelo, Mr. Wachs and Mr. Yadgar, qualify as an independent director for purposes of relevant listing standards of Nasdaq and under the SEC rules. In making that determination, our board of directors considered the relationships that each director has with the Company and all other facts and circumstances the board of directors deemed relevant in determining independence, including the potential deemed beneficial ownership of our capital stock by each director, including non-employee directors that are affiliated with certain of our major stockholders. Upon the completion of this offering, we expect that the composition and functioning of our board of directors and each of our committees will comply with all applicable requirements of Nasdaq and the rules and regulations of the SEC.

We intend to adopt a policy, subject to and effective upon the effectiveness of the registration statement of which this prospectus forms a part, that outlines a process for our securityholders to send communications to the board of directors.

Classified Board

In accordance with the terms of our certificate of incorporation and bylaws that will be in effect upon the completion of this offering, our board of directors will be divided into two classes of directors and each director will be assigned to one of the two classes. At each annual meeting of the stockholders, directors of either class are elected for a two-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2021 for Class I directors and 2022 for Class II directors.

●	Our Class I directors are Ms. Huang, Mr. Huff and Mr. O’Neal; and

●	Our Class II directors are Mr. D’Angelo, Mr. Wachs, Mr. Williams and Mr. Yadgar.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors.

The division of our board of directors into two classes with staggered two-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control. We expect that additional directorships resulting from an increase in the number of directors, if any, will be distributed among the two classes so that, as nearly as possible, each class shall consist of one half of the board of directors.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which will operate pursuant to a charter adopted by our board of directors on October 13, 2020, October 13, 2020, and March 17, 2020, respectively. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations.

Following the consummation of this offering, the full text of our audit committee charter, compensation committee charter, and nominating and corporate governance charter will be posted on the investor relations portion of our website at www.apptechcorp.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it a part of this prospectus.

Audit Committee

William Huff, Michael O’Neal and Mengyin H. Liang ‘Roz Huang’ serve on the audit committee, which is be chaired by William Huff. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

●	monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

All services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

All members of our audit committee will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq listing rules. Our board of directors has determined that William Huff qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations. In making this determination, our board of directors considered the nature and scope of experience that William Huff throughout his career as a Certified Public Account. Our board of directors has determined that all of the directors that are members of our audit committee satisfy the relevant independence requirements for service on the audit committee set forth in the rules of the SEC and Nasdaq listing rules. Both our independent registered public accounting firm and management will periodically meet privately with our audit committee.

Compensation Committee

Michael O’Neal, William Huff and Mengyin H. Liang ‘Roz Huang’ serve on the compensation committee, which is chaired by Michael O’Neal. The compensation committee’s responsibilities include:

●	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

●	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation (i) recommending to the board of directors the cash compensation of our Chief Executive Officer and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

●	reviewing and approving the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors;

●	preparing our compensation committee report if and when required by SEC rules;

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if and when required, to be included in our annual proxy statement; and

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Our board of directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules. Each member of our Compensation Committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

Nominating and Corporate Governance Committee

Mr. Williams, Mr. Huff and Ms. Huang serve on the nominating and corporate governance committee, which is chaired by Mr. Williams. The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

●	identifying individuals qualified to become members of the board of directors;

●	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

●	developing and recommending to the board of directors a code of Ethics and Business Conduct, and a set of corporate governance guidelines; and

●	overseeing the evaluation of our board of directors and management.

Our board of directors has determined that each member of the Nominating and Corporate Governance Committee is classified as “independent” as defined in the applicable Nasdaq rules. Each member of our Nominating and Corporate Governance Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our board of directors may from time to time establish other committees.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee was formed on October 13, 2020. None of the members of our compensation committee is, or has at any time during the prior three years been, one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Ethics and Business Conduct

We have adopted a written code of business ethics and conduct (the “Code of Ethics and Business Conduct”) that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The objective of the Code of Ethics and Business Conduct is to provide guidelines for maintaining our integrity, reputation, honesty, objectivity and impartiality. The Code of Ethics and Business Conduct addresses conflicts of interest, confidentiality, fair dealing with stockholders, competitors and employees, insider trading, compliance with laws and reporting any illegal or unethical behavior. As part of the Code of Ethics and Business Conduct, any person subject to the Code of Ethics and Business Conduct is required to avoid or fully disclose interests or relationships that are harmful or detrimental to our best interests or that may give rise to real, potential or the appearance of conflicts of interest. Our Board will have ultimate responsibility for the stewardship of the Code of Conduct, and it will monitor compliance through our Corporate Governance and Nominating Committee. Directors, officers and employees will be required to annually certify that they have not violated the Code of Ethics and Business Conduct. Our Code of Ethics and Business Conduct reflects the foregoing principles. The full text of our Code of Ethics and Business Conduct is published on our website at https://www.apptechcorp.com/investor-relations/.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Ethics and Business Conduct applicable to our Chief Executive Officer and Chief Financial Officer by posting such information on our website https://www.apptechcorp.com.

EXECUTIVE COMPENSATION

The following discussion relates to the compensation of our named executive officers for years ended December 31, 2020 and 2019, consisting of Luke D’Angelo, our Chairman, Chief Executive Officer and Chief Investment Officer, Gary Wachs, our Chief Financial Officer, and our two other most highly compensated executive officers as of December 31, 2020, Virgilio Llapitan, our President and Chief Operating Officer, and Jeffrey Moriarty, our Corporate Secretary, Corporate Counsel and Vice President of Corporate Development.

Fiscal Year 2020 and 2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Total ($)

Luke D’Angelo Chairman of the Board, Chief Executive Officer, and Chief Investment Officer	2020	—	—	—	—
	2019	—	—	—	—

Gary Wachs Chief Financial Officer and Director	2020	—	—	—	—
	2019	—	—	—	—

Virgilio Llapitan President and Chief Operating Officer	2020	39,250	—	686,000	725,250
	2019	25,000	—	—	25,000

Jeffrey Moriarty Senior Vice President of Legal Affairs, General Counsel, and Secretary(2)	2020	78,013	—	392,000	470,013
	2019	31,949	—	—	31,949

(1) The amounts shown represent the aggregate grant date fair value of awards granted during each fiscal year shown, computed in accordance with FASB ASC Topic 718.

(2) Mr. Moriarty resigned on December 1, 2021.

Narrative Explanation of Certain Aspects of the Summary Compensation Table

The compensation paid to our named executive officers in 2020 consisted solely of a base salary to certain executives. Outside the compensation above, and in an attempt by executives to show commitment to the Company, we have not paid any of our other executive officers in the years ended December 31, 2020 and 2019, other than for reimbursement of expenses.

Employment Agreements with Our Executive Officers

In association with this Offering, we entered restated employment agreements with each of our named executive officers on April 28, 2021 (each an “Employment Agreement”).

Chief Executive Officer, Luke D’Angelo’s Employment Agreement implements a guaranteed bonus of $150,000 which shall be paid prior to December 31, 2021, discretionary incentive compensation and the potential for revenue sharing. The discretionary incentive compensation is subject to approval and adjustment by our Board. Further, in association with his Employment Agreement, Mr. D’Angelo was granted the option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $2.036 until April 27, 2024. 850,000 options have vested with the remaining 150,000 options vesting on December 31, 2021. The Employment Agreement provides that Mr. D’Angelo’s employment with us is “at will” and does not provide for additional compensation upon termination, retirement, or change in control of the Company.

Chief Financial Officer, Gary Wachs’ Employment Agreement provides a base salary of $120,000, a signing bonus of $15,000, discretionary incentive compensation and the potential for revenue sharing. The discretionary incentive compensation is subject to approval and adjustment by our Board. The Employment Agreement provides that Mr. Wachs’ employment with us is “at will” and does not provide for additional compensation upon termination, retirement, or change in control of the Company.

Chief Operating Officer and President, Virgilio Llapitan’s Employment Agreement provides a base salary of $85,000, discretionary incentive compensation and the potential for revenue sharing. The discretionary incentive compensation is subject to approval and adjustment by our Board. Further, in association with his Employment Agreement, Mr. Llapitan was granted the option to purchase 300,000 shares of the Company’s common stock at an exercise price of $2.036 until April 27, 2024. All options are fully vested. The Employment Agreement provides that Mr. Llapitan’s employment with us is “at will” and does not provide for additional compensation upon termination, retirement, or change in control of the Company.

Chief Technology Officer, Benjamin Jenkins’ Employment Agreement provides a base salary of $290,000, discretionary incentive compensation and the potential for revenue sharing. The discretionary incentive compensation is subject to approval and adjustment by our Board. Further, in association with his Employment Agreement, Mr. Moriarty was granted the option to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.267 until November 12, 2024. The options begin vesting on January 31, 2022. The Employment Agreement provides that Mr. Jenkins’ employment with us is “at will” and does not provide for additional compensation upon termination, retirement, or change in control of the Company.

Each Employment Agreement, apart from the Chief Executive Officer which implements a guaranteed bonus structure, shall provide for a starting base salary. Each Employment Agreement provides a potential annual bonus, which is subject to adjustment by the Board from time to time. Each Employment Agreement provides that the applicable named executive officer’s employment with us is “at will.” The named executive officers are entitled to receive all other benefits generally available to our executive officers.

Outstanding Equity Awards

The following table sets forth information regarding equity awards held by the Named Executive Officers as of December 31, 2020:

		Stock Awards
			Market Value of
		Number of Shares or Units of	Shares or Units of Stock That Have
Name	Grant Date	Stock That Have Not Vested (#)	Not Vested ($)

Jeffrey Moriarty	01/06/2020	75,000 (1)	33,750
		75,000 (2)	33,750

(1)	Represents an award of shares that vested March 31, 2021.
(2)	Represents an award of shares that was contracted to vest June 30, 2021 but, as the result of new contract negotiations were replaced with stock options.

Severance and Change in Control Benefits

No employment agreements with our named executive officers provides severance benefits but do provide certain change in control-related benefits to our named executive officers, including vesting acceleration upon the occurrence of certain defined events.

Benefits upon Death or Disability

Death of the Officer

The employment agreement of each of our named executive officers does not provide certain benefits if his employment is terminated on account of his death.

Disability of the Officer

The employment agreement of each of our named executive officers does not provide certain benefits if his employment is terminated on account of his disability.

Other Benefits

We provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies. When offered, our executive officers will be eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our Equity Incentive Plan and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law, should such benefits exist. At this time, we do not provide special benefits or other perquisites to our executive officers.

Policies Regarding Recovery of Awards

Our Board of Directors have not adopted a policy that requires us to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. However, we may implement a clawback policy in accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the regulations that will be issued under that act.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and certain of our other executive officers. While the Board of Directors considers deductibility factors when making compensation decisions, the board also looks at other considerations, such as providing our executive officers with competitive and adequate incentives to remain with us and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions. No compensation to named executive officers exceeded this threshold in 2019 or 2020.

We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We have not tailored our executive compensation program to achieve particular accounting results.

Policies on Ownership, Insider Trading, Hedging and 10b5-1 Plans

We do not have formal stock ownership guidelines for our employees or directors, because the Board of Directors is satisfied that stock and option holdings among our employees or directors, are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders. In addition, we believe that stock ownership guidelines are rare in fintech companies at our stage, which means that ownership requirements would put us at a competitive disadvantage when recruiting and retaining high-quality executives.

Our insider trading policy, which is incorporated into our Code of Business Ethics, prohibits certain actions by our Executive Officers relating to buying and selling our common stock. Our executive officers are authorized to enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer (“broker”) designated by us. These plans may include specific instructions for the broker to exercise vested options and sell Company stock on behalf of the executive officer at certain dates, if our stock price is above a specified level or both. Under these plans, the executive officer no longer has control over the decision to exercise and sell the securities in the plan, unless he or she amends or terminates the trading plan during a trading window. Plan modifications are not effective until the 31st day after adoption. The purpose of these plans is to enable executive officers to recognize the value of their compensation and diversify their holdings of our stock during periods in which the executive officer would be unable to sell our common stock because material information about us had not been publicly released. As of the record date, no named executive officer had a trading plan in place.

Stockholder Advisory Vote on Executive Compensation

Our Company did not hold an advisory vote on executive compensation in 2020 but may take such action in the future. Both our compensation committee and the Board intend to periodically reevaluate our executive compensation philosophy and practices in light of our performance, needs and developments, including the outcome of future non-binding advisory votes by our stockholders.

DIRECTOR COMPENSATION

Director Compensation Table for Year Ended December 31, 2020

The following table sets forth information regarding compensation earned by each of our directors during the fiscal year ended December 31, 2020:

Name (1)	Fees Earned in Restricted Stock Units (2)	Option Awards ($) (3)	Total ($)(4)

Bobby Bedi	—	—	—
Luke D’Angelo	—	—	—
Michael Gross (5)	$11,708	5,854	17,562
William Huff	$18,733	5,854	24,587
Mengyin H. Liang ‘Roz Huang’	$15,221	5,854	21,075
Michael O’Neal	$17,563	5,854	23,417
Gary Wachs	—	—	—
Christopher Williams	$18,733	5,854	24,587
Michael Yadgar (6)	—	—	—

(1)	Mr. D’Angelo, and Mr. Wachs were employed as executives during the year ended December 31, 2019. Bobby Bedi’s term as a director of the Company ended on July 28, 2020.
(2)	The amounts reported in this column represent the aggregate grant date fair value of Restricted Stock Units in accordance with FASB ASC Topic 718.
(3)	The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model.
(4)	The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model.
(5)	Mr. Gross retired from the Board on April 28, 2021.
(6)	Mr. Yadgar was appointed to the Board on April 28, 2021.

	Option Awards
Name	Number of Securities Underlying Unexercised Options, Exercisable (#)	Number of Securities Underlying Unexercised Options, Not Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Michael Gross	10,415	14,585	0.562	7/28/2023
William Huff	10,415	14,585	0.562	7/28/2023
Mengyin H. Liang ‘Roz Huang’	10,415	14,585	0.562	7/28/2023
Michael O’Neal	10,415	14,585	0.562	7/28/2023
Christopher Williams	10,415	14,585	0.562	7/28/2023

The material terms of the director compensation program, which consists of annual restricted stock unit retainers paid in four quarterly payments and options to purchase shares of our common stock for our nonemployee directors, is summarized below:

The director compensation program provides for annual retainer fees and/or long-term equity awards for our nonemployee directors. Each nonemployee director receives an annual retainer of 50,000 restricted stock units. A nonemployee director serving as chairman of the board receives an additional annual retainer of 25,000 restricted stock units. A nonemployee director serving as lead independent director receives an additional annual retainer of 15,000 restricted stock units. Nonemployee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of 25,000, 15,000 and 15,000 restricted stock units, respectively. Nonemployee directors serving as members of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of 10,000, 5,000 and 5,000 restricted stock units, respectively. The nonemployee directors will also receive initial option grants of the option to purchase up to 25,000 shares of our common stock upon election as a director. On the date of each annual meeting of our stockholders, each nonemployee director will receive an annual option grant of the option to purchase up to 25,000 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this prospectus and the transactions described below, since January 1, 2019, there has not been any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

In 2008, we issued $150,000 in convertible notes from Michael B. Gross and Gary Wachs. The convertible notes payable are currently due on demand, incur interest at 15% per annum and convertible at $0.60 per share. As of December 31, 2020 and 2019, accrued interest related to the convertible notes was $265,875 and $243,375, respectively. On April 29, 2021, Mr. Gross converted the outstanding principal and interest of his note into 470,417 common shares in the Company. Further, on April 29, 2021, Mr. Wachs converted the outstanding principal and interest on of his note into 235,208 shares in the Company.

Through their business interests in Crossfire Marketing Group, Inc. and Blake and Wachs, Michael B, Gross and Gary Wachs helped fund operations through notes payable in primarily 2009 and 2010. The notes payable incur interest at 10% per annum and were due on December 31, 2016. As of December 31, 2020 and 2019, the aggregate balance of the notes payable was $620,355 and accrued interest was $638,016 and $575,480, respectively. As of December 31, 2020, we were in default of notes payable. On May 02, 2021, Crossfire Marketing Group, Inc. and the Company agreed to reduce the accrued interest by $275,000. On September 29, 2021, the Company entered into a forbearance agreement which granted Crossfire Marketing Group Inc. 29,836 shares with a current fair market value of $34,908.12 in exchange for not enforcing the terms of the agreement for a period of twelve months. On September 29, 2021, the Company converted notes issued to Blake and Wachs Ltd. For $50,631 of principal and accrued interest into 50,631 shares of the Company’s common stock.

In 2017, we issued $222,000 in convertible notes from Luke D’Angelo. The convertible notes payable are currently due on demand, incur interest at 10% per annum and are convertible at $0.10 per share. As of December 31, 2020 and 2019, accrued interest related to the convertible notes was $76,187 and $53,988, respectively. On February 21, 2021, Luke D’Angelo assigned $200,000 in convertible notes to a direct relative. On April 29, 2021, Mr. D’Angelo converted the outstanding principal and interest of the notes into 297,542 shares in the Company.

In 2018, we obtained $1,400 loan payable from Michael Gross. As of December 31, 2020 and 2019, the balance of the loan payable was $1,400. The loan payable is due on demand, unsecured and non-interest bearing as there are no formal agreements.

In 2020 and 2019, we reimbursed expenses related to various marketing expenses, professional fees and other expenses advanced by two related parties and significant shareholders through other business ventures. Based on his ownership interest in Crossfire Marketing Group, for the years ended December 31, 2020 and 2019, the reimbursement amounts to Michael Gross were $44,884 and $96,000, respectively. Based on his ownership interest in Blake & Wachs LTD, for the year ended December 31, 2020 and 2019, the reimbursement amount to Gary Wachs was $54,000 and $81,000. Respectively. Lastly, based on their ownership interest in Mayfield Marketing, LLC, for the year ended December 31, 2020, the reimbursement amount to Gary Wachs and Michael was $18,475.

In 2020 and 2019, we obtained (paid) $(59,001) and $39,319 loans payable from Luke D’Angelo, net. As of December 31, 2020 and 2019, the balance of the loans payable was $33,000 and $92,001, respectively. The loans payable are due on demand, unsecured and non-interest bearing as there are no formal agreements.

In 2020, the Company entered into a strategic partnership with Infinios Financial Services B.S.C., (formally NEC Payments B.S.C) (“Infinios”) through a series of agreements, which included the following: (a) Subscription License and Services Agreement; (b) Digital Banking Platform Operating Agreement; (c) Subscription License Order Form; and (d) Registration Rights Agreement (collectively the “Agreements”). This will allow us to deploy Infinios’s technologies, allowing us to extend its product offering to include flexible, scalable and secure payment acceptance and issuer payment processing that supports the digitization of business and consumer financial services and the migration of cash and other legally payment types to distanced and contactless card and real time payment transactions. Infinios will also assist the us in completing the development of its text payment solution and provide “best in class” software that complements our intellectual property.

On October 2, 2020, the Company engaged Innovations Realized, LLC to develop a strategic operating plan focused on the design, execution and ‘go-to-Market’ implementation of the Infinios financial services platform. The newly hired Chief Technology Officer, Benjamin Jenkins, is the sole owner of Innovations Realized, LLC and he intends to keep it operational until outstanding customer invoices are paid in full.

In February 2021, we completed and validated our contractual obligations, paying Infinios a $100,000 engagement fee. The gross total fees due under the Agreements are $2,212,500, excluding pass through costs associated with the infrastructure hosting fees. We issued 18,011,515 shares of common stock to Infinios on a fully diluted basis with piggyback registration rights. In April 2021, the Chief Executive Officer at Infinios became a board observer and a Director at Infinios joined our board as a director.

Indemnification Agreements

Prior to completion of this offering, we intend to enter into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of December 10, 2021 by:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The column entitled “Percentage of Shares Beneficially Owned—Before Offering” is calculated based on shares of common stock outstanding as of December 10, 2021, assuming the automatic conversion of all outstanding shares of our convertible preferred stock into an aggregate of shares of our common stock upon the completion of this offering. The column entitled “Percentage of Shares Beneficially Owned—After Offering” is based on shares of our common stock to be outstanding after this offering, including the shares of our common stock that we are selling in this offering, but not including any additional shares issuable upon exercise of outstanding options.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of December 10, 2021 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Except as otherwise noted below, the address for persons listed in the table is c/o AppTech, Corp., 5876 Owens Avenue, Suite 100, Carlsbad, CA 92008.

	Number of	Percentage of Outstanding
	Shares	Shares Beneficially Owned
			After
	Beneficially	Before Offering	Offering
Name	Owned	(1)(2)

Directors, Director Nominees and Named
Executive Officers
Luke D‘Angelo (3)	982,429	8.23%	6.43%
Gary Wachs	749,195	6.28%	4.90%
Benjamin Jenkins (4)	315,789	2.65%	2.07%
Virgilio Llapitan	231,316	1.94%	1.51%
Christopher Williams (5)	115,727	*	*
Mengyin H. Liang Roz Huang‘	9,474	*	*
William Huff	11,053	*	*
Michael O‘Neal	10,526	*	*
Michael Yadgar		*	*
Chad Nelley		*	*
All officers and directors as a group (10 persons)	2,425,510	20.32%	15.87%

Other 5% Stockholders nDigital Ventures (6)	18,011,515	15.88%	15.26%
Michael Gross (7)	6,800,521	6.00%	4.68%

* Indicates less than 1% ownership.

(1)	Based on 11,935,747shares of common stock outstanding as of December10, 2021. Any shares of common stock not outstanding which are issuable upon the exercise or conversion of other securities held by a person within the next 60 days are considered to be outstanding when computing such person’s ownership percentage of common stock but are not when computing anyone else’s ownership percentage.
(2)	Based on 15,285,261 shares of common stock outstanding upon the consummation of the offering, assuming the Warrants underlying the Units and the Underwriters’ Over-Allotment Option are not exercised.
(3)	Luke D’Angelo directly owns 877,166shares of common stock, 89,474 vested options, and 15,789 options which vest on December 31, 2021.
(4)	Benjamin Jenkins’ previous Company, Innovations Realized LLC, received 305,263options that began vesting on February 18, 2021,in addition, Mr. Jenkins will receive10,526 options as part of his employment agreement that begin vesting on January 31, 2022.
(5)	Includes 73,095 shares held by HUD Investments, LLC, an entity of which of which Christopher Williams’ spouse has voting and dispositive control.
(6)	The mailing address of nDigital Ventures is Office 32 Classic Tower Bldg. 869, RD 3618 Block 436, Seff District Kingdom of Bahrain, Bahrain. nDigital Ventures is wholly owned by nDigital Holdings SPC. Yusuf Dawood Ebrahim Nonoo (46%), Fuad Dawood Ebrahim Nonoo (36%) and Andrew John Sims (18%) have voting and dispositive control over nDigital Holdings SPC.
(7)	The mailing address for Michael Gross is 10861 Gala Ave., Alta Loma, CA 91701.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. The descriptions of the common stock and preferred stock give effect to changes to our capital structure that will occur upon the completion of this offering. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Upon completion of this offering, our authorized capital stock will consist of shares of common stock, par value $0.001 per share, and shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock will be designated.

As of December 10, 2021, 11,935,747 shares of our common stock were outstanding and held of record by 389 stockholders, and 14 shares of preferred stock were outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding convertible preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding convertible preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

Preferred Stock

Upon the consummation of this offering, our board of directors will have the authority, without further action by our stockholders, to issue up to 99,986 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. Immediately after consummation of this offering, no shares of preferred stock will be outstanding, and we have no present plan to issue any shares of preferred stock.

Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the Warrants included in the units offered hereby is not complete and is subject to and qualified in its entirety by the provisions of the form of the warrants agent agreement (the “Warrant Agent Agreement”), which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant Agent Agreement, including the annexes thereto, and the form of warrant.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the warrant agent a duly executed exercise notice and payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available, the holder may elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $ per share, or % of public offering price of a unit in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have been approved to list the warrants offered in this offering on Nasdaq under the symbol “APCXW.”

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a Warrant agent agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. Our transfer agent, Transfer Online, Inc. will serve as the Warrant Agent.

Registration. The Company shall use its reasonable best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part or to file and maintain the effectiveness of another registration statement and another current prospectus covering the Warrants and the Warrant Shares at any time that the Warrants are exercisable. The Company shall provide to the Warrant Agent and each Warrantholder prompt written notice of any time that the Company is unable to deliver the Warrant Shares via DTC transfer or otherwise without restrictive legend because (A) the Commission has issued a stop order with respect to the registration statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, (D) the prospectus contained in the registration statement is not available for the issuance of the Warrant Shares to the Warrantholder or (E) otherwise (each, a “Restrictive Legend Event”).

To the extent that the Warrants cannot be exercised as a result of a Restrictive Legend Event or a Restrictive Legend Event occurs after a Warrantholder has exercised Warrants in accordance with the terms of the Warrants but prior to the delivery of the Warrant Shares, the Company shall, at the election of the Warrantholder, which shall be given within five (5) days of receipt of such notice of the Restrictive Legend Event, either (A) rescind the previously submitted Election to Purchase and the Company shall return all consideration paid by registered Warrantholder for such shares upon such rescission or (B) treat the attempted exercise as a “cashless exercise” as described below and refund the cash portion of the exercise price to the Warrantholder.

Cashless Exercise. If a Restrictive Legend Event has occurred, the Warrant shall only be exercisable on a cashless basis. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the Warrantholder in lieu of delivery of the Warrant Shares. Upon a “cashless exercise,” the Warrantholder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where:

(A) =	the last VWAP immediately preceding the date of exercise giving rise to the applicable “cashless exercise,” as set forth in the applicable Election to Purchase (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire trading day such that, in the event that the Warrant is exercised at a time that the trading market is open, the prior trading day’s VWAP shall be used in this calculation);

(B) =	the Exercise Price of the Warrant, as adjusted as set forth herein; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything in the Warrant to the contrary, if on the expiration date of the Warrant, there is no effective registration statement covering the resale of the shares underlying the Warrants, (then the outstanding Warrants shall be automatically exercised (unless the holder notifies the Company otherwise) via a cashless exercise.

Governing Law. The Warrants and the Warrant Agency Agreement are governed by New York law.

Other Outstanding Warrants

As of December 10, 2021, 31,579 warrants were outstanding for EMA Financial, LLC, whose principal LLC is Felicia Preston. The warrants are exercisable until November 17, 2025, at an exercise price of $9.50 per share subject to certain adjustments. This does not include any adjustment to the exercise price in connection with potential EMA Financial, LLC reset provisions. Further, upon closing of this Offering, the exercise price will reset to the $5.15 Offering price.

Stock Options

As of December 10, 2021, there were outstanding options to purchase an aggregate of 955,184 shares of our common stock at a weighted average exercise price of $5.99 per share.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation and bylaws that will be in effect on the completion of this offering will include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our certificate of incorporation provides for the division of our board of directors into two classes serving staggered two-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of at least two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders

Our certificate of incorporation will provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our certificate of incorporation and bylaws will provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws will limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws will establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, and limitation of liability must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of the provisions relating to notice of stockholder business and nominations and special meetings must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock

Our certificate of incorporation will provide for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum

Upon completion of this offering, our bylaws will provide that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware (or, if the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (iii) any action asserting a claim against us, or any current or former director, officer, or other employee or stockholder, arising out of or pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws; and (iv) any action asserting a claim against us or any current or former director or officer or other employee governed by the internal affairs doctrine; provided, however, that this choice of forum provision does not apply to any causes of action arising under the Securities Act or the Exchange Act. Our bylaws further provide that, unless we consent in writing to an alternative forum, the United States District Court for the Eastern District of Virginia will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Our bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. We recognize that the forum selection clause in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware or the Commonwealth of Virginia, as applicable. Additionally, the forum selection clause in our bylaws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware or the United States District Court for the Eastern District of Virginia may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Section 203 of the Delaware General Corporation Law

Upon completion of this offering, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

any merger or consolidation involving the corporation and the interested stockholder;

any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Nasdaq Listing

We have been approved to list our common stock on\Nasdaq under the trading symbol “APCX” and intend to apply to list our warrants on Nasdaq under the trading symbol “APCXW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is currently Transfer Online, Inc.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, shares of our common stock were quoted on the OTC Markets under the symbol “APCX.” Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares outstanding as of December 10, 2021, upon the completion of this offering, 11,935,747 shares of our common stock will be outstanding, assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of outstanding options. Of the outstanding shares, all of the shares sold in this offering, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below, and shares of our common stock are restricted shares of common stock subject to time-based vesting terms. All remaining shares of common stock held by existing stockholders immediately prior to the completion of this offering, will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, summarized below.

Rule 144

In general, a person who has beneficially owned restricted stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Securities Exchange Act of 1934, as amended, or the Exchange Act, periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares then outstanding, which will equal approximately 119,357 shares immediately after this offering and the concurrent private placements, assuming no exercise of the underwriters’ option to purchase additional shares, based on the number of shares outstanding as of December 10, 2021; or

●	the average weekly trading volume of our common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Upon waiver or expiration of the 180-day lock-up period described below, approximately shares of our common stock will be eligible for sale under Rule 144. We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares.

However, substantially all Rule 701 shares are subject to lock-up agreements as described below and under the section titled “Underwriters” included elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-Up Agreements

We and each of our directors and executive officers and our stockholders holding more than 3.0% of our outstanding common stock intend to sign a lock-up agreement that prevents them from selling any of our common stock or any securities convertible into or exercisable or exchangeable for common stock for a period of not less than 360 days from the date of this prospectus without the prior written consent of the representatives, subject to certain exceptions. See the section entitled “Underwriters” appearing elsewhere in this prospectus for more information.

Equity Incentive Plans

We intend to file one or more registration statements on Form S-8 under the Securities Act to register our shares issued or reserved for issuance under our equity incentive plans. The first such registration statement is expected to be filed soon after the date of this prospectus and will automatically become effective upon filing with the SEC. Accordingly, shares registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with us or the lock-up restrictions described above.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. AND NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all in effect as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the Medicare tax, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address all of the tax consequences that may be relevant to investors, nor does it address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt entities or governmental organizations, including agencies or instrumentalities thereof;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities including S corporations and trusts (and any investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code, or persons holding the securities as part of a “straddle,” hedge, conversion transaction, integrated transaction or other similar transaction.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

CONSEQUENCES TO U.S. HOLDERS

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate or trust whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Market for Our Common Stock - Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions in cash or other property on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exceptions. Any dividends that we pay to a U.S. holder that is a corporation will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. A U.S. holder’s adjusted tax basis in its common stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax.

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly).

CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. The term “non-U.S. holder” includes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

●	a foreign corporation;

●	an estate or trust that is not a U.S. holder; or

●	any other Person that is not a U.S. holder

but generally does not include an individual who is present in the U.S. for 183 days or more or who is otherwise treated as a U.S. resident in the taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with its individual tax advisor to determine if you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our common stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our common stock (provided that an exception does not apply), and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

Federal Estate Tax

Common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

We have entered into an underwriting agreement, dated, 2021, with EF Hutton, division of Benchmark Investments, LLC, as the representative of the underwriters (the “Representative”), with respect to the Units sold in this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase the Units listed next to its name in the table at the public offering price per unit less the underwriting discounts set forth on the cover page of this prospectus.

Underwriter	Number of Units
EF Hutton, division of Benchmark Investments, LLC

Total

The underwriters are offering the Units subject to its acceptance of the Units from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Units offered pursuant to this prospectus is subject to the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the units if any such shares are taken.

Over-Allotment Option

We have granted the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to an additional 436,893 shares of common stock and/or 436,893 additional Warrants, if any, at the public offering price per unit set forth on the cover page of this prospectus, less the underwriting discount, to cover over-allotments if any (the “Over-Allotment Option”). The underwriters may exercise the Over-Allotment Option solely to cover over-allotments, if any, made in connection with the offering of units offered by this prospectus. To the extent that the Over-Allotment Option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock and/or Warrants.

Discount, Commissions, and Expenses

The Representative has advised us that they propose to offer the units to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $ per unit. The Representative may allow, and certain dealers may reallow, a discount from the concession not in excess of $per unit to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change will change the amount of proceeds we receive as set forth on the cover page of this prospectus. The units are offered by the underwriters as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option to purchase additional shares of units.

		Per Unit		Total Without Exercise of Over-Allotment Option		Total With Exercise of Over-Allotment Option

Public offering price	$		$		$
Underwriting discounts and commissions (8%)
Proceeds to us, before fees and expenses, to us
Non accountable expense allowance (1%)	$		$		$
Accountable expense allowance
Printing, transfer agent, warrant agent, etc.
Net Total Proceeds	$		$		$

We will be also responsible for and will pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the securities with the Commission; (b) all fees and expenses relating to the listing of the Company’s common stock and the Warrants underlying the Units on a national exchange; (c) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the underwriters’ counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriters; and (g) the fees and expenses of the Company’s accountants; and (h) a maximum of $185,000 for fees and expenses including “road show,” diligence, and reasonable legal fees and disbursements for the underwriters’ counsel. The Company shall be responsible for underwriters’ external counsel legal costs irrespective of whether or not the offering is consummated, subject to a maximum of $50,000 in the event that it is not consummated. Additionally, one percent (1%) of the gross proceeds of the offering shall be provided to the underwriters for non-accountable expenses. Additionally, the Company has provided the Representative an expense advance (the “Advance”) of $25,000. The Advance shall be applied towards out-of-pocket accountable expense set forth herein and any portion of the Advance shall be returned to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We estimate the total expenses payable by us for this offering to be approximately $1.528 million, which amount includes (i) the underwriting discount of $1,200,000 (8%), (ii) a non-accountable expense of $150,000 (1%) (iii) reimbursement of the accountable expenses of the representative equal to $185,000, and (iv) other estimated Company expenses of approximately $328,500, which includes legal, accounting, printing costs, and various fees associated with the registration of our securities.

Lock-Up Agreements

We, our officers, directors, and certain of our stockholders with a minimum 3% interest in the Company have agreed to, subject to limited exceptions, for 360 days after the offering is completed, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the Representative. In its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, the Representative may release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with this Offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriter of units in excess of the number of units the underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriter is not greater than the number of shares of common stock that it may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option or purchasing additional securities in the open market.

●	Syndicate covering transactions involve purchases of units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit a syndicate representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids, to the extent applicable, may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. Neither the Representative nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. In addition, neither we nor the underwriter make any representations that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Representative and may also be made available on a website maintained by other underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree to allocate a number of Units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representatives to underwriters that may make internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Affiliations

Certain of the underwriters and their affiliates may provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Other Relationships

We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering and have no present intent to do so. However, pursuant to the Engagement Agreement, dated October 18, 2021, between the Company and the Representative, the Representative agreed to provide general financial advisory services to the Company such as introducing the Company to investors and assisting the Company in financings or other transactions (the “Advisory Services”).

If within twelve (12) months from the effective date of the termination or expiration of the Engagement Agreement either the Company or any party to whom the Company was actually introduced, directly or indirectly, by the Representative, or who was contacted by the Representative on behalf of the Company in connection with its Advisory Services for the Company, proposes a financing (“Financing”) or any a transaction with the Company, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction (any such transaction, an “M&A Transaction”), then, if any such Financing or an M&A Transaction is consummated, the Company shall pay fees to the Representative. Under the agreement, as consideration for the Advisory Services in connection with a private placement of equity securities, the Company has agreed to pay the Representative a cash fee of nine percent (9%) of the amount of capital raised, invested or committed and issue to the Representative or its designees at the closing. For debt placements, the Company has agreed to pay Representative a cash fee of six percent (6.0%) of the amount of capital raised, invested, or committed. As additional compensation for the Advisory Services, the Company has also agreed to issue the Representative warrants at the closing of an equity offering (the “Warrants”) to purchase shares of Common Stock equal to eight percent (8.0%) of the aggregate proceeds sold in the equity offering, exercisable, at any time in whole or in part, during the five years (5) years from the closing date of the offering at a price per share equal to the offering price. The Warrants will provide for piggyback registration rights, Black Scholes change in control provisions and customary anti-dilution provisions and adjustments in the number and price of such Warrants and the shares underlying such Warrants resulting from corporate events which would include dividends, reorganizations, mergers, etc. and future issuance of Common Stock or Common Stock equivalents at prices or with exercise and/or conversion prices below the offering price as permitted under FINRA Rule 5110(f)(2)(G). In connection with an M&A Transaction, the Company has agreed to pay the Representative five percent (5%) of the total transaction consideration.

Notwithstanding the foregoing, the Representative will not receive any fees or Warrants in connection with a Financing or M&A Transaction unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each member state of the European Economic Area and the United Kingdom (each, a “relevant state”), no units have been offered or will be offered pursuant to the offering to the public in that relevant state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant state or, where appropriate, approved in another relevant state and notified to the competent authority in that relevant state, all in accordance with the Prospectus Regulation, except that offers of our units may be made to the public in that relevant state at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of units shall require the issuer or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a relevant state who initially acquires any units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the representative that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any units being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a relevant state to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We, the representative and each of our and the representative’s respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation include, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the representative is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to its clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

This prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the units were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale.

Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 18 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in Israel

In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 - 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 -1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Nasdaq Listing Application

We have been approved to list our shares of common stock and Warrants on the Nasdaq Capital Market under the symbols “APCX” and “APCXW,” respectively.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, D.C. Certain legal matters relating to this offering will be passed upon for the underwriters by Carmel, Milazzo & Feil LLP, New York, New York.

EXPERTS

dbbmckennon, an independent registered public accounting firm, has audited our consolidated financial statements on December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, as set forth in their report. We’ve included our financial statements in the prospectus and elsewhere in the registration statement in reliance on dbbmckennon’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number 333-253160) under the Securities Act with respect to the Units we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov.

We are subject to the periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.apptechcorp.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2020 and 2019	F-3

Consolidated Statements of Operations for the years ended December 31, 2020 and 2019	F-4

Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2020 and 2019	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019	F-6

Notes to the Consolidated Financial Statements for the years ended December 31, 2020 and 2019	F-7

Balance Sheets as of September 30, 2021 and December 31, 2020 (unaudited)	F-26

Statements of Operations for the three months and nine months ended September 30, 2021 and 2020 (unaudited)	F-27

Statements of Stockholders’ Equity (Deficit) for the periods ended September 30, 2021 and 2020, June 30, 2021 & 2002 and March 31, 2021 & 2020 (unaudited)	F-28

Statements of Cash Flows for the nine months ended September 30, 2021 and 2020 (unaudited)	F-29

Notes to the Financial Statements for the nine months ended September 30, 2021 and 2020 (unaudited)	F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of AppTech Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AppTech Corp. and subsidiaries (collectively the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ deficit, and cash flows, for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involve our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ dbbmckennon
We have served as the Company’s auditor since 2014.
San Diego, California
March 31, 2021

APPTECH CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2020 and 2019

	December 31,	December 31,
	2020	2019

ASSETS
Current assets
Cash	$57,497	$24,159
Accounts receivable	40,635	29,836
Prepaid rent	6,696	—
Deposit escrow	—	25,000
Security deposit	—	5,948
Total current assets	104,828	84,943

Note receivable	17,500	—
Right of use asset	249,825	—
Security deposit	7,536	—
TOTAL ASSETS	$379,689	$84,943

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,635,384	$1,707,878
Accrued liabilities	2,632,334	2,334,480
Right of use liability	52,161	—
Stock repurchase liability	430,000	430,000
Loans payable related parties	34,400	93,401
Convertible notes payable, net of $280,174 debt discount	639,826	620,000
Convertible notes payable related parties	372,000	372,000
Notes payable	1,104,981	1,104,081
Notes payable related parties	708,493	708,493
Derivative liabilities	597,948	—
Total current liabilities	8,207,527	7,370,333

Long-term liabilities
Accounts payable	75,000	160,000
Right of use liability	224,492	—
Note payable, net of current portion	67,400	—
Total long-term liabilities	366,892	160,000

TOTAL LIABILITIES	8,574,419	7,530,333

Commitments and contingencies (Note 9)

Stockholders’ deficit
Series A preferred stock; $0.001 par value; 100,000 shares authorized; 14 shares issued and outstanding at December 31, 2020 and 2019	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized; 88,511,657 and 84,153,825 issued and outstanding at December 31, 2020 and 2019, respectively	88,512	84,154
Additional paid-in capital	36,664,488	33,230,869
Accumulated deficit	(44,947,730)	(40,760,413)
Total stockholders’ deficit	(8,194,730)	(7,445,390)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$379,689	$84,943

See accompanying notes to the consolidated financial statements.

APPTECH CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	December 31,	December 31,
	2020	2019

Revenues	$329,500	$256,138

Cost of revenues	140,372	101,638

Gross profit	189,128	154,500

Operating expenses:
General and administrative, including stock based compensation of $2,713,857 and $91,414, respectively	3,749,456	1,020,869
Research and development	49,250	82,057

Total operating expenses	3,798,706	1,102,926

Loss from operations	(3,609,578)	(948,426)

Other income (expenses)
Sale of domain	72,500	—
Forgiveness of debt	9,000	—
Interest expense	(342,321)	(288,784)
Day one derivative loss	(389,712)	—
Change in fair value of derivative liability	71,764	—
Other income (expenses)	1,030	(106,000)

Total other expenses	(577,739)	(394,784)

Loss before provision for income taxes	(4,187,317)	(1,343,210)

Provision for income taxes	—	—

Net loss	$(4,187,317)	$(1,343,210)

Basic and diluted net loss per common share	$(0.05)	$(0.02)
Weighted-average number of shares used basic and diluted per share amounts	86,520,231	84,473,862

See accompanying notes to the consolidated financial statements.

APPTECH CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	Series A				Additional
	Preferred		Common Stock		Paid-	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit

Balance December 31, 2018	14	$—	86,797,132	$86,797	$32,284,735	$(39,417,203)	$(7,045,671)
Net loss	—	—	—	—	—	(1,343,210)	(1,343,210)
Imputed interest	—	—	—	—	13,800	—	13,800
Common stock issued for rent	—	—	40,000	40	18,360	—	18,400
Common stock issued for subscriptions	—	—	275,000	275	68,475	—	68,750
Common stock issued for merchant equity program	—	—	37,193	37	14,840	—	14,877
Common stock issued for services	—	—	454,500	455	90,959	—	91,414
Common stock cancelled	—	—	(3,450,000)	(3,450)	3,450	—	—
Proceeds from sale of repurchase option	—	—	—	—	736,250	—	736,250
Balance December 31, 2019	14	$—	84,153,825	$84,154	$33,230,869	$(40,760,413)	$(7,445,390)

Net loss	—	—	—	—	—	(4,187,317)	(4,187,317)
Imputed interest	—	—	—	—	13,800	—	13,800
Issuance of stock options for board of directors	—	—	—	—	29,265	—	29,265
Issuance of stock options for services	—	—	—	—	351,441	—	351,441
Common stock issued for board of directors	—	—	145,832	146	81,812	—	81,958
Common stock issued for services	—	—	4,012,000	4,012	2,627,887	—	2,631,899
Proceeds from exercise of options	—	—	200,000	200	54,800	—	55,000
Proceeds from sale of repurchase option	—	—	—	—	274,614	—	274,614
Balance December 31, 2020	14	$—	88,511,657	$88,512	$36,664,488	$(44,947,730)	$(8,194,730)

See accompanying notes to the consolidated financial statements.

APPTECH CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	December 31,	December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,187,317)	$(1,343,210)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of stock options for board of directors	29,265	—
Issuance of stock options for services	53,497	—
Stock issued for board of directors	81,958	—
Stock issued for services	2,479,399	91,414
Stock issued for rent	—	18,400
Issuance of warrants for services	297,944	—
Imputed interest on notes payable	13,800	13,800
Day one derivative loss	389,712	—
Amortization of debt discount	19,826	—
Change in fair value of derivative liabilities	(71,764)	—
Depreciation and amortization	—	65
Changes in operating assets and liabilities:
Accounts receivable	(10,799)	(6,034)
Prepaid rent	(6,696)	—
Accounts payable	(4,893)	310,473
Accrued liabilities	297,854	154,548
Right of use asset and liability	26,828	—
Net cash used in operating activities	(591,386)	(760,544)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposit escrow	25,000	(25,000)
Note receivable	(17,500)	—
Security deposit	(1,589)	—
Net cash provided by (used in) investing activities	5,911	(25,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on loans payable - related parties	750	39,319
Payments on loans payable - related parties	(59,751)	—
Proceeds on convertible note payable	280,000	—
Proceeds on note payable	68,200	—
Payments on notes payable	—	(36,000)
Proceeds from sale of repurchase option	274,614	736,250
Proceeds from exercise of options	55,000	—
Proceeds from sale of common stock	—	68,750
Net cash provided by financing activities	618,813	808,319

Changes in cash and cash equivalents	33,338	22,775
Cash and cash equivalents, beginning of year	24,159	1,384
Cash and cash equivalents, end of year	$57,497	$24,159

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$5,805
Cash paid for income taxes	$—	$7,057

NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for conversion of accounts payable	$152,500	$—
Common stock issued for merchant equity liability	$—	$14,877

See accompanying notes to the consolidated financial statements.

APPTECH CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

AppTech Corp. (“AppTech” or the “Company”) is a Wyoming Corporation incorporated on July 2, 1998.

AppTech Corp. is a FinTech company providing electronic payment processing technologies and merchant services. These technologies allow businesses to accept cashless and/or contactless payments, such as credit cards, ACH, wireless payments, and more. Their patented, exclusively licensed and/or proprietary merchant services software offers or will offer integrated solutions for frictionless digital and mobile payment acceptance; AppTech is supplementing these capabilities with software that solves for multi-use case, multi-channel, API-driven, account-based issuer processing for card, digital tokens, and payment transfer transactions.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also see Note 3.

Principles of Consolidation

The Company’s accounts include financials of the Company and its wholly owned subsidiaries, Transcendent One, Inc. and TransTech One, LLC. All significant inter-company transactions have been eliminated in consolidation. The operations of Transcendent One, Inc. and TransTech One, LLC are insignificant, and the Company dissolved the subsidiaries on October 8, 2019.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated liabilities related to various vendors in which communications have ceased, contingent liabilities, and realization of tax deferred tax assets. Actual results could differ from those estimates.

Concentration of Credit Risk

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits of $250,000 per institution that pays Federal Deposit Insurance Corporation (“FDIC”) insurance premiums. The Company has never experienced any losses related to these balances.

The accounts receivable from merchant services are paid by the financial institutions on a monthly basis. The Company currently uses five financial institutions to service their merchants for which represented 100% of accounts receivable as of December 31, 2020, and 2019. The loss of one of these financial institutions would not have a significant impact on the Company’s operations as there are additional financial institutions available to the Company. For the years ended December 31, 2020, and 2019, the one merchant (customer) represented approximately 36% and 39% of the total revenues, respectively. The loss of this customer would have significant impact on the Company’s operations.

Cash and Cash Equivalents

The Company classifies its highly liquid investments with maturities of three months or less at the date of purchase as cash equivalents. Management determines the appropriate classification of its investments at the time of purchase and reevaluates the designations of each investment as of the balance sheet date for each reporting period. The Company classifies its investments as either short-term or long-term based on each instrument’s underlying contractual maturity date. Investments with maturities of less than 12 months are classified as short-term and those with maturities greater than 12 months are classified as long-term. The cost of investments sold is based upon the specific identification method.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable is recorded net of an allowance for doubtful accounts, if needed. The Company considers any changes to the financial condition of its financial institutions used and any other external market factors that could impact the collectability of its receivables in the determination of its allowance for doubtful accounts. The Company does not expect to have write-offs or adjustments to accounts receivable which could have a material adverse effect on its consolidated financial position, results of operations or cash flows as the portion which is deemed uncollectible is already taken into account when the revenue is recognized.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, codified as Accounting Standards Codification (“ASC”) 606 Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The Company adopted ASC 606 effective January 1, 2019 using modified retrospective basis and the cumulative effect was immaterial to the consolidated financial statements.

The Company provides merchant processing solutions for credit cards and electronic payments. In all cases, the Company acts as an agent between the merchant which generates the credit card and electronic payments, and the bank which processes such payments. The Company’s revenue is generated on services priced as a percentage of transaction value or a specified fee transaction, depending on the card or transaction type. Revenue is recorded as services are performed which is typically when the bank processes the merchant’s credit card and electronic payments.

Consideration paid to customers, such as amounts earned under our customer equity incentive program, are recorded as a reduction to revenues.

Consideration paid to customers such as amounts earned under our customer equity incentive program, are recorded as a reduction to revenue. There were no amounts paid or incurred during the years ended December 31, 2020 and 2019.

Fair Value Measurements

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to measure and disclosure the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s consolidated financial statements for cash, accounts payable and accrued expenses approximate their fair value because of the immediate or short-term mature of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-marketing dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

The following table presents liabilities that are measured and recognized at fair value as of December 31, 2020 on recurring basis:

	December 31, 2020
				Total Carrying
	Level 1	Level 2	Level 3	Value

Derivative liabilities	—	—	597,948	597,948

See Note 7 for discussion of valuation and roll forward related to derivative liabilities.

Research and Development

In accordance with ASC 730, Research and Development (“R&D”) costs are expensed when incurred. R&D costs include costs of acquiring patents and other unproven technologies, contractor fees and other costs associated with the development of the SMS short code texting platform, contract and other outside services. Total R&D costs for the years ended December 31, 2020, and 2019 were $49,250 and $82,057, respectively.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset or asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset or asset group exceeds the estimated fair value of the asset or asset group. Long-lived assets to be disposed of by sale are reported at the lower of their carrying amounts or their estimated fair values less costs to sell and are not depreciated. As of December 31, 2020, and 2019, there were no asset impairments.

Lease Commitment

The Company determines if an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys to the Company the right to control the use of an explicitly or implicitly identified fixed asset for a period of time in exchange for consideration. Control of an underlying asset is conveyed to the Company if the Company obtains the rights to direct the use of and to obtain substantially all of the economic benefits from using the underlying asset. The Company has lease agreements which include lease and non-lease components, which the Company has elected to account for as a single lease component for all classes of underlying assets. Lease expense for variable lease components are recognized when the obligation is probable.

Operating lease right of use (“ROU”) assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Operating lease payments are recognized as lease expense on a straight-line basis over the lease term. The Company primarily leases buildings (real estate) which are classified as operating leases. ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As an implicit interest rate is not readily determinable in the Company’s leases, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments.

The lease term for all of the Company’s leases includes the non-cancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor. Options for lease renewals have been excluded from the lease term (and lease liability) for the majority of the Company’s leases as the reasonably certain threshold is not met.

Lease payments included in the measurement of the lease liability are comprised of fixed payments, variable payments that depend on index or rate, and amounts probable to be payable under the exercise of the Company option to purchase the underlying asset if reasonably certain.

Variable lease payments not dependent on a rate or index associated with the Company’s leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed as probable. Variable lease payments are presented as operating expenses in the Company’s statement of operations in the same line as expense arising from fixed lease payments. As of December 31, 2020, management determined that there were no variable lease costs.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period that includes the enactment date.

The Company’s income tax returns are based on calculations and assumptions that are subject to examination by the Internal Revenue Service and other tax authorities. In addition, the calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. While the Company believes it has appropriate support for the positions taken on its tax returns, the Company regularly assesses the potential outcomes of examinations by tax authorities in determining the adequacy of its provision for income taxes. The Company continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, income taxes payable and deferred taxes in the period in which the facts that give rise to a revision become known. As of December 31, 2020 and 2019, the Company does not believe any provisions are required in connection with uncertain tax positions as there are none.

Per Share Information

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year, increased by the potentially dilutive common shares that were outstanding during the year. Dilutive securities include stock options, warrants granted, convertible debt and convertible preferred stock.

The number of common stock equivalents not included in diluted income per share was 17,574,201 and 5,122,627 for the years ended December 31, 2020 and 2019, respectively. The weighted average number of common stock equivalents is not included in diluted income (loss) per share, because the effects are anti-dilutive.

	December 31, 2020	December 31, 2019

Series A preferred stock	10,920	10,920
Convertible debt	6,026,281	5,111,707
Warrants	200,000	—
Options	7,707,500	—
Common stock	3,629,500	—
Total	17,574,201	5,122,627

Convertible Debt

Convertible debt is accounted for under the guidelines established by ASC 470-20 Conversion and Other Options. ASC 470-20 governs the calculation of an embedded beneficial conversion, which is treated as an additional discount to the instruments where derivative accounting does not apply. The amount of the value of additional stock and other consideration in addition to the beneficial conversion feature may reduce the carrying value of the instrument to zero, but no further. The discounts are accreted over the term of the debt using the straight-line method due to the short terms of the notes.

The Company accounts for modifications of its embedded beneficial conversions, in accordance with ASC 470-50 Modifications and Extinguishments. ASC 470-50 requires the modification of a convertible debt instrument that changes the fair value of an embedded conversion feature and the subsequent recognition of interest expense or the associated debt instrument when the modification does not result in a debt extinguishment.

Derivative Liability

The Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. In addition, the Company issued warrants with variable anti-dilution provisions. The conversion terms of the convertible notes and warrants are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and warrants and shares to be issued were recorded as derivative liabilities on the issuance date and at each reporting period.

Stock Based Compensation

The Company recognizes as compensation expense all share-based payment awards made to employees, directors, and consultants including grants of stock, stock options and warrants, based on estimated fair values. Fair value is generally determined based on the closing price of the Company’s common stock on the date of grant and is recognized over the service period. The Company has several consulting agreements that have share based payment awards based on performance. These agreements typically require the Company to issue common stock to the consultants on a monthly basis. The Company records the fair market value of the common stock issuable at each month end when the performance is complete based upon the closing market price of the Company’s common stock.

New Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

NOTE 3 – GOING CONCERN

As reflected in the accompanying consolidated financial statements, during the years ended December 31, 2020 and 2019, the Company incurred a net loss of $4,187,317 and $1,343,210 and used cash of $591,386 and $760,544 in operating activities. In addition, the Company had a working capital deficit of $8,102,699 and an accumulated deficit of $44,947,730 at December 31, 2020. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. We have evaluated the conditions or events that raise substantial doubt about the Company’s ability as a going concern within one year of issuance of the consolidated financial statements.

While the Company is continuing operations and generating revenues, the Company’s cash position is not significant enough to support the Company’s daily operations. To fund operations and reduce the working capital deficit, the Company intends to raise additional funds through public or private debt and/or equity offerings. During 2020, the Company raised $274,614 from eight sales of a repurchase option and $55,000 from options exercised to fund operations. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern, however, such are not guaranteed. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect, nor can there be assurance that such funds will be at acceptable terms. Subsequent to December 31, 2020, the Company has raised an additional $1,972,750 through March 25, 2021. As of the date of these consolidated financial statements, the Company has not finalized a commitment for additional capital. The ability of the Company to continue as a going concern is dependent upon our ability to further implement its business plan and generate revenues and cash flows. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Risks and uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. Since the Company derives its revenues from processing of purchases from our merchant services clients, a downturn in economic activity, such as associated with the current coronavirus pandemic, could reduce the volume of purchases it processes, and thus its revenues. In addition, such a downturn could cause its merchant customers to cease operations permanently decreasing our payment processing unless new customers are found. We may also face additional difficulty in raising capital during an economic downturn. The effects of the pandemic had significant impact on revenue at the beginning of the pandemic and the processors gave significant concessions of reduced fees to minimize the impact of the pandemic. The revenue began to return to normal after several months as the economy began to open up using different methods of purchasing especially online purchasing. The continuing effects of the potential impact cannot be estimated at this time.

Additionally, it is reasonably possible that the estimates made in the financial statements have been, or will be materially and adversely impacted in the near term as a result of these conditions.

NOTE 4 – PATENTS

Patents

On June 22, 2017, AppTech executed an Amendment to Asset Purchase Agreement with GlobalTel Media, Inc. In connection with the asset purchase agreement, 5,000,000 shares of common stock were issued to GlobalTel Media, Inc. The Company valued the common stock issuance at $1,000,000 based on the closing market price of the Company’s common stock on the date in which the performance was complete. This amendment revived the original asset purchase agreement dated December 4, 2013 to purchase the assets of GlobalTel Media, Inc. (AppTech and GlobalTel agree that the asset purchase agreement dated September 30, 2015 is null and void), which include, but is not limited to, all intellectual property, United States Patent Trademark Office (“USPTO”) issued patents, enterprise-grade, patent protected software and intellectual property for advanced messaging incorporating secure payments, databases, documentation, copyrights, trademarks, registrations, and all current development work in process of USPTO application approval; more specifically but not limited to USPTO 8,073,895 & 8,572,166 “System and Method for Delivering Web Content to a Mobile Device,” USPTO 8,315,184 “Computer to Mobile Two-Way Chat System and Method,” and USPTO 8,369,828 “Mobile-to-Mobile Payment System and Method.” GlobalTel’s technology focuses on SMS text-based applications, social media and mobile payment. The USPTO assigned the patents to AppTech on July 25, 2017. AppTech, as part of the various agreements, agreed to pay $1,600,000 which included an assumption of certain liabilities, including costs incurred to continue development of the patents, as well as guaranteed payment of 25% of the net proceeds on revenue created by the patents up to $26,600,000. As of December 31, 2020 and 2019, amounts included in accounts payable related to the assumption of liabilities in connection with the patents were $280,000 and $415,000, respectively. The Company has expensed the cost of the patents as research and development costs as the future estimated cash flow expected cannot be reasonably estimated.

NOTE 5 – ACCRUED LIABILITIES

Accrued liabilities as of December 31, 2020 and 2019 consist of the following:

	December 31, 2020	December 31, 2019

Accrued interest – related parties	$1,056,450	$943,356
Accrued interest – third parties	1,378,660	1,215,699
Accrued residuals	62,174	39,064
Accrued merchant equity	91,023	91,023
Other	44,027	45,338
Total accrued liabilities	$2,632,334	$2,334,480

Accrued Interest

Notes payable and convertible notes payable incur interest at rates between 10% and 15%, per annum. The accrued interest in most cases is currently in technical default due to the notes being past their maturity date.

Accrued Residuals

The Company pays commissions to independent agents which refer merchant accounts. The amounts payable to these independent agents is based upon a percentage of the amounts processed on a monthly basis by these merchant accounts.

Accrued Merchant Equity Liability

The Company provided all merchants the opportunity to earn shares of the Company’s common stock through their Merchant Equity Program (the “Program”). Under the Program, the merchant earned 1% of their total Visa/MasterCard volume processed during the first year of their contract. For example, if a merchant processes $1.0 million in credit card charges, the merchant will receive 10,000 shares of the Company’s common stock. The merchant must process with the Company for a period of three years for the shares to vest. All merchants became fully vested when the Company ended the program effective December 31, 2015.

The Company accounts for the value of the shares under the program as a sales incentive and thus the amounts in connection with the Program are recorded as a reduction to revenues. As of December 31, 2020, the Company has an obligation to issue approximately 776,000 shares of the Company’s common stock issuable under the Program. During the year ended December 31, 2019, the Company issued 37,193 shares of common stock relieving $14,877 in liability under the program.

NOTE 6 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

The Company funds operations through cash flows generated from operations and the issuance of loans and notes payable. The following is a summary of loans and notes payable outstanding as of December 31, 2020 and 2019. Related parties noted below are either members of management, board of directors, significant shareholders or individuals in which have significant influence over the Company.

Loans Payable – Related Parties

During the years ended December 31, 2020, and 2019, the Company obtained (paid) $(59,001) and $39,319 loans payable from related parties, net. As of December 31, 2020, and 2019, the balance of the loans payable was $34,400 and $93,401, respectively. The loans payable are due on demand, unsecured and non-interest bearing as there are no formal agreements executed.

Subordinated Notes Payable

In 2016, the Company issued $350,000 in subordinated notes payable to third parties. The subordinated notes payable were due in 30 to 180 days and incurred interest at 10% per annum. As of December 31, 2020, and 2019, accrued interest related to the subordinated notes was $153,545 and $118,545, respectively. The Company is currently in default of the subordinated note agreements.

Convertible Notes Payable

In 2020, the Company entered into a Securities Purchase Agreement with an investor pursuant to which the Company agreed to sell to the investor a $300,000 convertible note bearing interest at 12% per annum (the “Note”). The Note matures in 365 days from the date of issuance. The Note is convertible at the option of the holder at any time into shares of the Company’s common stock at one-dollar ($1.00) for the one hundred and eighty (180) days immediately following the issue date and thereafter shall equal the lower of: 1) the lowest closing price of the common stock during the preceding twenty five (25) trading day, ending on the last complete trading day prior to the issue date of the Note. 2) seventy-five (75) percent of the lowest trading price for the common stock during the twenty five (25) consecutive trading days preceding the conversion date with a minimum trading volume of one thousand (1,000) shares.

In the event of a default of the Note, the Holder in its sole discretion may elect to use a conversion price equal to the lower of: 1) the lowest trading price of the common stock on the trading day immediately preceding the issue date or 2) seventy five (75) percent of either the lowest trading price or the closing bid price, whichever is lower during any trading day in which the event of default has not been cured.

The embedded conversion feature of this Note was deemed to require bifurcation and liability classification, at fair value. Pursuant to the Securities Purchase Agreement, the Company also sold warrants to the investors to purchase up to an aggregate of 200,000 shares of common stock exercisable at one dollar and fifty cents ($1.50) and expire in five (5) years. The fair value of the derivative liability and warrants as of the date of issuance was in excess of the Note (see Note 7 for valuation) resulting in full discount of the Note. The conversion feature and warrants have various reset provisions for which lower the exercise price and share and warrants issuable.

Total interest expense on convertible notes payable, inclusive of amortization of debt discount of $19,826, amounted to $24,067 for the year ended December 31, 2020. As of December 31, 2020, the convertible note payable discount is $280,174 and will be amortized over the life of the convertible note payable in 2021. As of December 31, 2020, the derivative liability is as follows:

Convertible note payable	$378,134
Warrants	219,814
Total	$597,948

In 2017, the Company received $222,000 in convertible notes payable from related parties. The convertible notes payable are unsecured, were due in 180 days, incur interest at 10% per annum and are convertible at $0.10 per share. As of December 31, 2020 and 2019, accrued interest related to the convertible notes was $76,187 and $53,988, respectively. On the date of the agreement, Management calculated the beneficial conversion feature in connection with the convertible notes payable and recorded a discount of $222,000. The Company amortized the discount over the term of the convertible notes payable of 180 days. The Company is currently in default on the convertible notes payable. On February 24, 2021, the chief executive officer assigned $200,000 in convertible notes to direct relative.

In 2015, the Company issued $50,000 in convertible notes payable. The convertible notes payable are unsecured, were due in nine months, incur interest at 10% per annum and are convertible at $1.00 per share. As of December 31, 2020 and 2019, the accrued interest related to the convertible notes was $25,833 and $20,833, respectively. The Company is currently in default on the convertible note payable.

In 2014, the Company issued $400,000 in convertible notes payable. The convertible notes payable are unsecured, due in periods ranging up to one year, incurring interest between 10% to 12% per annum and are convertible at prices ranging from $0.33 to $1.00 per share. In addition, the Company issued 400,000 shares of common stock in connection with the convertible notes payable. The Company had the obligation to repurchase the 400,000 shares of common stock at $1.00 per share within one year of the note issuance date. As of December 31, 2020, and 2019, the Company held the obligation to repurchase the shares for $400,000. As of December 31, 2020, and 2019, the accrued interest related to the convertible notes was $227,083 and $186,083, respectively. The Company is currently in default of the note agreements.

In 2008 and 2009, the Company issued $320,000 in convertible notes payable, of which $150,000 was from related parties. The convertible notes payable are currently due on demand, incur interest at 15% per annum, and convertible at $0.60 per share. As of December 31, 2020, and 2019, accrued interest related to the convertible notes was $564,013 and $516,013 of which $265,875 and $243,375, respectively, was due to related parties. The Company is currently in default of the notes payable agreements.

Notes Payable

In 2020, the Company entered into a 30-year unsecured note payable with U.S. Small Business Administration for $68,200 in proceeds. The notes payable incurred a $100 fee upon issuance and incurs interest at 3.75% per annum. All payments of principal and interest are deferred for twelve months with the first $333 payment due July 1, 2021. As of December 31, 2020, the balance of the note payable was $68,300 and accrued interest was $1,281.

In 2016, the Company issued $143,000 in notes payable to third parties. The notes payable were due in ninety days or less. During 2019, the Company paid $36,000 in notes payable. The Company is currently in default of the note agreements.

Two significant shareholders funded the Company’s operations through notes payable in primarily 2009 and 2010 and continue to support operations on a limited basis. The notes payable incur interest at 10% per annum and were due on December 31, 2016. The Company is currently in default of the note agreements. As of December 31, 2020, and 2019, the aggregate balance of the notes payable was $620,355 and accrued interest was $638,016 and $575,480, respectively.

In 2008, the Company entered into a note payable with a third party for $10,000 in total proceeds. The note payable is currently in default and has a flat interest amount due of $21,000. As of December 31, 2020, and 2019, the Company was in default of the note agreement and the entire amount of $21,000 has been included within accrued interest. Since the notes payable do not incur interest, the Company imputed interest at $1,000 and $1,000, respectively, which represented an interest rate of 10% per annum during the years ended December 31, 2020, and 2019.

In 2008, the Company entered into notes payable with a third party for $26,000 in total proceeds. The notes payable have a flat interest amount due of $80,000. During 2015, the Company received another $50,000 from the third party. During 2017, the Company entered into an agreement whereby they would repay the principal and accrued interest in the amount of $145,000 by April 4,2018, and issue the holders 800,000 shares of common stock. The Company recorded the fair market value of the common stock issued at $336,000 based on the date of issuance as interest expense. Other than the issuance of shares of common stock, the Company did not perform under the agreement. The Company is currently in default of the note agreement.

In 2007 and 2008, the Company entered into notes payable with a related party for $46,000 in proceeds. The notes payable were due on demand and incurred interest at 12% per annum. These were combined into a single note agreement in 2014. As of December 31, 2020, and 2019, the balance on the note payable was $88,136 and accrued interest related to the note payable was $59,900 and $49,243, respectively. The Company is currently in default of the note payable agreement.

In 2007, the Company entered into note payable with a third party for $128,000 in proceeds. Under the terms of the agreement the holder received a flat interest amount of $37,496. The Company is currently in default of the note payable agreement and the entire amount of $37,496 has been included within accrued interest. Since the note payable did not incur interest, the Company imputed interest at $12,800 and $12,800, respectively, which represented an interest rate of 10% per annum during the years ended December 31, 2020, and 2019.

In 2007, the Company entered into note payable with a third party for $221,800 in proceeds. The note payable is currently in default and incurs interest at 10% per annum. On December 31, 2013, the holder received an arbitration settlement for the principal and accrued interest. As of December 31, 2020, and 2019, the Company was in default of the arbitration settlement. As of December 31, 2020, and 2019, accrued interest related to the note payable was $470,143 and $429,861, respectively.

In 2007, the Company entered into note payable with a significant shareholder for $58,600 in proceeds. The note payable is currently due on demand and incurs interest at 10% per annum. As of December 31, 2020, and 2019, accrued interest related to the note payable was $76,372 and $70,513, respectively. The Company is currently in default of the note agreement.

NOTE 7–DERIVATIVE LIABILITIES

The Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. In addition, the Company issued warrants with variable conversion provisions. The conversion terms of the convertible notes and warrants are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and warrants were recorded as derivative liabilities on the issuance date and revalued at December 31, 2020.

Based on the convertible notes described in Note 6, the derivative liability day one loss is $389,712 and the change in fair value at December 31, 2020 is $71,464. The fair value of applicable derivative liabilities on note, warrants and change in fair value of derivative liability are as follows for the year ended December 31, 2020.

	Derivative Liability Convertible Notes	Derivative Liability Warrants	Total

Balance as of December 31, 2019	$—	$—	$—
Additions during the period	430,595	239,117	669,712
Change in fair value	(52,461)	(19,303)	(71,764)
Balance as of December 31, 2020	$378,134	$219,814	$597,948

The fair value of the derivative liability convertible notes is estimated using a Monte Carlo pricing model with the following assumptions:

Market value of common stock	$0.90 - $1.00
Expected volatility	98.9% - 99.5%
Expected term (in years)	0.73
Risk-free interest rate	0.09% - 0.11%

The fair value of the derivative liability – warrants is estimated using a Monte Carlo pricing model with the following assumptions:

Market value of common stock	$0.90 - $1.00
Expected volatility	96.4% - 100.3%
Expected term (in years)	5.00
Risk-free interest rate	0.41% - 0.42%

NOTE 8–RIGHT OF USE ASSET

Lease Agreement

In January 2020, the Company entered into a lease agreement commencing February 8, 2020, for its current facility which expires in 2025. The term of the lease is for five years. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 12% within the calculation. The following are the expected lease payments as of December 31, 2020, including the total amount of imputed interest related:

Years ended December 31:

2021	$82,561
2022	85,039
2023	87,590
2024	90,217
2025	7,536
$352,943
Less: Imputed interest	(76,290)
Total	$276,653

The rent expense was $61,691 and $84,763 for the years ended December 31, 2020, and 2019, respectively.

NOTE 9 - COMMITMENTS AND CONTIGENCIES

Litigation

Shareholder Lawsuit

In March 2016, a significant shareholder (“Plaintiff”) of the Company filed a lawsuit against the Company in the state of California alleging breach of contract, fraud and negligent misrepresentation based on supposed oral promises in 2013 to give Plaintiff’s company shares in exchange for stocks in another company and a 2014 consulting agreement. The Company strongly disputed all claims made in the lawsuit. On April 20, 2017, the Company filed an answer that denied each and every purported allegation and cause of action and further denied that they caused any damage or loss. The Company reached an agreement resulting in a voluntary dismissal of the civil case on July 5, 2017. The Plaintiff was not able to fulfill the proper documentation within the allotted 180 days and the 3,450,000 shares of AppTech Corp stock were properly cancelled in 2019.

Former Shareholders Lawsuits

In April 2014, a shareholder of AppTech filed a lawsuit against the Company in the State of Washington claiming breach of contract related to the sale / transfer of unregistered shares at the time of AppTech acquisition. On August 13, 2014, the Company notified the transfer agent and placed a ‘Stop Order’ on the shares. The shareholder claims that the 2.5 million shares received are unrestricted and should be reflected as such. On August 19, 2014, the Company filed a motion to dismiss the lawsuit. The lawsuit was dismissed on October 31, 2014.

In November 2017, two shareholders of AppTech, one who previously filed the 2014 lawsuit in the State of Washington, filed another lawsuit against the Company in the State of California, claiming the same accusations as the previously filed lawsuit which was dismissed. The lawsuit has been transferred to the United States District Court for the Southern District of California. The Company filed the defendants answer, affirmative defenses and counter claims. Management believes that the Plaintiff misrepresented and misled AppTech during the merger. The court has encouraged the parties to settle. Even though the Company believes the lawsuit is without merit and will vigorously defend, the Company has made several offers to settle. On December 19, 2019, the Company entered into a settlement and release agreement. The Company has recorded the liability as of December 31, 2019, for the total obligation of $240,000 to be paid out over three years beginning February 15, 2020. The 2019 impact is recorded in general and administrative expenses. On January 24, 2021, the parties entered a stipulation modifying the repayment schedule of the settlement. The Company is current on the following modified repayment schedule.

Years ended December 31:

2021	$100,000
2022	75,000
Total	$175,000

Former Landlord Lawsuit

In September 2018, the landlord for our former office space lease filed a limited civil lawsuit against the Company in the State of California. The Company reached an agreement that resulted in a stipulation for judgment on October 28, 2018. The stipulated judgment was for $42,432 including attorney fees and court costs plus interest for which the Company recorded as a liability as of December 31, 2018. The stipulated judgment was paid in full on August 16, 2019.

Patent Acquisition Lawsuit

In September 2018, a complaint was filed in San Diego superior court for a breach of contract arising from a written agreement for the purchase of a judgment to which AppTech was not a party. The purchase of the judgment was part of the transaction to acquire the patents. AppTech substantially performed under the agreement but the second agreement to extend the final payment was executed under alleged duress. On October 26, 2018, the Company filed an answer that denied each and every purported allegation and cause of action and further denied that they caused any damage or loss. On December 3, 2019, the Company entered into a conditional settlement providing the terms of the conditional settlement have been completed by October 1, 2020. The conditional settlement amount of $150,000 was paid in monthly installments of $15,000. The settlement installments paid for the year ended December 31, 2020, was $135,000. On December 30, 2020,full payment was made in accordance with a modified settlement payment schedule.

Other Lawsuit

In July of 2020, an owner and corporation having a non-binding memorandum of understanding filed a lawsuit in the State of California alleging a breach of contract, intentional misrepresentation, fraudulent inducement of contract, negligent misrepresentation and unjust enrichment. Service of process did not occur until January 8, 2021. The Plaintiffs filed an amended complaint on March 15, 2021. Management believes the agreement was non-binding, the statute of limitation has expired, and the allegations have no merit. We intend to file an answer, affirmative defenses and counter claims in the near future. We currently own a judgment against the owner and corporation in the amount of $516,932, See Note 11.

Significant Contracts

Capital Raise

In January 2019, the Company entered into an agreement with a broker dealer to provide capital raising activities. Under the terms of the agreement the broker dealer is to make a minimum of $90,000 in advisory fees. In addition, there are various other provisions within the agreement which include a 10% placement fee, warrants to purchase common stock, a 4% transaction fee, etc.

In February 2021, the Company entered into an engagement letter with Maxim Group LLC (“Maxim”) as the lead management underwriter for a follow-on offering which is non-binding. This engages Maxim through September 30, 2021 as exclusive financial advisor, lead managing underwriter and sole book running manager and investment banker in connection with the offering. The offering shall consist of approximately fifteen million worth of securities subject to the due diligence examination of the Company. The actual size of the offering, the precise number of securities to be offered by the Company and Maxim will depend upon the capitalization of the Company among other various factors. Maxim shall be granted an option to acquire an additional 15% of the total number of securities as an over-allotment, an underwriting discount of 7% and an expense allowance equal to 1%.

Silver Alert Services, LLC

In August 2020, the Company entered into a strategic partnership with Silver Alert Services, LLC. doing business as Lifelight Systems (“Lifelight”), expanding into the telehealth sphere. The partnership will expand AppTech’s reach into new markets and provide advanced technological solutions for the telehealth and personal emergency response systems markets. The strategic partnership provides a promissory note to Lifelight for up to $1.0 million dollars with an interest rate of three percent per annum upon successful completion of Lifelight’s Personal Emergency Response System (“PERS”) pilot program. Also, Lifelight is granted an option for the right to purchase 4,500,000 shares of AppTech Corp. for which 1 million are exercisable at $0.01 and 3,500,000 are exercisable at $0.25 for which vest upon the successful completion of the PERS pilot program and are exercisable for 24 months. These options were valued at $1,549,999 and $5,424,987, respectively using a Black-Scholes options pricing model.

On December 30, 2020, the Company amended its strategic partnership agreement and purchase option agreement with Silver Alert dated August 21, 2020. The amendment altered and/or added certain definitions and the loan disbursements in the strategic partnership agreement. Further, the purchase option agreement was amended to incorporate a vesting schedule related to the gross revenue generated from the partnership. The options are now vested based on reaching various gross revenue benchmarks for which expire two years after each tranche vests. These options were valued at $900,000 and $3,149,994, respectively using a Black-Scholes options pricing model. No stock based compensation was recorded during the year ended December 31, 2020 as vesting was determined not to be probable.

The Company’s ability to deliver on the $1,000,000 loan and fulfill its 50% obligation in 2020 was greatly impacted by the ongoing Covid 19 pandemic. Nursing homes and other senior living facilities were in lock down which did not allow the Silver Alert team into facilities for set-up and equipment training. As of March 2021, the team still does have access to these facilities and thus revenue could not be generated. AppTech made the strategic decision to fund other investments while committing to provide the $1,000,000 loan to Silver Alert during the second quarter of 2021, as state restrictions continue to be loosened. Both parties agreed the delay was in the best interest of the long-term growth of the partnership. The Company will assess the probability of vesting at the end of each reporting period.

On March 29, 2021, the Company amended its strategic partnership agreement and purchase option agreement dated December 30, 2020. The amendment altered the agreement reducing the options to purchase to one million shares at a price of $0.01 and two million five thousand shares of stock at $0.25. The effect of this transaction has not been determined at this time.

NEC Payments

On October 1, 2020, the Company entered into a strategic partnership with NEC Payments B.S.C (“NECP”) through a series of agreements, which included the following: (a) Subscription License and Services Agreement; (b) Digital Banking Platform Operating Agreement; (c) Subscription License Order Form; and (d) Registration Rights Agreement (collectively the “Agreements”).

The intent of the Agreements was for the Company to deploy NECP’s technologies, allowing the Company to extend its product offering to include flexible, scalable and secure payment acceptance and issuer payment processing that supports the digitization of business and consumer financial services and the migration of cash and other legally payment types to distanced and contactless card and real time payment transactions. NECP will assist the Company to complete the development of its text payment solution and provide “best in class” software that complements the Company’s intellectual property. The Agreements, among other things:

(a)	provide the Company a license to access and use NECP’s digital banking and payment technology solutions, as identified in the Subscription License Order Form;

(b)	grant the Company conditional exclusivity in the United States for all of NECP’s payment acceptance processing technologies contingent upon the Company reaching transaction volume target goals;

(c)	grant NECP a license to develop software without the possibility of infringing upon the Company’s intellectual property;

(d)	creates the parameters in which NECP shall assist the Company in completing the development of its text payment system related to the Company’s patents;

(e)	award NECP a fifteen percent (15%) equity stake in the Company, on a fully diluted basis;

(f)	set revenue sharing splits between AppTech and NECP for all revenues generated from digital banking technologies licensed to AppTech.

Under the Agreements, either party had the right to terminate the agreement should the Company fail to secure a funding in the amount of $3,000,000 within 45 days from the effective date of the Agreements.

On November 19, 2020, the Company entered into Amendment No. 1 to the Subscription License and Services Agreement whereby the funding date was amended to amended to no later than December 18, 2020. All other terms of the original Agreements remained in full force and effect.

On February 11, 2021, the Company entered into an amended and restated Subscription License and Services Agreement, Digital Banking Platform Operating Agreement and Subscription License Order Form with NECP (collectively the “Restated Agreements”). The Restated Agreement created an engagement fee of $100,000 due within three business days from the effective date, reduced the funding amount triggering the enforceability of the Restated Agreements to $707,500 (“Funding”), altered the date in which initial fees are payable to no later than March 5, 2021 (the “Funding Date”) and provided terms to prevent dilution for NECP’s equity compensation for future funding secured by the Company. The fees in the Restated Agreements are payable within three business days from the effective date, at or before the Funding Date, at the Subscription Service Ready Date annually and monthly. The gross total fees due under the Restated Agreements are $2,212,500, excluding pass-through costs associated with infrastructure hosting fees.

On February 19, 2021, the Company completed and validated its contractual obligations and paid to NECP the $100,000 engagement fee. On February 29, 2021, the Company paid the initial fee of $707,500 to NECP prior to the Funding Date. On March 25, 2021, the Company issued 18,011,515 shares of common stock to NEC on a fully diluted basis with piggyback rights. NEC payments has a one-time anti-dilution provision that requires the Company to issue fifteen percent (15%) of any offering in excess of $3.0 million.

The initial fees paid within three business days from the effective date and at or before the Funding Date included the following costs:

Engagement Fee	$100,000
License subscription fee (50% due at Funding Date)	375,000
Annual maintenance subscription fee (first year)	112,500
Implementation fee (50% due at Funding Date)	162,500
Infrastructure implementation fee (50% due at Funding Date)	32,500
Training fee (50% due at Funding Date)	25,000
Total	$807,500

The following payments are due in the intervals noted over the five-year life of the Restated Agreements:

License subscription fee (second 50% due at Subscription Ready Date)	$375,000
Annual maintenance subscription fees ($112,500 annually)	450,000
Implementation fees (50% due at Subscription Ready Date)	162,500
Infrastructure implementation fees (50% due at Subscription Ready Date)	32,500
Training fees (50% due at Subscription Ready Date)	25,000
Infrastructure support fees ($6,000 monthly after Subscription Ready Date)	360,000
Total	$1,405,000	*

*Infrastructure Hosting Fees, which are pass through hosting fees from a hosting partner are excluded from this calculation.

Innovations Realized LLC

On October 2, 2020, the Company entered into an independent contractor services agreement with Innovations Realized, LLC (“IR”) to develop a strategic operating plan focused on the design, execution and go to market implementation of the NECP platform to enter the United States market.

On February 18, 2021, the Company entered into an amended independent contractor services agreement with IR. On February 19, 2021, the initial payment of $76,000 was made and on February 24, 2021 the second payment of $76,000 was made. The following payments are due over the life of the contract:

April 5,2021	$152,000
May 5, 2021	114,000
June 5, 2021	114,000
July 5, 2021	114,000
August 5, 2021	114,000
Total	$608,000

Under the October 2020 agreement, the Company granted options to purchase four hundred thousand shares at a price of $0.01 and two million five hundred thousand shares at $0.25 and exercisable for two years after vesting. These options vest in equal monthly installments over 24 months, which commences upon the Company successfully raising $3.0 million in qualified financing. As of December 31, 2020, the Company determined that the vesting provision were not probable due to lack of funding commitments, and other reasons disclosed above. In addition, the options early vesting based on the completion date of the statement of work or the IR principle becoming an employee of AppTech Corp. These options were valued at $639,993 and $3,999,754 using a Black Scholes pricing model.

On December 21, 2020, the Company sold the domain “bubblepay.com” for $72,500 to a third party.

Employee versus Contractor Classification

The Company compensates various individuals as consultants. Annually, these consultants are issued Form 1099s for amounts paid to them. In addition, these consultants do not have arrangements in which specify compensation payable to them. The Company risks potential tax and legal actions if these consultants are deemed to be employees by governmental agencies.

NOTE 10 – STOCKHOLDERS’ DEFICIT

Series A Preferred Stock

The Company is authorized to issue 100,000 shares of $0.001 par value Series A preferred stock (“Series A”). There were fourteen (14) shares of Series A preferred stock outstanding as of December 31, 2020 and 2019. The holders of Series A preferred stock are entitled to one vote per share on an “as converted” basis on all matters submitted to a vote of stockholders and are not entitled to cumulate their votes in the election of directors. The holders of Series A preferred stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available, therefore on a pro rata basis according to their holdings of shares of Series A preferred stock, on an as converted basis. In the event of liquidation or dissolution of the Company, holders of Series A preferred stock are entitled to share ratably in all assets remaining after payment of liabilities and have no liquidation preferences. Holders of Series A preferred stock have a right to convert each share of Series A into 780 shares common stock.

Common Stock

The Company is authorized to issue 1,000,000,000 shares of $0.001 par value common stock. There were 88,511,657 and 84,153,825, respectively, shares of common stock outstanding as of December 31, 2020 and 2019. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and are not entitled to cumulate their votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available, therefore subject to the prior rights of holders of any outstanding shares of preferred stock and any contractual restrictions against the payment of dividends on common stock. In the event of liquidation or dissolution of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription rights and no right to convert their common stock into any other securities.

During the years ended December 31, 2020 and 2019, the Company issued 4,012,000 and 454,500, respectively, shares of common stock to several consultants in connection with business development, accounts payable conversion and professional services. The Company valued the common stock issuances at $2,631,899 and $91,414, respectively, based upon the closing market price of the Company’s common stock on the date in which the performance was complete or issued based upon the vesting schedule and the closing market price of the Company’s common stock on the date of the agreement. The amounts were expensed to general and administrative expenses on the accompanying consolidated statements of operations. The accounts payable conversion was $152,500 during 2020.

During the year ended December 31, 2020, the Company granted 350,000 shares of common stock to the board of directors valued at $196,700 or $0.562 per share. The shares vest quarterly over the period of approximately one year. The Company valued the stock issuances, earned as of December 31, 2020, at $81,958 based on the closing market price of the Company’s common stock on the date of the agreement. The amount was expensed to general and administrative expenses on the accompanying consolidated statement of operations. The Company will issue 204,168 shares of common stock during 2021 valued at $114,742 based on the closing market price of the Company’s common stock on the date of the agreement, over the remaining term of the directors.

During the year ended December 31, 2019, the Company issued 40,000 shares of common stock to the landlord in lieu of rent. The Company valued the issuance at $18,400 based on the closing market price of the Company’s stock on the date in which the performance was completed. The amount was expensed to general and administrative expenses on the accompanying consolidated statements of operations.

Stock Options

On July 28, 2020, the Company entered into an agreement for board of director services. As compensation the Company granted options to purchase 125,000 shares at a price of $0.562 and are exercisable for two years. The options vest in equal monthly installments over 24 months. These options were valued at $70,235 using a Black-Scholes options pricing model.

On August 25, 2020, the Company entered into an agreement for accounting services in general and administrative expenses. As compensation the Company granted options to purchase 100,000 shares of common stock at a price of $0.25 and are exercisable for six months. These options were valued at $140,945 using a Black-Scholes options pricing model. The options were exercised on August 26, 2020.

On September 21, 2020, the Company entered into an agreement for sales and marketing services in general and administrative expenses. As compensation the Company granted options to purchase 10,000 shares at a price of $0.01 and to purchase 120,000 shares at a price of $0.25 and are exercisable for two years. These options vest upon execution of the contract and in equal quarterly installments of 24 months. These options were valued at $13,498 and $161,999, respectively using a Black-Scholes options pricing model.

On September 22, 2020, the Company entered into an agreement for IT services in general and administrative expenses. As compensation the Company granted options to purchase 52,000 shares at a price of $0.25 and are exercisable for two years. The options vest in equal quarterly installments of 24 months. These options were valued at $77,995 using a Black-Scholes options pricing model.

On October 29, 2020, the Company entered into an agreement for sales and marketing in general and administrative expenses. As compensation the Company granted options to purchase 100,000 shares of common stock at a price of $0.30 and are exercisable for two years. These options were valued at $156,999 using a Black-Scholes options pricing model. The options were exercised on October 29, 2020.

The fair value of the options is estimated using a Black-Scholes option pricing model with the following range of assumptions:

Market value of common stock on issuance date	$0.562 - $1.57
Expected price	$0.01 - $0.562
Expected volatility	427% - 608%
Expected term (in years)	0.5 - 3.0
Risk-free interest rate	0.11%
Expected dividend yields	—

The following table summarizes option activity:

		Weighted	Weighted
	Number of	Average	Average
	shares	exercise price	remaining years

Granted	7,907,000	$0.21
Exercised	(200,000)	$0.28
Outstanding as of December 31, 2020	7,707,000	$0.21	2.22
Outstanding as of December 31, 2020, vested	90,752	$0.40	2.10

The remaining expense outstanding through December 31, 2020 is $240,965 for which is expected to be expensed over the next 20 months in general and administrative expense.

On July 28, 2020, the board authorized the Company’s AppTech Equity Incentive Plan in order to facilitate the grant of equity incentives to employees (including our named executive officers), directors, independent contractors, merchants, referral partners, channel partners and consultants of our company to enable our company to attract, retain and motivate employees, directors, merchants, referral partners and channel partners, which is essential to our long-term success. A total of 5,000,000 shares of common stock were authorized under the AppTech Equity Incentive Plan, for which as of December 31, 2020 a total of 3,351,500 are available for issuance.

Warrants

In 2020, the Company entered into a security purchase agreement with an investor pursuant to which the Company agreed to sell the investor a $300,000 convertible note bearing interest at 12% per annum. The Company also sold warrants to the investors to purchase up to an aggregate of 200,000 shares of common stock, with an exercise term of five (5) years, at a per share price of one dollar and fifty cents ($1.50) which may be exercised by cashless exercise. The warrants were deemed a derivative liability and were recorded as a debt discount at date of issuance. See Note 7.

Common Stock Repurchase Option

On January 23, 2020, the Company entered into a common stock repurchase option agreement to purchase or assign 300,000 shares of common stock from a third party at $0.05 per share. The Company assigned its rights to the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase options were exercised on January 26, 2020 for which the Company received $98,750 in proceeds which was recorded as additional paid-in capital.

On February 26, 2020, the Company entered into a common stock repurchase option agreement to purchase or assign 266,115 shares of common stock from a third party at $0.05 per share. The Company assigned its rights to the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option was exercised on February 27, 2020 for which the Company received $25,281 in proceeds which was recorded as additional paid-in capital.

On March 18, 2020, the Company entered into a common stock repurchase option agreement to purchase or assign 250,000 shares of common stock from a third party at $0.05 per share. The Company assigned its rights to the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option was exercised on March 19, 2020 for which the Company received $62,500 in proceeds which was recorded as additional paid-in capital.

On April 24, 2020, the Company entered into a common stock repurchase option agreement to purchase or assign 55,000 shares of common stock from a third party at $0.05 per share. The Company assigned its rights to the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option was exercised on April 27, 2020 for which the Company received $19,250 in proceeds which was recorded as additional paid-in capital.

On August 26, 2020, the Company entered into a common stock repurchase option agreement to purchase or assign 250,000 shares of common stock from a third party at $0.07 per share. The Company assigned its rights to the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option was exercised on August 26, 2020 for which the Company received $45,000 in proceeds which was recorded as additional paid-in capital.

On October 14, 2020, the Company entered into a common stock repurchase option agreement with a former officer and significant shareholder to purchase or assign 2,000,000 shares of common stock from a third party at $0.20 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option was exercised on October 14, 2020 for which the Company received $7,333 in proceeds which was recorded as additional paid-in capital.

On October 14, 2020, the Company entered into a common stock repurchase option agreement with a former officer and significant shareholder to purchase or assign 2,000,000 shares of common stock from a third party at $0.20 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option was exercised on October 15, 2020 for which the Company received $5,500 in proceeds which was recorded as additional paid-in capital.

On October 14, 2020, the Company entered into a common stock repurchase option agreement with a former officer and significant shareholder to purchase or assign 2,000,000 shares of common stock from a third party at $0.20 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option was exercised on October 29, 2020 for which the Company received $11,000 in proceeds which was recorded as additional paid-in capital.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist other than those disclosed below.

On February 3, 2021, the Company entered into a common stock repurchase option agreement with a former officer and significant shareholder to purchase or assign 2,000,000 shares of common stock from a third party at $0.20 per share. The Company assigned its rights to the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 50,000 shares was exercised on February 11, 2021 for which the Company received $33,750 in proceeds which was recorded as additional paid-in capital.

On February 3, 2021, the Company entered into a common stock repurchase option agreement with a former officer and significant shareholder to purchase or assign 2,000,000 shares of common stock from a third party at $0.20 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 350,000 shares was exercised on February 17, 2021 for which the Company received $222,250 in proceeds which was recorded as additional paid-in capital.

On February 3, 2021, the Company entered into a common stock repurchase option agreement with a former officer and significant shareholder to purchase or assign 2,000,000 shares of common stock from a third party at $0.20 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 850,000 shares was exercised on February 19, 2021 for which the Company received $539,750 in proceeds which was recorded as additional paid-in capital.

On February 3, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 1,000,000 shares of common stock from a third party at $0.20 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 750,000 shares was exercised on February 22, 2021 for which the Company received $881,250 in proceeds which was recorded as additional paid-in capital.

On February 23, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 500,000 shares of common stock from a third party at $0.225 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 250,000 shares was exercised on March 1, 2021 for which the Company received $193,750 in proceeds which was recorded as additional paid-in capital.

On February 23, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 500,000 shares of common stock from a third party at $0.225 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 150,000 shares was exercised on March 5, 2021 for which the Company received $102,000 in proceeds which was recorded as additional paid-in capital.

On March 4, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 2,000,000 shares of common stock from a related party at $0.20 per share. The common stock repurchase option for 50,000 of the 2,000,000 shares was exercised on March 10, 2021. On March 10, 2021, the Company cancelled the 50,000 shares exercised.

On March 5, 2021, the Company entered into a judgment purchase agreement from a third party. The judgment is for damages in the amount of $516,932 against FlowPay Corporation and R. Wayne Steiger. The Company issued 200,000 shares of common stock as consideration for the assignment of the judgment.

See Note 8 and 9 for additional subsequent events.

 APPTECH CORP.

BALANCE SHEETS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

(UNAUDITED)

	September 30,	December 31,
	2021	2020

ASSETS
Current assets
Cash	$22,495	$57,497
Accounts receivable	34,829	40,635
Prepaid expenses	93,516	6,696
Total current assets	150,840	104,828

Capitalized prepaid software development and license	7,058,922	—
Prepaid offering cost	25,000	—
Note receivable	25,500	17,500
Right of use asset	203,938	249,825
Security deposit	7,536	7,536
TOTAL ASSETS	$7,471,736	$379,689

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,732,924	$1,635,384
Accrued liabilities	1,726,628	2,632,334
Right of use liability	58,979	52,161
Stock repurchase liability	430,000	430,000
Loans payable related parties	—	34,400
Convertible notes payable, net of $63,578 and $280,174 debt discount	665,922	639,826
Convertible notes payable related parties	—	372,000
Notes payable	384,742	1,104,981
Notes payable related parties	684,863	708,493
Derivative liabilities	492,830	597,948
Total current liabilities	6,176,888	8,207,527

Long-term liabilities
Accounts payable	15,000	75,000
Right of use liability	179,195	224,492
Notes Payable, net of current portion	160,040	67,400
Total long-term liabilities	354,235	366,892

TOTAL LIABILITIES	6,531,123	8,574,419

Commitments and contingencies (Note 9)

Stockholders’ Equity (Deficit)
Series A preferred stock; $0.001 par value; 100,000 shares authorized; 14 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized; 113,125,715 and 88,511,657 and outstanding at September 30, 2021 and December 31, 2020, respectively	113,126	88,512
Additional paid-in capital	121,269,598	36,664,488
Accumulated deficit	(120,442,111)	(44,947,730)
Total stockholders’ equity (deficit)	940,613	(8,194,730)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$7,471,736	$379,689

See accompanying notes to the financial statements.

APPTECH CORP.

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(UNAUDITED)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020

Revenues	$92,410	$105,357	$258,688	$241,367

Cost of revenues	41,774	48,759	112,032	103,721

Gross profit	50,636	56,598	146,656	137,646
Operating expenses:
General and administrative, including stock based compensation of $31,352, $1,066,386, $1,620,703 and $2,357,125, respectively	1,360,187	1,089,808	6,733,594	2,781,912
Excess fair value of equity issuance over assets received	1,090,716	—	66,124,606	—
Research and development	—	2,999	—	49,250

Total operating expenses	2,450,903	1,092,807	72,858,200	2,831,162

Loss from operations	(2,400,267)	(1,036,209)	(72,711,544)	(2,693,516)

Other income (expenses)
Interest expense	(478,009)	(71,723)	(3,038,568)	(213,890)
Change in fair value of derivative liability	135,469	—	80,370	—
Forgiveness of debt	—	—	—	9,000
Other income (expenses)	161	—	175,361	—

Total other expenses	(342,379)	(71,723)	(2,782,837)	(204,890)

Loss before provision for income taxes	(2,742,646)	(1,107,932)	(75,494,381)	(2,898,406)

Provision for income taxes	—	—	—	—

Net loss	$(2,742,646)	$(1,107,932)	$(75,494,381)	$(2,898,406)

Basic and diluted net loss per common share	$(0.02)	(0.01)	$(0.74)	$(0.03)
Weighted-average number of shares used basic and diluted per share amounts	111,906,997	86,984,021	106,250,552	85,941,115

See accompanying notes to the financial statements.

APPTECH CORP.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIODS ENDED SEPTEMBER 30, 2021 & 2020, June 30, 2021 & 2020

AND March 31, 2021 & 2020

(UNAUDITED)

	Series A Preferred		Common Stock		Additional Paid-	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	in Capital	Deficit	(Deficit)

Balance December 31, 2019	14	$—	84,153,825	$84,154	$33,230,869	$(40,760,413)	$(7,445,390)

Net loss	—	—	—	—	—	(1,464,050)	(1,464,050)
Imputed interest	—	—	—	—	3,450	—	3,450
Common stock issued for services	—	—	2,349,500	2,350	1,206,835	—	1,209,185
Proceeds from sale of repurchase option	—	—	—	—	186,531	—	186,531

Balance March 31, 2020	14	$—	86,503,325	$86,504	$34,627,685	$(42,224,463)	$(7,510,274)

Net loss	—	—	—	—	—	(326,424)	(326,424)
Imputed interest	—	—	—	—	3,450	—	3,450
Common stock issued for services	—	—	174,500	174	81,380	—	81,554
Proceeds from sale of repurchase option	—	—	—	—	19,250	—	19,250

Balance June 30, 2020	14	$—	86,677,825	$86,678	$34,731,765	$(42,550,887)	$(7,732,444)

Net loss	—	—	—	—	—	(1,107,932)	(1,107,932)
Imputed interest	—	—	—	—	3,450	—	3,450
Common stock issued for services	—	—	1,044,000	1,044	924,397	—	925,441
Common stock issued for services with warrant exercise			100,000	100	165,845		165,945
Proceeds from sale of repurchase option	—	—	—	—	45,000	—	45,000

Balance September 30, 2020	14	$—	87,821,825	$87,822	$35,870,457	$(43,658,819)	$(7,700,540)

Balance December 31, 2020	14	$—	88,511,657	$88,512	$36,664,488	$(44,947,730)	$(8,194,730)

Net loss	—	—	—	—	—	(66,293,498)	(66,293,498)
Imputed interest	—	—	—	—	3,450	—	3,450
Issuance of stock options for board of directors	—	—	—	—	17,559	—	17,559
Issuance of stock options for services	—	—	—	—	29,999	—	29,999
Issuance of options for capitalized prepaid software development and license	—	—	—	—	1,891,414	—	1,891,414
Common stock issued for board of directors	—	—	87,500	87	49,087		49,174
Common stock issued for services	—	—	247,000	247	315,743	—	315,990
Common stock issued for merchant equity	—	—	5,000	5	16,245	—	16,250
Common stock issued for judgment	—	—	200,000	200	999,800	—	1,000,000
Common stock issued for capitalized prepaid software development and license	—	—	18,011,515	18,012	67,525,170	—	67,543,182
Common stock cancelled	—	—	(150,000)	(150)	(9,850)	—	(10,000)
Proceeds from sale of repurchase option	—	—	—	—	1,972,750	—	1,972,750

Balance March 31, 2021	14	$—	106,912,672	$106,913	$109,475,855	$(111,241,228)	$(1,658,460)

Net loss	—	—	—	—	—	(6,458,237)	(6,458,237)
Imputed interest	—	—	—	—	3,450	—	3,450
Issuance of stock options for board of directors	—	—	—	—	15,217	—	15,217
Issuance of stock options for services	—	—	—	—	2,746,385	—	2,746,385
Issuance of options for capitalized prepaid software development and license	—	—	—	—	1,090,716	—	1,090,716
Common stock issued for board of directors	—	—	87,500	88	49,087		49,175
Common stock issued for services	—	—	106,053	106	174,905	—	175,011
Common stock issued for merchant equity program	—	—	26,250	26	2,095	—	2,121
Common stock issued for convertible notes payable, accrued interest, derivative liabilities, and accounts payable	—	—	4,756,895	4,757	3,945,225	—	3,949,982
Proceeds from sale of repurchase option	—	—	—	—	458,000	—	458,000

Balance June 30, 2021	14	$—	111,889,370	$111,890	$117,960,935	$(117,699,465)	$373,360

Net loss	—	—	—	—	—	(2,742,646)	(2,742,646)
Imputed interest	—	—	—	—	3,450	—	3,450
Issuance of stock options for board of directors	—	—	—	—	4,682	—	4,682
Issuance of stock options for services	—	—	—	—	853,556	—	853,556
Issuance of stock options for capitalized prepaid software development and license	—	—	—	—	1,090,716	—	1,090,716
Common stock issued for board of directors	—	—	29,168	29	16,363	—	16,392
Common stock issued for services	—	—	20,000	20	14,940	—	14,960
Common stock issued for forbearance	—	—	53,383	53	63,525	—	63,578
Common stock issued for services with warrant exercise	—	—	115,000	115	28,636	—	28,751
Common stock issued for convertible notes payable	—	—	1,018,794	1,019	1,232,795	—	1,233,814

Balance September 30, 2021	14	$—	113,125,715	$113,126	$121,269,598	$(120,442,111)	$940,613

See accompanying notes to the financial statements.

APPTECH CORP.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(UNAUDITED)

	September 30,	September 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(75,494,381)	$(2,898,406)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of stock options for board of directors	37,458	—
Issuance of stock options for service	5,058,682	—
Stock issued for board of directors	114,741	—
Stock issued for services	505,961	2,063,680
Stock issued for merchant equity	16,250	—
Stock issued for exercise of warrants	—	140,945
Stock issued for purchase of judgment	1,000,000	—
Stock issued for excess fair value of equity over assets received	64,724,614	—
Excess fair market value of shares issued recorded as interest expense	2,705,904	—
Imputed interest on notes payable	10,350	10,350
Amortization of debt discount	280,175	—
Gain on extinguishment of accounts payable	(174,925)	—
Change in fair value of derivative liabilities	(80,370)	—
Changes in operating assets and liabilities:
Accounts receivable	5,806	(8,391)
Prepaid expenses	(86,820)	—
Accounts payable	420,717	147,265
Accrued liabilities	127,578	218,233
Right of use asset and liability	7,408	23,089
Net cash used in operating activities	(820,852)	(303,235)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposit escrow	—	25,000
Capitalized prepaid software development and license	(1,567,500)	—
Payments on notes receivable	(8,000)	—
Security deposit	—	(1,589)
Net cash provided by (used in) investing activities	(1,575,500)	23,411

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for prepaid offering costs	(25,000)	—
Proceeds on loans payable – related parties	—	750
Payments on loans payable - related parties	(34,400)	(42,750)
Repurchase of common stock - related party	(10,000)	—
Proceeds on note payable	—	68,200
Proceeds from exercise of warrants	—	25,000
Proceeds from sale of repurchase options	2,430,750	250,781
Net cash provided by financing activities	2,361,350	301,981
Changes in cash and cash equivalents	(35,002)	22,157
Cash and cash equivalents, beginning of period	57,497	24,159
Cash and cash equivalents, end of period	$22,495	$46,316

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities:
Common stock issued for conversion of accounts payable	$206,250	$152,500
Forgiveness of debt through conversion of accounts payable	$174,925	$—
Common stock issued convertible notes, accrued interest and derivative liabilities	$1,620,411	$—
Common stock and options issued for capitalized software and licensing costs	$5,491,422	$—
Common stock issued with forbearance agreements recorded as a discount	$63,578	$—

See accompanying notes to the financial statements.

APPTECH CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

AppTech Corp. (“AppTech” or the “Company”) is a Wyoming Corporation incorporated on July 2, 1998.

AppTech Corp. is a FinTech company providing electronic payment processing technologies and merchant services. These technologies allow businesses to accept cashless and/or contactless payments, such as credit cards, ACH, wireless payments, and more. Their patented, exclusively licensed and/or proprietary merchant services software offers or will offer integrated solutions for frictionless digital and mobile payment acceptance; AppTech is supplementing these capabilities with software that solves for multi-use case, multi-channel, API-driven, account-based issuer processing for card, digital tokens, and payment transfer transactions.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also see Note 3.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated liabilities related to various vendors in which communications have ceased, contingent liabilities, realization of tax deferred tax assets and capitalization of software development. Actual results could differ from those estimates.

Concentration of Credit Risk

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits of $250,000 per institution that pays Federal Deposit Insurance Corporation (“FDIC”) insurance premiums. The Company has never experienced any losses related to these balances.

The accounts receivable from merchant services are paid by the financial institutions on a monthly basis. The Company currently uses nine financial institutions to service their merchants for which represented 100% of accounts receivable as of September 30, 2021, and 2020. The loss of one of these financial institutions would not have a significant impact on the Company’s operations as there are additional financial institutions available to the Company. For the nine months ended September 30, 2021, and 2020, the one merchant (customer) represented approximately 16% and 36% of the total revenues, respectively. The loss of this customer would have significant impact on the Company’s operations.

Software Development Costs

The Company capitalizes software development costs in developing internal use software when capitalizing requirements have been met. Costs prior to meeting the capitalization requirements are expensed as incurred.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, codified as Accounting Standards Codification (“ASC”) 606 Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The Company adopted ASC 606 effective January 1, 2019, using modified retrospective basis and the cumulative effect was immaterial to the financial statements.

The Company provides merchant processing solutions for credit cards and electronic payments. In all cases, the Company acts as an agent between the merchant which generates the credit card and electronic payments, and the bank which processes such payments. The Company’s revenue is generated on services priced as a percentage of transaction value or a specified fee transaction, depending on the card or transaction type. Revenue is recorded as services are performed which is typically when the bank processes the merchant’s credit card and electronic payments.

Consideration paid to customers such as amounts earned under our customer equity incentive program, are recorded as a reduction to revenues. There were no amounts paid or incurred during the nine months ended September 30, 2021 and 2020.

Fair Value Measurements

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to measure and disclose the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s financial statements for cash, accounts payable and accrued expenses approximate their fair value because of the immediate or short-term mature of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-marketing dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

The following table presents liabilities that are measured and recognized at fair value as of September 30, 2021 and December 31, 2020 on recurring basis:

	September 30, 2021
				Total Carrying
	Level 1	Level 2	Level 3	Value

Derivative liabilities	$—	$—	$492,830	$492,830

	December 31, 2020
				Total Carrying
	Level 1	Level 2	Level 3	Value

Derivative liabilities	$—	$—	$597,948	$597,948

See Note 7 for discussion of valuation and roll forward related to derivative liabilities.

Per Share Information

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year, increased by the potentially dilutive common shares that were outstanding during the year. Dilutive securities include stock options, warrants granted, convertible debt and convertible preferred stock.

The number of common stock equivalents not included in diluted income per share was 12,498,187 and 5,616,624 for the nine months ended September 30, 2021, and 2020, respectively. The weighted average number of common stock equivalents is not included in diluted income (loss) per share, because the effects are anti-dilutive.

	September 30, 2021	September 30, 2020

Series A preferred stock	10,920	10,920
Convertible debt	1,639,217	5,605,704
Warrants	200,000	—
Options	7,272,500	—
Common stock	3,375,550	—
Total	12,498,187	5,616,624

New Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, during the nine months ended September 30, 2021, and 2020, the Company incurred a net loss of $75,494,381 and $2,898,406 and used cash of $3,027,981 and $303,235 in operating activities. In addition, the Company had a working capital deficit of $6,026,048 and an accumulated deficit of $120,442,111 as of September 30, 2021. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. We have evaluated the conditions or events that raise substantial doubt about the Company’s ability as a going concern within one year of issuance of the financial statements.

While the Company is continuing operations and generating revenues, the Company’s cash position is not significant enough to support the Company’s daily operations. To fund operations and reduce the working capital deficit, the Company intends to raise additional funds through public or private debt and/or equity offerings. During 2021, the Company received $2,430,750 from eleven sales of a repurchase option. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern, however, such are not guaranteed. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect, nor can there be assurance that such funds will be at acceptable terms. Subsequent to September 30, 2021, the Company has received an additional $127,500 through October 28, 2021. As of the date of these financial statements, the Company has not finalized a commitment for additional capital. The ability of the Company to continue as a going concern is dependent upon our ability to further implement its business plan and generate revenues and cash flows. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Risks and Uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. Since the Company derives its revenues from processing of purchases from our merchant services clients, a downturn in economic activity, such as associated with the current coronavirus pandemic, could reduce the volume of purchases it processes, and thus its revenues. In addition, such a downturn could cause its merchant customers to cease operations permanently decreasing our payment processing unless new customers are found. We may also face additional difficulty in raising capital during an economic downturn. The effects of the pandemic had significant impact on revenue at the beginning of the pandemic and the processors gave significant concessions of reduced fees to minimize the impact of the pandemic. The revenue began to increase after several months as the economy began to reopen using different methods of purchasing especially online purchasing, as well as, the Company has been able to add new customers. The continuing effects of the potential impact cannot be estimated at this time.

Additionally, it is reasonably possible that the estimates made in the financial statements have been or will be materially and adversely impacted in the near term as a result of these conditions. Also, if the development of the Company’s payment platform is not successful, the software development costs will need to be expensed instead of capitalized.

NOTE 4 – PATENTS

Patents

On September 22, 2017, AppTech executed an Amendment to Asset Purchase Agreement with GlobalTel Media, Inc. In connection with the asset purchase agreement, 5,000,000 shares of common stock were issued to GlobalTel Media, Inc. The Company valued the common stock issuance at $1,000,000 based on the closing market price of the Company’s common stock on the date in which the performance was complete. This amendment revived the original asset purchase agreement dated December 4, 2013 to purchase the assets of GlobalTel Media, Inc. (AppTech and GlobalTel agree that the asset purchase agreement dated September 30, 2015 is null and void), which include, but is not limited to, all intellectual property, United States Patent Trademark Office (“USPTO”) issued patents, enterprise-grade, patent protected software and intellectual property for advanced messaging incorporating secure payments, databases, documentation, copyrights, trademarks, registrations, and all current development work in process of USPTO application approval; more specifically but not limited to USPTO 8,073,895 & 8,572,166 “System and Method for Delivering Web Content to a Mobile Device”, USPTO 8,315,184 “Computer to Mobile Two-Way Chat System and Method”, and USPTO 8,369,828 “Mobile-to-Mobile Payment System and Method”. GlobalTel’s technology focuses on SMS text-based applications, social media and mobile payment. The USPTO assigned the patents to AppTech on July 25, 2017. AppTech, as part of the various agreements, agreed to pay $1,600,000 which included an assumption of certain liabilities, including costs incurred to continue development of the patents, as well as guaranteed payment of 25% of the net proceeds on revenue created by the patents up to $26,600,000. As of September 30, 2021, and December 31, 2020, amounts included in accounts payable related to the assumption of liabilities in connection with the patents were $280,000 and $280,000, respectively. The Company has expensed the cost of the patents as research and development costs as the future estimated cash flow expected cannot be reasonably estimated at the time of the expense.

See Note 9 for more information on capitalized prepaid software development and license.

NOTE 5 – ACCRUED LIABILITIES

Accrued liabilities as of September 30, 2021 and December 31, 2020 consist of the following:

	September 30, 2021	December 31, 2020

Accrued interest – related parties	$—	$1,039,977
Accrued interest – third parties	1,420,690	1,395,133
Accrued payroll	21,672	—
Accrued PTO	56,071	—
Accrued residuals	100,615	62,174
Accrued merchant equity	88,903	91,023
Other	38,677	44,027
Total accrued liabilities	$1,726,628	$2,632,334

Accrued Interest

Notes payable and convertible notes payable incur interest at rates between 10% and 15%, per annum. The accrued interest in most cases is currently in technical default due to the notes being past their maturity date.

Accrued Residuals

The Company pays commissions to independent agents which refer merchant accounts. The amounts payable to these independent agents is based upon a percentage of the amounts processed monthly by these merchant accounts.

Accrued Merchant Equity Liability

The Company provided all merchants the opportunity to earn shares of the Company’s common stock through their Merchant Equity Program (the “Program”). Under the Program, the merchant earned 1% of their total Visa/MasterCard volume processed during the first year of their contract. For example, if a merchant processes $1.0 million in credit card charges, the merchant will receive 10,000 shares of the Company’s common stock. The merchant must process with the Company for a period of three years for the shares to vest. All merchants became fully vested when the Company ended the program effective December 31, 2015.

The Company accounts for the value of the shares under the program as a sales incentive and thus the amounts in connection with the Program are recorded as a reduction to revenues. As of September 30, 2021, the Company has an obligation to issue approximately 750,000 shares of the Company’s common stock issuable under the Program.

NOTE 6 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

The Company funds operations through cash flows generated from operations and the issuance of loans and notes payable. The following is a summary of loans and notes payable outstanding as of September 30, 2021, and 2020. Related parties noted below are either members of management, board of directors, significant shareholders or individuals in which have significant influence over the Company.

Loans Payable – Related Parties

During the nine months ended September 30, 2021, and 2020, the Company paid $34,400 and $42,000 loans payable from related parties, net. As of September 30, 2021, and December 31, 2020, the balance of the loans payable was $0 and $34,400, respectively. The loans payable are due on demand, unsecured and non-interest bearing as there are no formal agreements executed.

Subordinated Notes Payable

In 2016, the Company issued $350,000 in subordinated notes payable to third parties. The subordinated notes payable were due in 30 to 180 days and incurred interest at 10% per annum. As of September 30, 2021, and December 31, 2020, accrued interest related to the subordinated notes was $0 and $153,545, respectively. On September 30, 2021, the Company converted notes issued for $529,795 of principal and interest into 529,795 shares of the Company’s common stock.

Convertible Notes Payable

In 2020, the Company entered into a Securities Purchase Agreement with an investor pursuant to which the Company agreed to sell to the investor a $300,000 convertible note bearing interest at 12% per annum (the “Note”). The Note matures in 365 days from the date of issuance. The Note is convertible at the option of the holder at any time into shares of the Company’s common stock at $1.00 for the 180 days immediately following the issue date and thereafter shall equal the lower of: 1) the lowest closing price of the common stock during the preceding twenty-five trading days, ending on the last complete trading day prior to the issue date of the Note. 2) seventy-five percent of the lowest trading price for the common stock during the twenty-five consecutive trading days preceding the conversion date with a minimum trading volume of 1,000 shares.

In the event of a default of the Note, the Holder in its sole discretion may elect to use a conversion price equal to the lower of: 1) the lowest trading price of the common stock on the trading day immediately preceding the issue date or 2) seventy-five percent of either the lowest trading price or the closing bid price, whichever is lower during any trading day in which the event of default has not been cured.

The embedded conversion feature of this Note was deemed to require bifurcation and liability classification, at fair value. Pursuant to the Securities Purchase Agreement, the Company also sold warrants to the investors to purchase up to an aggregate of 200,000 shares of common stock exercisable at $1.50 and expire in five years. The fair value of the derivative liability and warrants as of the date of issuance was in excess of the Note (see Note 7 for valuation) resulting in full discount of the Note. The conversion feature and warrants have various reset provisions for which lower the exercise price and share and warrants issuable.

Total interest expense on convertible notes payable, inclusive of amortization of debt discount of $280,175 amounted to $310,588 for the nine months ended September 30, 2021. As of September 30, 2021, and December 31, 2020, the convertible note payable discount is $63,578 and $280,174 and will be amortized over the life of the convertible note payable in 2021. As of September 30, 2021, and December 31, 2021, the derivative liability is as follows:

	September 30, 2021	December 31, 2020

Convertible notes payable	$245,551	$378,134
Warrants	247,279	219,814
Total notes and convertible notes payable	$492,830	$597,948

See Note 9 – Convertible note and warrant lawsuit.

In 2017, the Company received $222,000 in convertible notes payable from related parties. The convertible notes payable are unsecured, were due in 180 days, incur interest at 10% per annum and are convertible at $0.10 per share. As of December 31, 2020, accrued interest related to the convertible notes was $76,187. On the date of the agreement, Management calculated the beneficial conversion feature in connection with the convertible notes payable and recorded a discount of $222,000. The Company amortized the discount over the term of the convertible notes payable of 180 days. On February 24, 2021, the chief executive officer assigned $200,000 in convertible notes to a direct relative. On April 29, 2021, the Company issued 3,055,875 shares of the Company’s common stock to the convertible notes payable holders in connection with debt conversion. The closing market price of the Company’s common stock on the date of the agreement was used to value the excess fair value of equity issuance. The amounts were reflected as a reduction of convertible notes payable, accrued interest, and excess fair value of equity issuance as follows:

Convertibles note payable	$222,000
Accrued interest	83,588
Excess fair value of equity issuance	1,379,193
Total	$1,684,781

In 2015, the Company issued $50,000 in convertible notes payable. The convertible notes payable are unsecured, were due in nine months, incur interest at 10% per annum and are convertible at $1.00 per share. As of September 30, 2021 and December 31, 2020, the accrued interest related to the convertible notes was $29,584 and $25,833, respectively. The Company is currently in default on the convertible note payable.

In 2014, the Company issued $400,000 in convertible notes payable. The convertible notes payable are unsecured, due in periods ranging up to one year, incurring interest between 10% to 12% per annum and are convertible at prices ranging from $0.33 to $1.00 per share. In addition, the Company issued 400,000 shares of common stock in connection with the convertible notes payable. The Company had the obligation to repurchase the 400,000 shares of common stock at $1.00 per share within one year of the note issuance date. As of September 30, 2021, and December 31, 2020, the Company held the obligation to repurchase the shares for $400,000. As of September 30, 2021, and December 31, 2020, the accrued interest related to the convertible notes was $257,833 and $227,083, respectively. The Company is currently in default of the note agreements.

In 2008 and 2009, the Company issued $320,000 in convertible notes payable, of which $150,000 was from related parties. The convertible notes payable are currently due on demand, incur interest at 15% per annum, and convertible at $0.60 per share. As of December 31, 2020, accrued interest related to the convertible notes was $564,013 of which $265,875 was due to related parties. On April 29, 2021, the Company issued 1,500,021 shares of the Company’s common stock, of which 705,625 shares of common stock were issued to related parties to the convertible note holders in connection with debt conversion. On September 27 – 30, 2021, the Company issued 1,018,793 shares of the Company’s common stock, of which 50,631 shares of common stock were issued to related parties to the convertible note holders in connection with debt conversion. The closing market price of the Company’s common stock on the date of the agreement was used to value the excess fair value of equity issuance. The amounts were reflected as a reduction of convertible notes payable, accrued interest, and excess fair value of equity issuance as follows:

Convertible notes payable	$170,000
Convertible notes payable – related parties	150,000
Accrued interest	306,637
Accrued interest – related parties	273,375
Excess fair value of equity issuance	587,723
Excess fair value of equity issuance – related parties	523,968
Total	$2,011,703

Notes Payable

In 2020, the Company entered into a 30-year unsecured note payable with U.S. Small Business Administration for $68,200 in proceeds. The notes payable incurred a $100 fee upon issuance and incurs interest at 3.75% per annum. All payments of principal and interest are deferred for twelve months with the first $333 payment due July 1, 2021. As of September 30, 2021, and December 31, 2020 the balance of the note payable was $68,300, and accrued interest was $3,202 and $1,281, respectively.

In 2016, the Company issued $143,000 in notes payable to third parties. The notes payable were due in ninety days or less. During 2019, the Company paid $36,000 in notes payable. On September 27, 2021, and September 30, 2021, the Company converted two of the notes issued for $74,000 into 74,000 shares of the Company’s common stock. On September 30, 2021, the Company entered into a forbearance agreement which granted the holders 1,650 shares of the Company’s common stock with a current fair market value of $1,931 in exchange for not enforcing the terms of the agreement for a period of twelve months.

Two significant shareholders funded the Company’s operations through notes payable in primarily 2009 and 2010. The notes payable incur interest at 10% per annum and were due on December 31, 2016. As of September 30, 2021, and December 31, 2020, the aggregate balance of the notes payable was $596,726 and $620,356 and accrued interest was $382,917 and $638,016, respectively. On May 2, 2021, the Company entered into a debt reduction and confirmation agreement with a significant shareholder. The parties agreed to reduce the outstanding accrued interest in the amount of $275,000. On September 29, 2021, the Company converted notes issued for $50,631 of principal and accrued interest into 50,631 shares of the Company’s common stock. On September 29, 2021, the Company entered into a forbearance agreement which granted the holder 29,836 shares with a current fair market value of $34,908 in exchange for not enforcing the terms of the agreement for a period of twelve months.

In 2008, the Company entered into a note payable with a third party for $10,000 in total proceeds. The note payable has a flat interest amount due of $21,000. As of September 30, 2021, and 2020, the entire amount of $21,000 has been included in accrued interest. Since the notes payable do not incur interest, the Company imputed interest at $750 and $750, respectively, which represented an interest rate of 10% per annum during the nine months ended September 30, 2021, and 2020.

In 2008, the Company entered into notes payable with a third party for $26,000 in total proceeds. The notes payable have a flat interest amount due of $80,000. During 2015, the Company received another $50,000 from the third party. During 2017, the Company entered into an agreement whereby they would repay the principal and accrued interest in the amount of $145,000 by April 4, 2018 and issue the holders 800,000 shares of common stock. The Company recorded the fair market value of the common stock issued at $336,000 based on the date of issuance as interest expense. Other than the issuance of shares of common stock. On September 27, 2021, the Company converted notes issued for $225,000 of principal and accrued interest into 225,000 shares of the Company’s common stock.

In 2007 and 2008, the Company entered into notes payable with a related party for $46,000 in proceeds. The notes payable were due on demand and incurred interest at 12% per annum. These were combined into a single note agreement in 2014. As of September 30, 2021, and December 31, 2020, the balance on the note payable was $88,136 and accrued interest related to the note payable was $67,892 and $59,900, respectively. On September 30, 2021, the Company entered into a forbearance agreement which granted the holder 4,407 shares with a current fair market value of $5,156 in exchange for not enforcing the terms of the agreement for a period of twelve months.

In 2007, the Company entered into note payable with a third party for $128,000 in proceeds. Under the terms of the agreement the holder received a flat interest amount of $37,496. The entire amount of $37,496 has been included within accrued interest. Since the note payable did not incur interest, the Company imputed interest at $9,600 and $9,600, respectively, which represented an interest rate of 10% per annum during the nine months ended September 30, 2021, and 2020. On September 27, 2021, the Company entered into a forbearance agreement which granted the holder 6,400 shares with a current fair market value of $8,608 in exchange for not enforcing the terms of the agreement for a period of twelve months.

In 2007, the Company entered into note payable with a third party for $221,800 in proceeds. The note payable incurs interest at 10% per annum. On December 31, 2013, the holder received an arbitration settlement for the principal and accrued interest. As of September 30, 2021, and December 31, 2020, the Company was in default of the arbitration settlement. As of September 30, 2021, and December 31, 2020, accrued interest related to the note payable was $500,384 and $470,143, respectively. On September 30, 2021, the Company entered into a forbearance agreement which granted the holder 11,090 shares with a current fair market value of $12,975 in exchange for not enforcing the terms of the agreement for a period of twelve months.

In 2007, the Company entered into note payable with a significant shareholder for $58,600 in proceeds. The note payable is currently due on demand and incurs interest at 10% per annum. As of September 30, 2021, and December 31, 2020, accrued interest related to the note payable was $0 and $76,372, respectively. On September 30, 2021, the Company converted notes issued for $139,368 of principal and accrued interest into 139,368 shares of the Company’s common stock.

NOTE 7–DERIVATIVE LIABILITIES

The Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. In addition, the Company issued warrants with variable conversion provisions. The conversion terms of the convertible notes and warrants are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and warrants were recorded as derivative liabilities on the issuance date and revalued as of September 30, 2021, and December 31, 2020.

Based on the convertible notes described in Note 6, the derivative liability day one loss is $389,712 and the change in fair value as of September 30, 2021, and December 31, 2020 is $(105,118) and $71,464. The fair value of applicable derivative liabilities on note, warrants and change in fair value of derivative liability are as follows for the nine months ended September 30, 2021.

	Derivative Liability Convertible Notes	Derivative Liability Warrants	Total

Balance as of December 31, 2020	$378,134	$219,814	$597,948
Change in fair value	(107,835)	27,465	(80,370)
Change in fair value due to conversion	(24,748)	—	(24,748)
Balance as of September 30, 2021	$245,551	$247,279	$492,830

As of September 30, 2021, the fair value of the derivative liability convertible notes is estimated using a Monte Carlo pricing model with the following assumptions:

Market value of common stock	$1.17
Expected volatility	66.2%
Expected term (in years)	0.11
Risk-free interest rate	0.13%

As of September 30, 2021, the fair value of the derivative liability – warrants is estimated using a Monte Carlo pricing model with the following assumptions:

Market value of common stock	$1.17
Expected volatility	97.7%
Expected term (in years)	4.39
Risk-free interest rate	0.59%

NOTE 8–RIGHT OF USE ASSET

Lease Agreement

In January 2020, the Company entered into a lease agreement commencing February 8, 2020, for its current facility which expires in 2025. The term of the lease is for five years. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 12% within the calculation. The following are the expected lease payments as of September 30, 2021, including the total amount of related imputed interest:

Years ended December 31:

2021	$20,691
2022	85,039
2023	87,590
2024	90,217
2025	7,536
Operating Lease Total	$291,073
Less: Imputed interest	(52,899)
Total	$238,174

The rent expense was $45,885 and $70,404 for the nine months ended September 30, 2021, and 2020, respectively.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Litigation

Former Shareholders Lawsuit

In November 2017, two shareholders of AppTech, Laura Farris and Eric Ottens, filed a lawsuit against the Company in the State of California, claiming conversion, aiding and abetting conversion, breach of fiduciary duty, breach of contract, breach of implied covenant of good faith and fair dealing and declaratory relief. The lawsuit was removed to the United States District Court for the Southern District of California. On December 19, 2019, the Company entered into a settlement and release agreement with the plaintiffs pursuant to which the Company will pay the plaintiffs an aggregate of $240,000 in installments over three years, commencing on February 15, 2020. On January 24, 2021, the parties entered a stipulation modifying the repayment schedule of the settlement to which altered the timing of payments over the three-year repayment period. The Company is current on the modified repayment schedule.

Years ended December 31:

2021	$20,000
2022	75,000
Total	$95,000

Patent Acquisition Lawsuit

In September 2018, a complaint was filed in San Diego superior court for a breach of contract arising from a written agreement for the purchase of a judgment to which AppTech was not a party. The purchase of the judgment was part of the transaction to acquire the patents. AppTech substantially performed under the agreement but the second agreement to extend the final payment was executed under alleged duress. On October 26, 2018, the Company filed an answer that denied each and every purported allegation and cause of action and further denied that they caused any damage or loss. On December 3, 2019, the Company entered into a conditional settlement providing the terms of the conditional settlement have been completed by October 1, 2020. The conditional settlement amount of $150,000 was paid in monthly installments of $15,000. The settlement installments paid for the year ended December 31, 2020, was $135,000. On December 30, 2020, full payment was made in accordance with a modified settlement payment schedule.

Other Lawsuit

On July 23, 2020, FlowPay Corporation, a Delaware corporation (“FlowPay”), and R. Wayne Steiger, the President of FlowPay, filed a complaint in the Superior Court of California, County of San Diego, North Division against the Company, Luke D’Angelo (the Chairman of the Board, Chief Executive Officer, Executive Officer and Chief Investment Officer of the Company), Robert Sanchez (the former Chief Executive Officer of GlobalTel Media, Inc., and former Chief Technology Officer of the Company) and Christopher Williams (the former Chairman and Chief Operating Officer of FlowPay and current member of the Company’s board of directors). In the complaint, FlowPay and Mr. Steiger alleged breach of contract, intentional misrepresentation and negligent misrepresentation by the Company and Mr. D’Angelo in connection with a Memorandum of Understanding, dated May 7, 2016, between the Plaintiffs and the Company and Mr. D’Angelo, as the Company’s CEO, and unjust enrichment, and violation of the California Uniform Trade Secrets Act by the Company in connection with certain patents, and trade secrets of FlowPay. In the complaint, the plaintiffs sought general and special damages, punitive and exemplary damages, disgorgement of profits, prejudgment interest, costs and other relief to be determined by the court. The Plaintiffs filed an amended complaint on March 15, 2021, which removed the cause of action related to violation of the California Uniform Trade Secrets Act. The Company filed an answer with affirmative defenses on April 26, 2021. The lawsuit is presently in the discovery phase. We believe the plaintiffs’ claims are meritless and intend to vigorously defend against this lawsuit.

Convertible Note and Warrant Lawsuit

On July 14, 2021, EMA Financial LLC, a Delaware limited liability company (“EMAF”), filed a complaint in the Southern District of New York against the Company. In its complaint, EMAF alleged that the Company breached the terms of a convertible note and a related warrant agreement purchased by EMAF pursuant to a securities purchase agreement between the parties. EMAF sought specific performance, payment of damages to be determined but in excess of $2,750,000, reimbursement of costs and expenses, including reasonable legal fees, and non-interference. On September 3, 2021, EMAF filed a motion for summary judgment. On September 9, 2021, AppTech filed a motion to dismiss on the grounds the agreements were void as a result of the illegal activity by the plaintiff. On October 15, 2021, the parties filed memorandums in opposition to the respective motions. On October 25, 2021, the parties filed memorandums of law in further support of their respective motions. We believe the EMAF’s claims are meritless and intend to vigorously defend against this lawsuit. The parties have engaged in settlement discussions with an expected range of potential liability between $400,000 and $550,000, which includes principal and accrued interest of the convertible notes payable.

Significant Contracts

Capital Raise

In January 2019, the Company entered into an agreement with a broker dealer to provide capital raising activities. Under the terms of the agreement the broker dealer is to make a minimum of $90,000 in advisory fees. In addition, there are various other provisions within the agreement which include a 10% placement fee, warrants to purchase common stock, a 4% transaction fee, etc.

In February 2021, the Company entered into an engagement letter with Maxim Group LLC (“Maxim”) as the lead management underwriter for a follow-on offering which is non-binding. This engages Maxim through September 30, 2021 as exclusive financial advisor, lead managing underwriter and sole book running manager and investment banker in connection with the offering. The offering shall consist of approximately fifteen million worth of securities subject to the due diligence examination of the Company. The actual size of the offering, the precise number of securities to be offered by the Company and Maxim will depend upon the capitalization of the Company among other various factors. Maxim shall be granted an option to acquire an additional 15% of the total number of securities as an over-allotment, an underwriting discount of 7% and an expense allowance equal to 1%. See note 11 for subsequent events.

Silver Alert Services, LLC

In August 2020, the Company entered into a strategic partnership with Silver Alert Services, LLC. doing business as Lifelight Systems (“Lifelight”), expanding into the telehealth sphere. The partnership will expand AppTech’s reach into new markets and provide advanced technological solutions for the telehealth and personal emergency response systems markets. The strategic partnership provides a promissory note to Lifelight for up to $1.0 million dollars with an interest rate of three percent per annum upon successful completion of Lifelight’s Personal Emergency Response System (“PERS”) pilot program. Also, Lifelight is granted an option for the right to purchase 4,500,000 shares of AppTech Corp. for which 1 million are exercisable at $0.01 and 3,500,000 are exercisable at $0.25 for which vest upon the successful completion of the PERS pilot program and are exercisable for 24 months. These options had a grant date fair value of at $1,549,999 and $5,424,987, respectively using a Black-Scholes options pricing model. No stock-based compensation was recorded during the nine months ended September 30, 2021, as vesting was determined to be highly improbable.

On December 30, 2020, the Company amended its strategic partnership agreement and purchase option agreement with Silver Alert dated August 21, 2020. The amendment altered and/or added certain definitions and the loan disbursements in the strategic partnership agreement. Further, the purchase option agreement was amended to incorporate a vesting schedule related to the gross revenue generated from the partnership. The options will vest based on reaching various gross revenue benchmarks for which expire two years after each tranche vests.

On March 29, 2021, the Company amended its strategic partnership agreement and purchase option agreement dated December 30, 2020. The amendment altered the agreement reducing the options to purchase to one million shares at a price of $0.01 and two million five thousand shares of stock at $0.25. These options had a grant date fair value of $2,329,999 and $5,824,980, respectively using a Black-Scholes options pricing model. No stock-based compensation was recorded during the nine months ended September 30, 2021, as vesting was determined to be highly improbable.

The Company’s ability to deliver on the $1,000,000 loan and fulfill its 50% obligation in 2020 was greatly impacted by the ongoing Covid 19 pandemic. Nursing homes and other senior living facilities were in lock down which did not allow the Silver Alert team into facilities for set-up and equipment training. As of August 9, 2021, the team still does not have access to these facilities and thus revenue could not be generated. Both parties agreed the delay was in the best interest of the long-term growth of the partnership. The Company will assess the probability of vesting at the end of each reporting period.

On April 27, 2021, the Company entered an amended and restated strategic partnership agreement and purchase option agreement with Silver Alert Services, LLC which amends and restates earlier agreements dated August 21, 2020, as amended on December 30, 2020, and March 29, 2021. The amended and restated agreements provide for an equity transaction whereby the Company receives a 70% (seventy percent) ownership in Silver Alert, LLC upon certain revenue goals being achieved. Further, upon the occurrence of the revenue goals, the revenue sharing between the companies shall be altered resulting in the Company retaining 70% (seventy percent).

Infinios Financial Services (formally NEC Payments)

On October 1, 2020, the Company entered into a strategic partnership with Infinios Financial Services BSC (formally NEC Payments B.S.C) (“Infinios”) through a series of agreements, which included the following: (a) Subscription License and Services Agreement; (b) Digital Banking Platform Operating Agreement; (c) Subscription License Order Form; and (d) Registration Rights Agreement (collectively the “Agreements”).

The intent of the Agreements was for the Company to deploy Infinios’s technologies, allowing the Company to extend its product offering to include flexible, scalable and secure payment acceptance and issuer payment processing that supports the digitization of business and consumer financial services and the migration of cash and other legally payment types to distanced and contactless card and real time payment transactions. Infinios will assist the Company to complete the development of its text payment solution and provide “best in class” software that complements the Company’s intellectual property. The Agreements, among other things:

(a)	provide the Company a license to access and use Infinios’s digital banking and payment technology solutions, as identified in the Subscription License Order Form;

(b)	grant the Company conditional exclusivity in the United States for all of Infinios’s payment acceptance processing technologies contingent upon the Company reaching transaction volume target goals;

(c)	grant Infinios a license to develop software without the possibility of infringing upon the Company’s intellectual property;

(d)	creates the parameters in which Infinios shall assist the Company in completing the development of its text payment system related to the Company’s patents;

(e)	award Infinios a fifteen percent (15%) equity stake in the Company, on a fully diluted basis;

(f)	set revenue sharing splits between AppTech and Infinios for all revenues generated from digital banking technologies licensed to AppTech.

Under the Agreements, either party had the right to terminate the agreement should the Company fail to secure a funding in the amount of $3,000,000 within 45 days from the effective date of the Agreements.

On November 19, 2020, the Company entered into Amendment No. 1 to the Subscription License and Services Agreement whereby the funding date was amended to amended to no later than December 18, 2020. All other terms of the original Agreements remained in full force and effect.

On February 11, 2021, the Company entered into an amended and restated Subscription License and Services Agreement, Digital Banking Platform Operating Agreement and Subscription License Order Form with Infinios (collectively the “Restated Agreements”). The Restated Agreement created an engagement fee of $100,000 due within three business days from the effective date, reduced the funding amount triggering the enforceability of the Restated Agreements to $707,500 (“Funding”), altered the date in which initial fees are payable to no later than March 5, 2021 (the “Funding Date”) and provided terms to prevent dilution for Infinios’s equity compensation for future funding secured by the Company. The fees in the Restated Agreements are payable within three business days from the effective date, at or before the Funding Date, at the Subscription Service Ready Date annually and monthly. The gross total fees due under the Restated Agreements are $2,212,500, excluding pass-through costs associated with infrastructure hosting fees.

On February 19, 2021, the Company completed and validated its contractual obligations and paid to Infinios the $100,000 engagement fee. On February 29, 2021, the Company paid the initial fee of $707,500 to Infinios prior to the Funding Date. On March 25, 2021, the Company issued 18,011,515 shares of common stock to NEC on a fully diluted basis with piggyback rights. NEC payments has a one-time anti-dilution provision that requires the Company to issue fifteen percent (15%) of any offering in excess of $3.0 million. The Company valued the common stock issuance at $67,543,182 based upon the closing market price on the effective date of the transaction based on the closing market price of the Company’s common stock. The issuance was recorded as a $5,000,000 asset, as capitalized prepaid software development and licensing and $62,543,182 as an expense, as excess fair value of equity issuance over assets received, as of September 30, 2021 based on the estimated fair market value of services had the Company developed improvements and additional functionality of the Infinios platform. The estimated amortization is a 5-years life based on the term of the licensing agreement. The Company may revise the value of the asset and estimated life as more information is made available.

The initial fees paid within three business days from the effective date and at or before the Funding Date included the following costs:

Engagement Fee	$100,000
License subscription fee (50% due at Funding Date)	375,000
Annua l maintenance subscription fee (first year)	112,500
Implementation fee (50% due at Funding Date)	162,500
Infrastructure implementation fee (50% due at Funding Date)	32,500
Training fee (50% due at Funding Date)	25,000
Total	$807,500

As of September 30, 2021, the following payments are due in the intervals noted over the five-year life of the Restated Agreements:

License subscription fee (second 50% due at Subscription Ready Date)	$375,000
Annual maintenance subscription fees ($112,500 annually)	450,000
Implementation fees (50% due at Subscription Ready Date)	162,500
Infrastructure implementation fees (50% due at Subscription Ready Date)	32,500
Training fees (50% due at Subscription Ready Date)	25,000
Infrastructure support fees ($6,000 monthly after Subscription Ready Date)	360,000
Total	$1,405,000	*

*	Infrastructure Hosting Fees, which are pass through hosting fees from a hosting partner are excluded from this calculation.

Innovations Realized LLC

On October 2, 2020, the Company entered into an independent contractor services agreement with Innovations Realized, LLC (“IR”) to develop a strategic operating plan focused on the design, execution and go to market implementation of the NECP platform to enter the United States market.

On February 18, 2021, the Company entered into an amended independent contractor services agreement with IR. On February 19, 2021, the initial payment of $76,000 was made and on February 24, 2021 the second payment of $76,000 was made, on April 5, 2021 the third payment of $152,000 and on May 5, 2021, the fourth and fifth payment of $114,000 was made. The outstanding balance of $171,000 is past due and remains unpaid as of September 30, 2021.

Under the October 2020 agreement, the Company granted options to purchase 400,000 shares at a price of $0.01 and 2,500,000 shares at $0.25 and exercisable for two years after vesting. These options vest in equal monthly installments over 24 months. In addition, the options early vesting based on the completion date of the statement of work or the IR principle becoming an employee of AppTech Corp. These options had a grant date fair value of $1,399,992 and $8,749,701 using a Black Scholes pricing model. The options to purchase 400,000 shares valued at $1,399,992 were recorded as an expense, as excess fair value of equity issuance, and to purchase 141,411 shares valued at $491,421 were recorded as an asset, as capitalized prepaid software development and licensing, as of September 30, 2021 based on the estimated fair market value of services had the Company developed the platform. The estimated amortization is a 5-year life based on the term of the licensing agreement. The Company may revise the estimated life upon completion of the platform.

Employee versus Contractor Classification

The Company compensated various individuals as consultants. Annually, the Company issues Form 1099s for amounts paid to them. In addition, a portion of these consultants did not have arrangements which specified compensation payable to them. The Company risks potential tax and legal actions should these consultants be deemed to be employees by governmental agencies. The Company added all relevant independent contractors as paid full-time employees on April 22, 2021 and April 28, 2021.

Executive Compensation

On April 28, 2021, the Company entered into new employment and stock options agreements with its named executive officers. The agreements, among other things, each employment agreement, apart from the Chief Executive Officer which implements a guaranteed bonus structure, shall provide for a starting base salary and potential business development revenue sharing at rates ranging from 20-50% of net processing revenue. Each Employment Agreement also provides a potential annual bonus, which is subject to adjustment by the Board from time to time. Further, stock option awards for certain named executives were provided, subject to the applicable vesting schedule. Each Employment Agreement provides that the applicable named executive officer’s employment with us is “at will”. The named executive officers are entitled to receive all other benefits generally available to our executive officers.

NOTE 10 – STOCKHOLDERS’ DEFICIT

Series A Preferred Stock

The Company is authorized to issue 100,000 shares of $0.001 par value Series A preferred stock (“Series A”). There were fourteen (14) shares of Series A preferred stock outstanding as of September 30, 2021, and December 31, 2020. The holders of Series A preferred stock are entitled to one vote per share on an “as converted” basis on all matters submitted to a vote of stockholders and are not entitled to cumulate their votes in the election of directors. The holders of Series A preferred stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available, therefore on a pro rata basis according to their holdings of shares of Series A preferred stock, on an as converted basis. In the event of liquidation or dissolution of the Company, holders of Series A preferred stock are entitled to share ratably in all assets remaining after payment of liabilities and have no liquidation preferences. Holders of Series A preferred stock have a right to convert each share of Series A into 780 shares common stock.

Common Stock

The Company is authorized to issue 1,000,000,000 shares of $0.001 par value common stock. There were 113,125,715 and 88,511,657, respectively, shares of common stock outstanding as of September 30, 2021 and December 31, 2020. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and are not entitled to cumulate their votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available, therefore subject to the prior rights of holders of any outstanding shares of preferred stock and any contractual restrictions against the payment of dividends on common stock. In the event of liquidation or dissolution of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription rights and no right to convert their common stock into any other securities.

During the nine months ended September 30, 2021, and 2020, the Company issued 488,053 and 3,568,000, respectively, shares of common stock to several consultants in connection with business development and professional services. The Company valued the common stock issuances at $2,512,693 and $2,357,125, respectively, based upon the closing market price of the Company’s common stock on the date in which the performance was complete or issued based upon the vesting schedule and the closing market price of the Company’s common stock on the date of the agreement. The amounts were expensed to general and administrative expenses on the accompanying statements of operations. The accounts payable conversion was $424,885 and $152,500 during 2021 and 2020, respectively.

During the year ended December 31, 2020, the Company granted 350,000 shares of common stock to the board of directors valued at $196,700 or $0.562 per share. The shares vest quarterly over the period of approximately one year. The Company valued the stock issuances, earned for the nine months ended September 30, 2021, at $114,741 based on the closing market price of the Company’s common stock on the date of the agreement. The amount was expensed to general and administrative expenses on the accompanying statement of operations. The Company will issue 116,668 shares of common stock during 2021 valued at $65,567 based on the closing market price of the Company’s common stock on the date of the agreement, over the remaining term of the directors.

During the nine months ended September 30, 2021, the Company issued 31,250 shares of common stock to a merchant in connection with a new contract extension. The Company valued the common stock issuance at $18,371 based upon the closing market price of the Company’s common stock on the date of the agreement. The amount was reflected as a reduction of revenue on the accompanying statement of operations.

During the nine months ended September 30, 2021, the Company issued 200,000 shares of common stock in connection with a judgment purchase agreement from a third party. The judgment is for damages in the amount of $516,932 plus statutory interest against FlowPay Corporation and R. Wayne Steiger. The Company valued the common stock issuance at $1,000,000 based on the closing market price of the Company’s common stock on the date of the judgment purchase.

During the nine months ended September 30, 2021, the Company issued 31,250 shares of common stock to two merchants in connection with the merchant equity program. The Company recorded the common stock issuance at the historical price of $2,121 based upon the closing market price of the Company’s common stock on the date of the qualification. The amount was reflected as a reduction of the merchant equity liability.

During the nine months ended September 30, 2021, the Company issued 5,574,689 shares of common stock to several convertible note payable holders of which 3,812,131 shares of common stock were issued to related parties in connection with debt conversions. The closing market price of the Company’s common stock on the date of the agreement was used to value the excess fair value of equity issuance. The amounts were reflected as a reduction of convertible notes payable, accrued interest, and excess fair value of equity issuance as follows:

Convertible notes payable	$797,600
Convertible notes payable – related parties	395,630
Accrued interest	647,199
Accrued interest – related parties	383,964
Excess fair value of equity issuance	794,136
Excess fair value of equity issuance – related parties	1,911,769
Total	$4,930,298

See Note 9 – Significant Contracts for additional common stock issuance.

Stock Options

On July 28, 2020, the Company entered into an agreement for board of director services. As compensation the Company granted options to purchase 125,000 shares at a price of $0.562 and are exercisable for two years. The options vest in equal monthly installments over 24 months. These options were valued at $70,235 using a Black-Scholes options pricing model.

On August 25, 2020, the Company entered into an agreement for accounting services in general and administrative expenses. As compensation the Company granted options to purchase 100,000 shares of common stock at a price of $0.25 and are exercisable for nine months. These options were valued at $140,945 using a Black-Scholes options pricing model. The options were exercised on August 26, 2020.

On September 21, 2020, the Company entered into an agreement for sales and marketing services in general and administrative expenses. As compensation the Company granted options to purchase 10,000 shares at a price of $0.01 and to purchase 120,000 shares at a price of $0.25 and are exercisable for two years. These options vest upon execution of the contract and in equal quarterly installments of 24 months. These options were valued at $13,498 and $161,999, respectively using a Black-Scholes options pricing model.

On September 22, 2020, the Company entered into an agreement for IT services in general and administrative expenses. As compensation the Company granted options to purchase 52,000 shares at a price of $0.25 and are exercisable for two years. The options vest in equal quarterly installments of 24 months. These options were valued at $77,995 using a Black-Scholes options pricing model.

On October 29, 2020, the Company entered into an agreement for sales and marketing in general and administrative expenses. As compensation the Company granted options to purchase 100,000 shares of common stock at a price of $0.30 and are exercisable for two years. These options were valued at $156,999 using a Black-Scholes options pricing model. The options were exercised on October 29, 2020.

On April 22, 2021, the Company entered into four agreements for administrative services, sales and marketing services in general and administrative expenses. As compensation the Company granted non-statutory stock options to purchase 282,000 shares at a price of $1.91 and are exercisable for three years. These options were valued at $606,278 using a Black-Scholes option pricing model.

On April 28, 2021, the Company entered into three agreements for executive officers’ compensation in general and administrative expenses. As compensation the Company granted non-statutory stock options to purchase 1,600,000 shares at a price of $2.036 and are exercisable for three years. These options were valued at $3,663,820 using a Black-Scholes option pricing model.

During the third quarter, the Company entered into an agreement for administrative services in general and administrative expenses. As compensation, the Company granted non-statutory stock options to purchase 200,000 shares of the Company’s common stock at a price of $1.80 per share. These options were valued at $360,000 using a Black-Scholes option pricing model.

During the third quarter, the Company entered into two agreements for administrative services in general and administrative expenses. As compensation, the Company granted non-statutory stock options to purchase 365,000 shares of the Company’s common stock at prices of $0.25 and $1.304 per share. These options were valued at $354,750 using a Black-Scholes option pricing model.

See Note 9 – Significant Contracts for additional stock options granted.

The fair value of the options is estimated using a Black-Scholes option pricing model with the following range of assumptions as of September 30, 2021:

Market value of common stock on issuance date	$0.562 - $3.50
Expected price	$0.01 - $2.036
Expected volatility	467% - 608%
Expected term (in years)	0.3 - 2.8
Risk-free interest rate	0.11%
Expected dividend yields	—

The following table summarizes option activity:

		Weighted	Weighted
	Number of	Average	Average
	shares	exercise price	remaining years

Outstanding December 31, 2020	7,707,000	$0.21
Issued	2,447,000	$2.02
Cancelled	(1,079,749)	$0.36
Outstanding as of September 30, 2021	9,074,251	$0.56	2.75
Outstanding as of September 30, 2021, vested	3,010,785	$1.11	2.80

The remaining expense outstanding through September 30, 2021, is $8,869,318 for which $1,701,755 is expected to be expensed over the next 30 months in general and administrative expense and $7,167,563 is expected to be recorded over the next 16 ½ months as an asset, as capitalized prepaid software development and licensing or as an expense excess fair value of equity issuance over assets received.

On July 28, 2020, the board authorized the Company’s AppTech Equity Incentive Plan in order to facilitate the grant of equity incentives to employees (including our named executive officers), directors, independent contractors, merchants, referral partners, channel partners and consultants of our company to enable our company to attract, retain and motivate employees, directors, merchants, referral partners and channel partners, which is essential to our long-term success. A total of 5,000,000 shares of common stock were authorized under the AppTech Equity Incentive Plan, for which as of September 30, 2021, a total of 3,204,500 are available for issuance.

 Warrants

In 2020, the Company entered into a security purchase agreement with an investor pursuant to which the Company agreed to sell the investor a $300,000 convertible note bearing interest at 12% per annum. The Company also sold warrants to the investors to purchase up to an aggregate of 200,000 shares of common stock, with an exercise term of five (5) years, at a per share price of one dollar and fifty cents ($1.50) which may be exercised by cashless exercise. The number of warrants adjusted in the period ending September 30, 2021, due to a reset event on September 27, 2021 changed the exercise price from one dollar and fifty cents ($1.50) to one dollar ($1.00) and increased the number of warrants from 200,000 to 300,000. The warrants were deemed a derivative liability and were recorded as a debt discount at date of issuance. See Note 7.

Common Stock Repurchase Option

On February 3, 2021, the Company entered into a common stock repurchase option agreement with a former officer and significant shareholder to purchase or assign 2,000,000 shares of common stock from a third party at $0.20 per share. The Company assigned its rights to the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 50,000 shares was exercised on February 11, 2021, for which the Company received $33,750 in proceeds which was recorded as additional paid-in capital.

On February 3, 2021, the Company entered into a common stock repurchase option agreement with a former officer and significant shareholder to purchase or assign 2,000,000 shares of common stock from a third party at $0.20 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 350,000 shares was exercised on February 17, 2021, for which the Company received $222,250 in proceeds which was recorded as additional paid-in capital.

On February 3, 2021, the Company entered into a common stock repurchase option agreement with a former officer and significant shareholder to purchase or assign 2,000,000 shares of common stock from a third party at $0.20 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 850,000 shares was exercised on February 19, 2021, for which the Company received $539,750 in proceeds which was recorded as additional paid-in capital.

On February 3, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 1,000,000 shares of common stock from a third party at $0.20 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 750,000 shares was exercised on February 22, 2021, for which the Company received $881,250 in proceeds which was recorded as additional paid-in capital.

On February 23, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 500,000 shares of common stock from a third party at $0.225 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 250,000 shares was exercised on March 1, 2021, for which the Company received $193,750 in proceeds which was recorded as additional paid-in capital.

On February 23, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 500,000 shares of common stock from a third party at $0.225 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 150,000 shares was exercised on March 5, 2021, for which the Company received $102,000 in proceeds which was recorded as additional paid-in capital.

On March 4, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 2,000,000 shares of common stock from a related party at $0.20 per share. The common stock repurchase option for 50,000 of the 2,000,000 shares was exercised on March 10, 2021. On March 10, 2021, the Company cancelled the 50,000 shares exercised.

On March 15, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 100,000 shares of common stock from a third party at $0.20 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option was exercised on April 7, 2021, for which the Company received $117,500 in proceeds which was recorded as additional paid-in capital.

On March 17, 2021, the Company entered into a common stock repurchase option agreement with a former officer and significant shareholder to purchase or assign 750,000 shares of common stock from a third party at $0.20 per share. The Company assigned its rights to the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 35,000 shares was exercised on April 8, 2021, for which the Company received $28,000 in proceeds which was recorded as additional paid-in capital.

On June 17, 2021, the Company entered into a common stock repurchase option agreement with a former officer and significant shareholder to purchase or assign 706,667 shares of common stock from a third party at $0.20 per share. The Company assigned a portion of the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 500,000 shares was exercised on September 18, 2021, for which the Company received $87,500 in proceeds which was recorded as additional paid-in capital.

On June 18, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 1,000,000 shares of common stock from a third party at $0.15 per share. The Company assigned the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 1,000,000 shares was exercised on September 18, 2021, for which the Company received $225,000 in proceeds which was recorded as additional paid-in capital.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist other than those disclosed below.

On October 4, 2021, the Company entered into a loan forbearance agreement with a lender with a balance outstanding of $13,895, including principal and interest, to forebear enforcement of any of the payment terms of the promissory note in exchange for 5,695 shares of the Company’s common stock as an equity bonus.

On October 4, 2021, the Company entered into a loan forbearance agreement with a lender with a balance outstanding of $40,189, including principal and interest, to forebear enforcement of any of the payment terms of the promissory note in exchange for 7,009 shares of the Company’s common stock as an equity bonus.

On October 5, 2021, the Company entered into a debt conversion agreement to convert a non-interest bearing promissory note with an outstanding balance of $29,598 for 29,598 shares of the Company’s common stock as of the effective date of the agreement at a conversion price of $1.00 per share.

On August 24, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 300,000 shares of common stock from a third party at $0.175 per share. The Company assigned the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 300,000 shares was exercised on October 13, 2021 for which the Company received $127,500 in proceeds which was recorded as additional paid in capital.

On October 18, 2021, the Company entered in an engagement letter with EF Hutton, division of Benchmark Investments, LLC. (“EF Hutton”) to act as lead underwriter, deal manager and investment banker for the Company’s proposed firm commitment public offering and uplisting. The engagement letter is subject to the signing of an underwriting agreement between the parties covering the sale of up to $15,00,000 of securities subject to the due diligence examination of the Company. The actual size of the offering, the precise number of securities to be offered by the Company and EF Hutton will depend upon the capitalization of the Company among other various factors. EF Hutton shall be granted an option to acquire an additional 15% of the total number of securities as an over-allotment, an underwriting discount of 8% and an expense allowance equal to 1%.

On October 20, 2021, the Company entered into a debt conversion agreement to convert a promissory note with an outstanding balance of $35,000, including principal and accrued interest for 35,000 shares of the Company’s common stock as of the effective date at a conversion price of $1.00 per share.

On October 27, 2021, Maxim and the Company terminated all relevant agreements. In satisfaction of all amounts due and owning, and all amounts that shall become due and owing, the Company shall issue Maxim 200,000 shares of the Company’s common stock in association with the termination.

On August 24, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 415,000 shares of common stock from a third party at $0.175 per share. The Company assigned the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 415,000 shares was exercised on November 12, 2021, for which the Company received $91,175 in proceeds which was recorded as additional paid in capital.

On August 24, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 550,000 shares of common stock from a third party at $0.16 per share. The Company assigned the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 83,000 shares was exercised on November 13, 2021, for which the Company received $36,520 in proceeds which was recorded as additional paid in capital.

On August 24, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 550,000 shares of common stock from a third party at $0.16 per share. The Company assigned the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 399,665 shares was exercised on November 16, 2021, for which the Company received $175,853 in proceeds which was recorded as additional paid in capital.

On September 14, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 206,667 shares of common stock from a third party at $0.20 per share. The Company assigned the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 206,667 shares was exercised on November 18, 2021, for which the Company received $82,667 in proceeds which was recorded as additional paid in capital.

On August 24, 2021, the Company entered into a common stock repurchase option agreement to purchase or assign 550,000 shares of common stock from a third party at $0.175 per share. The Company assigned the repurchase option agreement to a third party in exchange for compensation. The common stock repurchase option for 67,335 shares was exercised on November 19, 2021, for which the Company received $29,627 in proceeds which was recorded as additional paid in capital.

On November 12, 2021, the Company entered into six employment offering agreements for executive officers and management personnel. As part of the compensation package, the Company granted non-statutory stock options to purchase 1,525,000 shares at a price of $1.267 and are exercisable over a six-to-twelve-month period. These options have not been valued at this time.

On December 13, 2021 the Company filed a certificate of incorporation in Delaware and changed its name to AppTech Payments Corp.

Units

Each Unit Consisting of

One share of Common Stock and

One Warrant to Purchase One Share of Common Stock

APPTECH PAYMENTS CORP.

 Sole Book-Running Manager

EF HUTTON

division of Benchmark Investments, LLC

, 2021

Through and including , 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee, and the Financial Industry Regulatory Authority, or FINRA, filing fee.

Item	Amount to be paid

SEC registration fee	$3,599
FINRA filing fee	6,341
Printing fees and expenses	10,000
Legal fees and expenses	200,000
Accounting fees and expenses	30,000
Transfer agent’s fees and expenses	7,500
Miscellaneous fees and expenses	71,159
Total	$328,599

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must indemnify against all expenses, liability, and loss incurred in investigating, defending or participating in such proceedings.

As of the date of the effectiveness of this registration statement, we will have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

On January 24, 2019, 275,000 shares of common stock for subscriptions valued at $68,750 were sold.

On March 31, 2019, we issued 7,500 shares of our common stock to Chris Finch consulting services rendered.

On March 31, 2019, we issued 4,500 shares of our common stock to Matt Affa for consulting services rendered.

On April 5, 2019, we issued 300,000 shares of our common stock to Marc Evans for consulting services rendered.

On June 29, 2019, we issued 12,500 shares of our common stock to La Jolla IT Consulting for consulting services rendered.

On July 15, 2019, we issued 100,000 shares of our common stock to Maxim Partner, LLC for financial advisory services rendered.

On July 16, 2019, we issued 30,138 shares to Weseloh Chevrolet, in connection with our merchant equity program.

On July 16, 2019, we issued 7,055 shares to Weseloh KIA, in connection with our merchant equity program.

On July 17, 2019, we issued 7,500 shares of our common stock to Marlop, Inc for consulting services rendered.

On July 17, 2019, we issued 7,500 shares of our common stock to Brian Niggeman for consulting services rendered.

On October 17, 2019, we issued 7,500 shares of our common stock to Marlop, Inc for consulting services rendered.

On October 17, 2019, we issued 7,500 shares of our common stock to Brian Niggeman for consulting services rendered.

On December 19, 2019, we issued 40,000 shares of our common stock to Oglethorpe Properties, LLC in lieu of rent.

On January 6, 2020, we issued 40,000 shares of our common stock to Christine Carroll for consulting services rendered.

On January 6, 2020, we issued 500,000 shares of our common stock to Jeff Moriarty for legal services rendered.

On January 6, 2020, we issued 80,000 shares of our common stock to Kaylei Wright for consulting services rendered.

On January 6, 2020, we issued 30,000 shares of our common stock to Tyler Clark for consulting services rendered.

On January 6, 2020, we issued 1,400,000 shares of our common stock to Virgil Llapitan for consulting services rendered.

On January 17, 2020, we issued 7,500 shares of our common stock to Brian Niggeman for consulting services rendered.

On January 17, 2020, we issued 7,500 shares of our common stock to Marlop, Inc for consulting services rendered.

On January 27, 2020, we issued 175,000 shares of our common stock to Felipe Corrado for consulting services rendered.

On March 31, 2020, we issued 4,500 shares of our common stock to Tyler Clark for consulting services rendered.

On March 31, 2020, we issued 15,000 shares of our common stock to Kaylei Wright for consulting services rendered.

On March 31, 2020, we issued 15,000 shares of our common stock to Christine Carroll for consulting services rendered.

On March 31, 2020, we issued 75,000 shares of our common stock to Jeff Moriarty for legal services rendered.

On April 1, 2020, we issued 100,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On April 17, 2020, we issued 7,500 shares of our common stock to Brian Niggeman for consulting services rendered.

On April 17, 2020, we issued 7,500 shares of our common stock to Marlop, Inc for consulting services rendered.

On April 17, 2020, we issued 7,500 shares of our common stock to Brian Niggeman for consulting services rendered.

On May 12, 2020, we issued 20,000 shares of our common stock to Brian Niggeman for consulting services rendered.

On May 12, 2020, we issued 20,000 shares of our common stock to Marlop, Inc for consulting services rendered.

On June 30, 2020, we issued 25,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On June 30, 2020, we issued 14,500 shares of our common stock to Tyler Clark for consulting services rendered.

On June 30, 2020, we issued 15,000 shares of our common stock to Kaylei Wright for consulting services rendered.

On June 30, 2020, we issued 15,000 shares of our common stock to Christine Carroll for consulting services rendered.

On June 30, 2020, we issued 75,000 shares of our common stock to Jeff Moriarty for legal services rendered.

On August 26, 2020, we issued 150,000 shares of our common stock to Felipe Corrado for services rendered.

On September 10, 2020, we issued 50,000 shares of our common stock to Pamela Havird for legal services rendered.

On September 16, 2020, we issued 580,000 shares of our common stock to Maxim Partner, LLC for advisory services rendered.

On September 30, 2020, we issued 25,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On September 30, 2020, we issued 9,000 shares of our common stock to Tyler Clark for consulting services rendered.

On September 30, 2020, we issued 15,000 shares of our common stock to Kaylei Wright for consulting services rendered.

On September 30, 2020, we issued 15,000 shares of our common stock to Christine Carroll for consulting services rendered.

On September 30, 2020, we issued 75,000 shares of our common stock to Jeff Moriarty for legal services rendered.

On October 8, 2020, we issued 50,000 shares of our common stock to Greg Geis for consulting services rendered.

On October 15, 2020, we issued 65,000 shares of our common stock to Mengyin H. Liang, as compensation for her Board of Director services.

On October 17, 2020, we issued 80,000 shares of our common stock to William Huff, as compensation for his Board of Director services.

On October 20, 2020, we issued 75,000 shares of our common stock to Michael O’Neal, as compensation for his Board of Director services.

On October 21, 2020, we issued 50,000 shares of our common stock to Michael Gross, as compensation for his Board of Director services.

On October 21, 2020, we issued 80,000 shares of our common stock to Christopher Williams, as compensation for his Board of Director services.

On October 21, 2020, we issued 250,000 shares of our common stock to Emerging Markets Consulting, LLC for consulting services rendered.

On December 31, 2020, we issued 20,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On December 31, 2020, we issued 19,000 shares of our common stock to Tyler Clark for consulting services rendered.

On December 31, 2020, we issued 15,000 shares of our common stock to Kaylei Wright for consulting services rendered.

On December 31, 2020, we issued 15,000 shares of our common stock to Christine Carroll for consulting services rendered.

On December 31, 2020, we issued 75,000 shares of our common stock to Jeff Moriarty for legal services rendered.

On January 26, 2021, we issued 115,000 shares of our common stock to FON Consulting, LLC for consulting services rendered.

On February 25, 2021, we issued 25,000 shares of our common stock to Zackery I. Ouderkirk for consulting services rendered.

On March 17, 2021, we issued 200,000 shares of our common stock to Agincourt Ventures, LLC, in connection with the purchase of a judgement against FlowPay.

On March 24, 2021, we issued 5,000 shares to American Protections Plan, LLC, in connection with our merchant equity program.

On March 31, 2021, we issued 75,000 shares of our common stock to Jeff Moriarty for legal consulting services rendered.

On March 31, 2021, we issued 20,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On March 31, 2021, we issued 12,000 shares of our common stock to Tyler Clark for consulting services rendered.

On April 13, 2021, we issued 2,051 shares to Mike Bruni, in connection with our merchant equity program.

On May 5, 2021, we issued 24,199 shares to Mark S. Wheeler, in connection with our merchant equity program.

On June 30, 2021, we issued 15,000 shares of our common stock to Zackery I. Ouderkirk for consulting services rendered.

On June 30, 2021, we issued 20,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On May 14, 2021, we issued 71,053 shares of our common stock to Hybrid Financial Ltd for financial advisory services rendered.

On September 30, 2021, we issued 20,000 shares of our common stock to Karen Humphreys for consulting services rendered.

All issuances were exempt from the registration requirements of the Securities Act of 1933 as they did not involve a public offering under Section 4(a)(2) and were issued as restricted securities as defined in Rule 144 of the Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit	Description

1.1	Form of Underwriting Agreement*

3.1	AppTech Corp. Articles of Conversion filed October 25, 2006 (incorporated by reference to Exhibit 3.1 to Form 10-12G/A filed February 14, 2020)

3.2	AppTech Corp. Articles of Incorporation filed October 25, 2006 (incorporated by reference to Exhibit 3.2 to Form 10-12G/A filed February 14, 2020)

3.3	AppTech Corp. Certificate of Designation filed May 09, 2007 (incorporated by reference to Exhibit 3.3 to Form 10-12G/A filed February 14, 2020)

3.4	AppTech Corp. Certificate of Correction filed June 04, 2007 (incorporated by reference to Exhibit 3.4 to Form 10-12G/A filed February 14, 2020)

3.5	AppTech Corp. Certificate of Designation filed June 06, 2007 (incorporated by reference to Exhibit 3.5 to Form 10-12G/A filed February 14, 2020)

3.6	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed November 17, 2008 (incorporated by reference to Exhibit 3.6 to Form 10-12G/A filed February 14, 2020)

3.7	AppTech Corp. Certificate of Amendment filed October 26, 2009 (incorporated by reference to Exhibit 3.7 to Form 10-12G/A filed February 14, 2020)

3.8	AppTech Corp. Certificate of Amendment filed October 27, 2009 (incorporated by reference to Exhibit 3.8 to Form 10-12G/A filed February 14, 2020)

3.9	AppTech Corp. Certificate of Designation filed April 21, 2010 (incorporated by reference to Exhibit 3.9 to Form 10-12G/A filed February 14, 2020)

3.10	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed April 27, 2010 (incorporated by reference to Exhibit 3.10 to Form 10-12G/A filed February 14, 2020)

3.11	AppTech Corp. Certificate of Change filed July 22, 2010 (incorporated by reference to Exhibit 3.11 to Form 10-12G/A filed February 14, 2020)

3.12	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed October 26, 2010 (incorporated by reference to Exhibit 3.12 to Form 10-12G/A filed February 14, 2020)

3.13	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed October 26, 2010 (incorporated by reference to Exhibit 3.13 to Form 10-12G/A filed February 14, 2020)

3.14	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed October 28, 2010 (incorporated by reference to Exhibit 3.14 to Form 10-12G/A filed February 14, 2020)

3.15	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed April 08, 2011 (incorporated by reference to Exhibit 3.15 to Form 10-12G/A filed February 14, 2020)

3.16	AppTech Corp. Certificate of Amendment filed June 06, 2011 (incorporated by reference to Exhibit 3.16 to Form 10-12G/A filed February 14, 2020)

3.17	AppTech Corp. Articles of Domestication filed July 18, 2011 (incorporated by reference to Exhibit 3.17 to Form 10-12G/A filed February 14, 2020)

3.18	AppTech Corp. Bylaws dated May 07, 2013 (incorporated by reference to Exhibit 3.18 to Form 10-12G/A filed February 14, 2020)

3.19	AppTech Corp. Certificate of Domestication filed July 09, 2013 (incorporated by reference to Exhibit 3.19 to Form 10-12G/A filed February 14, 2020)

3.20	AppTech Corp. Articles of Amendment filed October 31, 2013 (incorporated by reference to Exhibit 3.20 to Form 10-12G/A filed February 14, 2020)

3.21	AppTech Corp. Certificate of Incorporation filed July 29, 2015(incorporated by reference to Exhibit 3.21 to Form 10-12G/A filed February 14, 2020)

3.22	Form of Amended and Restated Bylaws*

3.23	Certificate of Incorporation filed with the Secretary of State of Delaware***

4.1	Specimen Stock Certificate of AppTech Corp.’s Common Stock (incorporated by reference to Exhibit 4.1 to Form 10-12G/A filed February 14, 2020)

4.2	Form of Warrant Agent Agreement***

4.3	Form of Warrant (included in Exhibit 4.2)***

5.1	Form of Opinion of Nelson Mullins Riley & Scarborough LLP***

10.1	Asset Purchase Agreement dated December 04, 2013 (incorporated by reference to Exhibit 10.1 to Form 10-12G/A filed February 14, 2020)

10.2	Amendment to Asset Purchase Agreement dated June 22, 2017 (incorporated by reference to Exhibit 10.2 to Form 10-12G/A filed February 14, 2020)

10.3	Lease Agreement dated November 15, 2018 (incorporated by reference to Exhibit 10.3 to Form 10-12G/A filed February 14, 2020)

10.4	Lease & Purchase Option Agreement dated January 22, 2020 (incorporated by reference to Exhibit 10.5 to Form 10-K filed March 30, 2020)

10.5	Subscription License and Service Agreement dated as of October 02, 2020, by and among AppTech Corp. and NEC Payments B.S.C. (c) (incorporated by reference to Exhibit 10.1 to Form 8-K filed October 7, 2020)

10.6	Digital Banking Platform Operating Agreement dated as of October 02, 2020, by and among AppTech Corp. and NEC Payments B.S.C. (c) (incorporated by reference to Exhibit 10.2 to Form 8-K filed October 7, 2020)

10.7	Subscription License Order Form dated as of October 02, 2020, by and among AppTech Corp. and NEC Payments B.S.C. (c) (incorporated by reference to Exhibit 10.3 to Form 8-K filed October 7, 2020)

10.8	Registration Rights Agreement dated as of October 02, 2020, by and among AppTech Corp. and NEC Payments B.S.C. (c) (incorporated by reference to Exhibit 10.4 to Form 8-K filed October 7, 2020)

10.9	Strategic Partnership Agreement dated as of August 21, 2020, by and among AppTech Corp. and Silver Alert Services LLC, doing business as LifeLight Systems (incorporated by reference to Exhibit 10.1 to Form 8-K filed August 26, 2020)

10.10	Amendment No. 1 to the Strategic Partnership Agreement dated as of August 21, 2020, by and among AppTech Corp. and Silver Alert Services LLC, doing business as LifeLight Systems (incorporated by reference to Exhibit 10.11 to Form S-1 filed February 16, 2021)

10.11	Amended and Restated Subscription License and Service Agreement dated as of February 11, 2021, by and among AppTech Corp. and NEC Payments B.S.C. (c).PURSUANT TO REG S-K ITEM 601, CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (incorporated by reference to Exhibit 10.1 to the Form 8-K filed February 18, 2021)

10.12	Amended and Restated Digital Banking Platform Operating Agreement dated as of February 11, 2021, by and among AppTech Corp. and NEC Payments B.S.C. (c). PURSUANT TO REG S-K ITEM 601, CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (incorporated by reference to Exhibit 10.2 to the Form 8-K filed February 18, 2021)

10.13	Amended and Restated Subscription License Order Form dated as of February 11, 2021, by and among AppTech Corp. and NEC Payments B.S.C. (c). PURSUANT TO REG S-K ITEM 601, CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (incorporated by reference to Exhibit 10.3 to the Form 8-K filed February 18, 2021)

10.14	Independent Contractor Agreement, dated as of February 23, 2021 by and among AppTech Corp. and Innovations Realized, LLC. PURSUANT TO REG S-K ITEM 601, CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (incorporated by reference to Exhibit 10.1 to the Form 8-K filed March 01, 2021)

10.15	Amended and Restated Strategic Partnership Agreement dated as of April 27, 2021, by and among AppTech Corp. And Silver Alert Services LLC, doing business as LifeLight Systems (incorporated by reference to Exhibit 10.1 to the Form 8-K filed May 03, 2021)

10.16	Employment Agreement, dated as of April 28, 2021, by and between AppTech Corp. and Luke D’Angelo, Chairman and Chief Executive Officer (incorporated by reference to Exhibit 10.1 to the Form 8-K filed May 5, 2021)

10.17	Nonstatutory Option Agreement, dated as of April 28, 2021, by and between AppTech Corp. and Luke D’Angelo, Chairman and Chief Executive Officer (incorporated by reference to Exhibit 10.2 to the Form 8-K filed May 5, 2021)

10.18	Employment Agreement, dated as of April 28, 2021, by and between AppTech Corp. and Gary Wachs, Director and Chief Financial Officer (incorporated by reference to Exhibit 10.3 to the Form 8-K filed May 5, 2021)

10.19	Employment Agreement, dated as of April 28, 2021, by and between AppTech Corp. and Virgil Llapitan, President and Chief Operating Officer (incorporated by reference to Exhibit 10.4 to the Form 8-K filed May 5, 2021)

10.20	Nonstatutory Option Agreement, dated as of April 28, 2021, by and between AppTech Corp. and Virgil Llapitan, President and Chief Operating Officer (incorporated by reference to Exhibit 10.5 to the Form 8-K filed May 5, 2021)

10.21	Employment Agreement, dated as of December 1, 2021, by and between AppTech Corp. and Benjamin Jenkins, Chief Technology Officer***

10.22	Nonstatutory Option Agreement, dated as of December 1, 2021, by and between AppTech Corp. and Benjamin Jenkins, Chief Technology Officer***

10.23	Form Lock-up Agreement*

10.24	Employment Agreement, dated as of December 15, 2021, by and between AppTech Corp. and Chad Nelley, Chief Operating Officer*

10.25	Nonstatutory Option Agreement, dated as of December 15, 2021, by and between AppTech Corp. and Chad Nelley, Chief Operating Officer*

14.1	AppTech Code of Ethics and Business Conduct (incorporated by reference to Exhibit 4.2 to Form 10-K filed March 30, 2020)

23.1	Consent of dbbmckennon*

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)***

24.1	Power of Attorney***

99.1	Audit Committee Charter (incorporated by reference to Exhibit 4.3 to Form 10-Q filed November 16, 2020)

99.2	Compensation Committee Charter (incorporated by reference to Exhibit 4.3 to Form 10-Q filed November 16, 2020)

99.3	Corporate Governance and Nominating Committee Charter (incorporated by reference to Exhibit 99.3 to Form S-1 filed February 16, 2021)

*	Filed herewith
**	To be filed by amendment
***	Previously filed.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, California, on December 17, 2021

AppTech Payments Corp.

By:	/s/ Luke D’Angelo
Name: Luke D’Angelo
Title: Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

Signature	Title	Date

/s/ Luke D’Angelo	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 17, 2021
Luke D’Angelo

/s/ Gary Wachs	Chief Financial Officer and Director (Principal Financial Officer)	December 17, 2021
Gary Wachs

*	Director	December 17, 2021
William Huff

*	Director	December 17, 2021
Mengyin H. Liang “Roz Huang”

*	Director	December 17, 2021
Michael O’Neal

*	Director	December 17, 2021
Christopher Williams

*	Director	December 17, 2021
Michael Yadgar

*By:	/s/ Luke D’Angelo
Luke D’Angelo
Attorney-in-fact